As filed with the Securities and Exchange Commission on January 28, 1997
                              Registration No. 333-15127

 ------------------------------------------------------------------------------


                                 AMENDMENT NO. 1
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             -----------------------

                                   AZUREL LTD.
                 (Name of small business issuer in its charter)

                             -----------------------

Delaware                             2844                    13-3842844
(State or Other            (Primary Standard Industrial    (I.R.S. Employer
Jurisdiction of                 Classification Code      Identification Number)
Incorporation or                     Number)
Organization)
                          ----------------------------


                               509 Madison Avenue
                            New York, New York 10022
                                 (212) 317-0712
              (Address and telephone number of principal executive
                         offices and principal place of business)

                          ----------------------------


                     Gerard Semhon, Chief Executive Officer
                                   AZUREL LTD.
                               509 Madison Avenue
                            New York, New York 10022
                                 (212) 317-0712
            (Name, address and telephone number of agent for service)

                         ------------------------------

                                   Copies to:
Jay M. Kaplowitz, Esq.                           Jack Becker, Esq.
Gersten, Savage, Kaplowitz, Fredericks        Snow Becker Krauss P.C.
  & Curtin, LLP                                  605 Third Avenue
101 East 52nd Street                     New York, New York 10158-0125
New York, New York 10022                         (212) 687-3860
(212) 752-9700                               (212) 949-7052 (FAX)
(212) 752-9713 (FAX)

                         ------------------------------

         Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act") check the following box. [x]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                         CALCULATION OF REGISTRATION FEE


                                                         Proposed
Title of Each                                             Maximum                Proposed
Class of                                              Offering Price         Maximum Aggregate          Amount of
securities To                 Amount To Be                 Per                   Offering             Registration
Be Registered                 Registered(1)             security(2)              Price(2)                  Fee

Common Stock, $.001
    par value (3)               1,150,000                 $5.00                 $5,750,000              $1,742.42

Redeemable Common
    Stock Purchase
    Warrants (4)                1,150,000                  $.10                  $ 115,000                 $34.85

Common Stock (5)                1,150,000                 $6.00                 $6,900,000              $2,090.91

Underwriter's
    Warrants (6)                  100,000                 $.001                      $ 100                  -- (7)

Common Stock (8)                  100,000                 $5.00                   $500,000                $151.51

Redeemable Common
    Stock Purchase
    Warrants (9)                  100,000                 $.001                       $100                   $.03

Common Stock (10)                 100,000                 $6.00                   $600,000                $181.81

Common Stock (11)               2,034,247                 $5.00                $10,171,235              $3,082.19


Redeemable Common
    Stock Purchase
    Warrants (12)                 555,500                  $.10                    $55,550                 $16.83

TOTAL
REGISTRATION FEE                                                                                        $7,300.55 (13)


(1) Pursuant to Rule 416, the Registration Statement also relates to an indeterminate number of additional shares of Common Stock issuable upon the exercise of Redeemable Warrants pursuant to anti-dilution provisions contained therein, which shares of Common Stock are registered hereunder.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.
(3) Includes 150,000 shares of Common Stock subject to the Underwriter's over-allotment option.
(4) Includes 150,000 Redeemable Common Stock Purchase Warrants subject to the Underwriter's over-allotment option.
(5) Issuable upon exercise of the Redeemable Common Stock Purchase Warrants. Includes shares of Common Stock issuable upon exercise of the Underwriter's over-allotment option.
(6) To be issued to the Underwriter, entitling the Underwriter to purchase up to 100,000 Shares of Common Stock and/or 100,000 Redeemable Common Stock Purchase Warrants.
(7)  No fee due pursuant to Rule 457(g).
(8)  Issuable upon the exercise of the Underwriter's Warrants.
(9)  Issuable upon exercise of the Underwriter's Warrants.
(10) Issuable upon the exercise of the Redeemable Common Stock Purchase Warrants included in the Underwriter's Warrants.


(11) Includes (i) 1,478,747 shares of Common Stock owned by Selling Securityholders; and (ii) 555,500 shares of Common Stock underlying Redeemable Common Stock Purchase Warrants owned by Selling
     Securityholders.
(12) Consists of Redeemable Common Stock Purchase Warrants registered on behalf of Selling Securityholders.
(13) Of such sum, $7,042.05 was paid upon filing of the original Registration Statement.


[/FN]

                                EXPLANATORY NOTE


         This Registration Statement contains two forms of prospectus: (i) one to be used in connection with an offering by the Company of shares of Common Stock and Redeemable Common Stock Purchase Warrants (the "Prospectus") and (ii) one to be used in connection with the sale of shares of Common Stock, Redeemable Common Stock Purchase Warrants and the exercise of such warrants by certain selling securityholders (the "Selling Securityholder Prospectus"). The Prospectus and the Selling Securityholder Prospectus will be identical in all respects except for the alternate pages for the Selling Securityholder Prospectus included herein which are each labeled "Alternate Page for Selling Securityholder Prospectus."

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such state.



                                     PRELIMINARY PROSPECTUS DATED _____, 1997
                                     SUBJECT TO COMPLETION


                                   AZUREL LTD.


                1,000,000 Shares of Common Stock, $.001 par value
               1,000,000 Redeemable Common Stock Purchase Warrants

         Azurel Ltd. (the "Company") hereby offers 1,000,000 shares of common stock, par value $.001 per share (the "Common Stock"), and 1,000,000 redeemable common stock purchase warrants (the "Redeemable Warrants" and together with the Common Stock, the "Securities") to the general public (hereinafter referred to as the "Offering"). The Securities must be purchased on the basis of one Redeemable Warrant for each share of Common Stock purchased and will be separately transferable immediately upon issuance. Each Redeemable Warrant expires on ________, 2001, five years after the date of this Prospectus (the "Expiration Date") and entitles the holder thereof, commencing one year from the date of this Prospectus, to purchase one share of Common Stock at an exercise price of $______ [120% of initial public offering price of Common Stock] (the "Exercise Price"), subject to adjustment in certain events. The Redeemable Warrants are redeemable by the Company, at a price of $.10 per Redeemable Warrant, at any time commencing one year after the date of this Prospectus and prior to the Expiration Date, on 30 days prior written notice to the registered holders of the Redeemable Warrants (the "Warrantholders"), provided that the closing bid price per share of the Common Stock, if traded on the National Association of Securities Dealers Automated Quotation System SmallCap Market ("NASDAQ"), or the last sales price per share if listed on a national exchange, exceeds 150% of the Exercise Price for a period not less than 20 trading days in any 30 day trading period ending not more than 15 days prior to the date of any redemption notice. The Redeemable Warrants shall be exercisable until the close of the business day preceding the date fixed for redemption. See "Underwriting" and "Description of Securities-Redeemable Warrants."

         Prior to this Offering, no public market for the Securities has existed, and no assurance can be given that any market for such Securities will develop on completion of the Offering, or if developed, be sustained. The offering price for the shares of Common Stock and Redeemable Warrants, and the Exercise Price of the Redeemable Warrants, have been determined by negotiations between the Company and Network 1 Financial Securities, Inc., the underwriter of this Offering (the "Underwriter"), and are not necessarily related to the Company's asset value, earnings, net worth or any established criteria of value. The anticipated offering price of the Common Stock and Redeemable Warrants is expected to be between $4.00 and $5.00 and $.10, respectively. The Company has applied to NASDAQ for inclusion of the Securities for trading on the Small Cap Market. The proposed trading symbols for the Common Stock and Redeemable Warrants are AZUR and AZURW, respectively. No assurances can be given that listing of these Securities will be approved by NASDAQ, or if approved, that the Company will continue to qualify for listing. See "Underwriting."

         Concurrently with this Offering, the Company is registering 1,478,747 shares of Common Stock (the "Selling Securityholders' Shares"), 555,500 Warrants (the "Selling Securityholders' Warrants") and 555,500 shares underlying the Selling Securityholders' Warrants (the "Selling Securityholders' Warrant Shares"), at its expense, on behalf of certain of its securityholders (the "Selling Securityholders"). The Selling Securityholders' Shares, the Selling Securityholders' Warrants and the Selling Securityholders' Warrant Shares (the "Concurrent Offering") are not part of this underwritten Offering and are the subject of "lock-up" agreements for a period ranging from three months to two years following the completion of the Offering. The Company will not receive any of the proceeds from the sale of the Selling Securityholders' Shares, the Selling Securityholders' Warrants, or the Selling Securityholders' Warrant Shares, but will receive proceeds from the exercise of the Selling Securityholders' Warrants. See "Concurrent Registration of Securities" and "Underwriting."

         THESE SECURITIES ARE SPECULATIVE SECURITIES INVOLVING A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION AND SHOULD BE
PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE
INVESTMENT IN THE COMPANY.  PURCHASERS SHOULD CAREFULLY
CONSIDER THE MATTERS DISCUSSED UNDER "RISK FACTORS" AND

"DILUTION" COMMENCING ON PAGES 15 AND 27, RESPECTIVELY, OF THIS PROSPECTUS.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                                             Underwriting
                                                             Discounts and
                                                              Commissions          Proceeds to Company
                                   Price to Public            (1) and (3)              (2) and (3)
                                   ---------------            -----------              -----------
Per Share...                            -----                    -----                     -----
Per Redeemable Warrant                  -----                    -----                     -----
Total (3)                               -----                    -----                     -----



----------------

(1) Does not include additional compensation to the Underwriter consisting of (i) a non-accountable expense allowance of 3%, or $153,000 ($175,950 if the Over-Allotment Option (as hereinafter defined) is exercised in full); (ii) a 24-month financial advisory and investment banking agreement providing for an aggregate payment of $48,000, payable in full at the closing of the Offering ("Closing"); and (iii) warrants (the "Underwriter's Warrants") exercisable for a period of four years commencing one year from the date of this Prospectus to purchase an aggregate of 100,000 shares of Common Stock and/or 100,000 Redeemable Warrants at a price of $____ per share and $___ per Redeemable Warrant [150% of initial public offering price of Common Stock and Redeemable Warrants]. In addition, the Company has agreed to pay to the Underwriter a warrant solicitation fee of 5% under certain circumstances and to indemnify the Underwriter against certain liabilities, including those arising under the Securities Act of 1933, as amended (the "Securities Act"). See "Underwriting."

(2) After deducting discounts and commissions payable to the Underwriter, but before payment the Underwriter's non-accountable expense allowance or other expenses of this Offering (estimated at $350,000) payable by the Company. See "Underwriting."

(3) The Company has granted the Underwriter an option, exercisable within 30 calendar days after the Closing to purchase up to 150,000 additional shares of Common Stock and/or 150,000 Redeemable Warrants upon the same terms and conditions set forth above, solely for the purpose of covering over-allotments, if any (the "Over-Allotment Option"). If the Over-Allotment Option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions and Proceeds to Company would be $_________, $________ and $_________, respectively.
[/FN]

         The Securities are being offered by the Underwriter on a "firm commitment" basis, subject to prior receipt and acceptance, the approval of certain legal matters by counsel and prior sale, if and when issued. The Underwriter reserves the right to withdraw, cancel or modify the Offering and to reject any order in whole or in part. Delivery of the certificates representing the Securities is expected to be made against payment therefor at the offices of the Underwriter, The Galleria, Building 2, 2 Bridge Avenue, Red Bank, New Jersey 07701 on or about ___________, 1997.


                      NETWORK 1 FINANCIAL SECURITIES, INC.

                  The date of this Prospectus is     , 1997

                              [MARKETING DISPLAY]














         IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK AND/OR THE REDEEMABLE WARRANTS AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

         A SIGNIFICANT AMOUNT OF THE SECURITIES IN THIS OFFERING MAY BE SOLD TO CUSTOMERS OF THE UNDERWRITER WHICH MAY AFFECT THE MARKET FOR AND LIQUIDITY OF THE COMPANY'S SECURITIES IN THE EVENT THAT ADDITIONAL BROKER-DEALERS DO NOT MAKE A MARKET IN THE COMPANY'S SECURITIES, OF WHICH THERE CAN BE NO ASSURANCE. SUCH CUSTOMERS SUBSEQUENTLY MAY ENGAGE IN TRANSACTIONS FOR THE SALE OR PURCHASE OF THE SECURITIES THROUGH AND/OR WITH THE UNDERWRITER.

         ALTHOUGH IT HAS NO OBLIGATION TO DO SO, THE UNDERWRITER MAY FROM TIME TO TIME ACT AS A MARKET MAKER AND OTHERWISE EFFECT TRANSACTIONS IN THE COMPANY'S SECURITIES. THE UNDERWRITER, IF IT PARTICIPATES IN THE MARKET, MAY BECOME A DOMINATING INFLUENCE IN THE MARKET FOR THE SECURITIES. HOWEVER, THERE IS NO ASSURANCE THAT THE UNDERWRITER WILL OR WILL NOT CONTINUE TO BE A DOMINATING INFLUENCE. THE PRICES AND LIQUIDITY OF THE SECURITIES OFFERED HEREUNDER MAY BE SIGNIFICANTLY AFFECTED BY THE DEGREE, IF ANY, OF THE UNDERWRITER'S PARTICIPATION IN SUCH MARKET. THE UNDERWRITER MAY DISCONTINUE SUCH ACTIVITIES AT ANY TIME OR FROM TIME TO TIME. SEE "RISK FACTORS - NO ASSURANCE OF PUBLIC MARKET; VOLATILITY OF STOCK PRICE."

         THE COMPANY INTENDS TO FURNISH TO ITS STOCKHOLDERS ANNUAL REPORTS CONTAINING AUDITED FINANCIAL STATEMENTS EXAMINED BY ITS INDEPENDENT AUDITORS. IN ADDITION, THE COMPANY MAY FURNISH TO ITS STOCKHOLDERS QUARTERLY OR SEMI-ANNUAL REPORTS CONTAINING UNAUDITED FINANCIAL INFORMATION AND SUCH OTHER INTERIM REPORTS AS THE COMPANY MAY DETERMINE.

                               PROSPECTUS SUMMARY

         The following summary does not purport to be complete and is qualified in its entirety, and should be read in conjunction with the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. As used in this Prospectus, except as otherwise indicated or the context otherwise requires, the "Company" or "Azurel" refers to Azurel Ltd., a Delaware corporation, and its wholly-owned subsidiaries, Private Label Cosmetics, Inc., a New Jersey corporation ("Private Label"), P.L.C. Specialties Inc., a New Jersey corporation ("PLC"), Fashion Laboratories, Inc., a Delaware corporation ("Fashion Labs"), International Cosmetic Group, Inc., a New Jersey corporation ("International"), and Scent 123, Inc., a Delaware corporation ("Scent 123"). This discussion contains forward-looking statements that involve risks and uncertainties. The Company's actual results may differ materially from the results discussed in the forward-looking statements.
Factors that might cause such a difference include those discussed in "Risk Factors."



                                   THE COMPANY

         Azurel Ltd. (the "Company" or "Azurel"), directly and through wholly-owned subsidiaries, manufactures, markets and sells cosmetics, fragrances and skin care products. Through four wholly-owned subsidiaries comprising its Private Label Group, acquired by the Company in August 1996, the Company operates a manufacturing and filling facility which sells cosmetics principally to major cosmetic companies for sale by each customer under the customer's own brand name. In addition, in order to take advantage of the Company's manufacturing capabilities and product development expertise, the Company currently is developing cosmetic, skin care and fragrance lines which it intends to market under brand names created internally or owned by others and licensed to the Company. These products are sometimes referred to as "Branded Products." To date the Company has developed only one line of Branded Products internally and has obtained only one license to sell a product line using a brand name owned by a third party. In addition, the Company intends, through its Scent 123 subsidiary which acquired the assets of Scent Overnight, Inc. ("Scent Overnight") in October 1996, to sell well-recognized men's cologne and women's fragrances directly to the consumer by overnight delivery through toll-free telephone numbers. These products are sometimes referred to as "Distributed Fragrances." The Company, however, has not yet secured any sources of supply for the Distributed Fragrances.

         Virtually all of the Company's present business is conducted through the Private Label Group which manufactures, fills and packages a broad range of cosmetics, including lipsticks, powders, eye shadows and eye liners. Although the Private Label Group was recently acquired by the Company, the Private
Label Group has been in business for more than 49 years, and the Private Label Group's management is remaining with the Company. See "Management," "Certain Transactions" and "Business - Products and Services."

         The Company's manufacturing plant (the "Facility") includes a laboratory which develops cosmetic products formulae for customers according to their specific requirements. The laboratory also develops and maintains a library of cosmetic product formulae for use by customers who have not developed their own formulae for a specific product. See "Business - Products and Services."

         Development of the Company's first Branded Product, an original unisex fragrance and related grooming products under the Sports Extreme USA(TM) trade name, commenced in January 1996 and was completed in September 1996, at which time marketing of the line commenced. Presently, the Sports Extreme USA(TM) line consists of a unisex fragrance, bath and shower gel, muscle and body relaxer and face moisturizer containing sunscreen and alphahydroxy fruit acids. The marketing of the Sports Extreme USA(TM) line will feature "extreme" sports such as ice climbing, bungee jumping, sky surfing and mountain biking. The Company anticipates retail sales of this line to commence in the spring of 1997. See "Business - Products and Services."

         In June 1996, the Company began developing cosmetics, fragrances and related products for sale under the Members Only trade name in the United States and certain other countries pursuant to a license agreement with the owner of the Members Only trade name. The Members Only trade name is presently used on clothing and a wide variety of other goods and has been marketed in the United States. The Company anticipates that development of the line will be completed in the first quarter of 1997 and that retail sales of the Members Only line will commence by the fall of 1997. See "Business - Products and Services."

         The Company expects that it will sell Branded Products directly to retail outlets in the United States, and to international distribution companies. To date, no sales of Branded Products have been made. The Company is having discussions with distributors relating to distribution of the Company's Branded Products in France and the Middle East. The Company has had discussions with other potential foreign distributors, but no orders have yet been received. The Company expects that its relationship with foreign distributors will be exclusive for a particular area but will not require the distributor to purchase any minimum quantity of products. See "Business - Products and Services."

          As a complement to its marketing of Branded Products, the Company, through its Scent 123 subsidiary, intends to sell Distributed Fragrances directly to the consumer, initially by overnight delivery, through toll-free telephone numbers. The Company has commenced locating sources of supply, developing concepts, logos, designs and advertising campaigns, and engaging in other activities preliminary to the commencement of the sale of Distributed Fragrances. The Company expects to begin test marketing of the Distributed Fragrances in the fourth quarter of 1997 and, if successful, to begin national marketing in February or March 1998. See "Business - Products and Services" and "Certain Transactions."

         The Company was incorporated in Delaware on June 26, 1995, Private Label was incorporated in New Jersey on July 5, 1967, PLC was incorporated in New Jersey on July 5, 1967, Fashion Labs was incorporated in Delaware on May 1, 1978, International was incorporated in New Jersey on May 30, 1979 and Scent 123 was incorporated in Delaware on September 6, 1996. The Company's offices are located at 509 Madison Avenue, New York, New York, 10022, and its telephone number is (212) 317-0712.

                                  THE OFFERING



Securities Offered by the Company (1)     1,000,000 shares of Common Stock and
                                          1,000,000 Redeemable Warrants

Offering Price                            Common Stock - $_______ per share
                                          Redeemable Warrants - $_______ per warrant

Common Stock Outstanding Before           3,878,747
the Offering (2)

Common Stock Outstanding After the        5,058,747
Offering (2)(3)

Redeemable Warrants Outstanding           1,000,000
After the Offering (4)

Terms of the Redeemable Warrants          Each Redeemable Warrant is exercisabl
                                          from one year after the date of this
                                          Prospectus to five years after the
                                          date of this Prospectus and entitles
                                          the holder thereof to purchase one
                                          share of Common Stock at an exercise
                                          price of $___, [120% of the initial
                                          public offering price per share of
                                          Common Stock] subject to adjustment in
                                          certain circumstances (the "Exercise
                                          Price"). The Redeemable Warrants are
                                          redeemable by the Company, in whole or
                                          in part, at any time commencing
                                          one year after the date of this
                                          Prospectus, at a price of $.10 per
                                          Redeemable Warrant, provided that
                                          the closing bid price of the Common
                                          Stock on NASDAQ exceeds 150% of the
                                          Exercise Price for a period not less
                                          than 20 trading days in any 30 trading
                                          day period ending not more than 15
                                          days prior to the day on which the
                                          Company gives notice of redemption.
                                          See "Description of Securities-
                                          Redeemable Warrants."




                                        6





Use of Proceeds                           The Company intends to use the net
                                          proceeds of this Offering for
                                          repayment of indebtedness incurred in
                                          connection with acquisitions and
                                          bridge financings, including an
                                          aggregate of approximately $892,000
                                          to related parties, marketing, to
                                          purchase inventory and equipment, to
                                          pay accrued expenses, including an
                                          aggregate of approximately $190,500
                                          to related parties, and for working
                                          capital.  See "Use of Proceeds."

Risk Factors                              The Securities involve a high degree
                                          of risk and immediate substantial
                                          dilution and should not be purchased
                                          by investors who cannot afford to
                                          lose their entire investment.
                                          Prospective investors should consider
                                          carefully the factors set forth under
                                          "Risk Factors" and "Dilution."

Proposed NASDAQ                           Common Stock - AZUR
Symbols(5)                                Redeemable Warrants - AZURW



(1) Does not include (i) 1,478,747 shares of Common Stock and 555,500 shares of Common Stock issuable upon exercise of Redeemable Warrants being offered concurrently with this Offering by the Selling Securityholders pursuant to the Selling Securityholders' Prospectus and (ii) up to an additional 150,000 shares of Common Stock and 150,000 Redeemable Warrants issuable upon exercise of the Underwriter's Over-Allotment Option. See "Concurrent Registration of Securities."

(2) Does not include (i) up to 750,000 shares of Common Stock reserved for issuance pursuant to stock options which may be granted pursuant to the Company's 1997 Stock Option Plan, (ii) 270,000 shares of Common Stock reserved for issuance pursuant to options and warrants issued in connection with financing and consulting agreements or (iii) 555,500 shares of Common Stock reserved for issuance pursuant to Redeemable Warrants being offered concurrently with this Offering by the Selling Securityholders pursuant to the Selling Securityholders' Prospectus. See "Management - Stock Option Plan," "Certain Transactions" and "Concurrent Registration of Securities."

(3) Does not include (i) up to an additional 150,000 shares of Common Stock and 150,000 Redeemable Warrants issuable upon exercise of the Underwriter's Over-Allotment Option; (ii) 150,000 shares of Common Stock issuable upon exercise of the Redeemable Warrants included in the Underwriter's Over-Allotment Option; (iii) 1,000,000 shares of Common Stock reserved for issuance upon the exercise of the Redeemable Warrants; (iv) up to 100,000 shares of Common Stock issuable upon exercise of the Underwriter's Warrants or (v) up to 100,000 shares of Common Stock issuable upon exercise of the Redeemable Warrants included in the Underwriter's Warrants. Includes (i) 1,000,000 shares of Common Stock offered hereby and (ii) 180,000 shares of Common Stock issuable upon the closing of



                                       7




     this Offering in connection with the acquisition of the companies comprising the Private Label Group. See "Description of Securities," "Underwriting" and "Certain Transactions."

(4) Does not include (i) 150,000 Redeemable Warrants issuable upon exercise of the Underwriter's Over-Allotment Option, (ii) 100,000 Redeemable Warrants issuable upon exercise of the Underwriter's Warrants or (iii) 555,500 Redeemable Warrants being offered concurrently with this Offering by the Selling Securityholders pursuant to a Selling Securityholders' Prospectus. See "Underwriting" and "Concurrent Registration of Securities."

(5) The proposed trading symbols do not imply that an active trading market will develop for the Common Stock or Redeemable Warrants upon the completion of this Offering or be sustained thereafter, or that the Company's Securities will be approved for listing on NASDAQ or will continue to be listed, if approved. See "Risk Factors."
[/FN]



                      SUMMARY OF FINANCIAL INFORMATION

        The following sets forth summary financial information regarding Azurel and the four companies comprising the Private Label Group. The pro forma summary financial information includes adjustments to reflect the acquisition of Scent Overnight.

                                     AZUREL

        The summary financial information as of December 31, 1995, September 30, 1996 and 1995 and for the period June 26, 1995 (inception) to December 31, 1995 and the nine months ended September 30, 1996 and the period June 26, 1995 (inception) to September 30, 1995, has been abstracted from the financial statements of the Company included elsewhere herein (audited, with the exception of the nine months ended September 30, 1996 and the period June 26, 1995 (inception) to September 30, 1995, and all of the pro forma information).


                                      Historical                                     Pro forma (1)
                      -------------------------------------------    ----------------------------------------------
                      For the Period
                        June 26,                      For the Period For the Period                   For the Period
                         1995                         June 26, 1995  June 26, 1995                    June 26, 1995
                      (inception)     Nine Months     (inception)    (inception)      Nine Months      (inception)
                        through          ended          through        through          ended           through
                      December 31,     September       September     December 31,    September 30,    September 30,
                         1995         30, 1996 (2)     30, 1995          1995            1996             1995
                      -----------     -----------     -----------    ------------    -------------    -------------




                                          (Dollars and outstanding shares in thousands, except per share data)
Statement of Operation Data:

   Net Sales............ $  -        $   968           $   -           $   8,413      $   7,678          $ 6,285
   Cost of goods sold...    -            765               -               6,628          6,065            4,965
   Net Income (Loss)....  (288)         (995)            (127)            (1,175)        (1,373)            (639)
   Net Income (Loss)
   per share............ (0.12)        (0.27)           (0.05)             (0.48)         (0.37)           (0.27)
   Number of Shares
   used in
   Computation.......... 2,450         3,669            2,381              2,450          3,669            2,381
Balance Sheet Data:
   Current Assets.......   276       $ 3,164                                         $    5,842
   Total Assets.........   351         7,253                                             10,648
   Current Liabilities..   403         2,990                                              1,815
   Long term debt.......   396         3,597                                              3,497
   Stockholders'
   Equity(Deficiency)     (448)          665                                              5,335
   Working Capital
      (Deficit)           (127)          174                                              4,027
   Accumulated Deficit    (513)       (1,509)                                            (1,901)



(1) See "Notes To Unaudited Pro Forma Financial Statements" for description of pro forma adjustments.

(2) Includes the results of operations of the Private Label Group for the period August 22, 1996 to September 30, 1996.


                               PRIVATE LABEL GROUP

        The summary financial information as of December 31, 1995 and September 30, 1996 and for the years ended December 31, 1995 and 1994 and the nine months ended September 30, 1996 and 1995, has been abstracted from the financial statements of the Private Label Group included elsewhere herein (audited, with the exception of the nine months ended September 30, 1996 and 1995).



                                                               Historical
                                  ---------------------------------------------------------------------
                                      Years ended December 31,          Nine months ended September 30,
                                  ---------------------------------     -------------------------------

                                     1995              1994              1996 (3)         1995
                               ---------------    --------------     -------------    --------------
                                                       (Dollars in thousands)
Statement of Operation Data:

   Net Sales....................   $   8,413          $   9,745        $   7,678        $   6,285
   Cost of goods sold...........       6,628              7,650            6,065            4,965
   Net Income (Loss)............        (516)              (290)             (76)            (248)
Balance Sheet Data:
   Current Assets...............   $   2,598                           $   2,988
   Total Assets.................       3,157                               3,785
   Current Liabilities..........       2,519                               2,672
   Long term debt...............       1,566                               2,116
   Stockholders' Equity (Deficiency).   (927)                             (1,003)

(3) These financial statements only reflect the results of operations of the Private Label Group and do not include transactions related to the acquisition of the Private Label Group by Azurel.

                                  RISK FACTORS

         THE SECURITIES OFFERED HEREBY ARE HIGHLY SPECULATIVE AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT IN THE COMPANY. EACH PROSPECTIVE INVESTOR SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, AS WELL AS ALL OTHER INFORMATION SET FORTH ELSEWHERE IN THIS PROSPECTUS.


         Lack of History Upon Which to Evaluate the Company. Although the Company was organized in June 1995, it only recently (i) has commenced marketing certain of its proposed products, (ii) acquired the companies comprising its Private Label Group and (iii) acquired certain assets related to the Scent 123's operations. The financial statements of the Private Label Group for the years ended December 31, 1995 and 1994 and for the nine months ended September 30, 1996 and 1995 (unaudited) included elsewhere in this Prospectus reflect the results of operations under prior management and not under the management of the Company. Therefore, the financial statements cannot be used by prospective investors to evaluate the ability of the Company's management to operate the Company's business. Accordingly, the Company's prospects must be considered in light of the risks, expenses, problems and difficulties frequently encountered in the establishment of a new business in an industry characterized by intense competition and changing consumer preferences, as well as in the commercialization and marketing of new products. See "Business" and the financial statements and related notes thereto included elsewhere in this Prospectus.

         Dependence Upon Integration of Acquired Operations; History of Losses; No Assurance of Profitability. The business of the Private Label Group, acquired in August 1996, currently represents 100% of the Company's revenues and approximately 91% of the Company's tangible assets. The success of the Company substantially depends upon the successful integration of the Private Label
Group into the Company's operations. Moreover, while the Private Label Group has been in business for more than 49 years, and its current management is remaining with the Company, it has operated at a loss for the years ended December 31, 1995 and 1994, and the Company anticipates losses for the year ended December 31, 1996. As at September 30, 1996, the Company had an accumulated deficit (unaudited) of $1,508,529. There can be no assurance that the Company will be able to integrate successfully the business of the Private Label Group into the Company, or operate the remainder of the Company's business profitably. See "Business - The Company" and the financial statements and the related notes thereto included elsewhere in this Prospectus.

         Going Concern Qualification in Certified Public Accountant's Report. Both Azurel and the Private Label Group incurred significant net losses for each of the fiscal periods included in this Prospectus. In addition, the Company, as of September 30, 1996, had a deficit in stockholders equity of $1,002,965. In connection with the audit of Azurel's and Private Label Group's respective financial statements as of December 31, 1995, the Company has received a report from its independent certified public accountants, Feldman Radin & Co., P.C., which includes a going concern qualification in its opinion. See

"Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and the related notes thereto included elsewhere in this Prospectus.

         Possible Need for Additional Financing. The Company expects that cash flow from operations, together with the net proceeds of this Offering, will fund its cash requirements for at least 12 months following the consummation of the Offering. However, additional financing may be required in the event that the Company incurs operating losses in the future or operations do not generate sufficient funds. Because there can be no assurance that adequate additional financing will be available on terms acceptable to the Company, if at all, the Company may be forced to limit or discontinue its existing or planned operations. Any future financings that involve the sale of the Company's equity securities may result in dilution to the then current stockholders. See "Use of Proceeds."

         Possible Inability to Meet Substantial Debt Service. The principal amount of the Company's indebtedness as of September 30, 1996 is approximately $4,788,000. Consequently, a significant portion of the Company's cash flow will be used to pay the principal and interest on such indebtedness. It is unlikely that the Company can meet its debt service and other cash requirements if the Private Label Group's operations are not profitable, in which case the Company may require alternative financing. There can be no assurance that alternative financing will be available to the Company on acceptable terms, if at all. See "Certain Transactions."

         Secured Loans - Existence of Liens on All of Private Label Group's Assets and Stock Pledge. All of the Private Label Group's assets have been pledged to a financing institution to secure certain indebtedness relating to a financing agreement. The agreement provides for cross corporate guarantees among the members of the Private Label Group and by the Company. In the event that the Private Label Group defaults on payment of its obligations, including the making of required payments of principal and interest, the Private Label Group's indebtedness could be accelerated and, in certain cases, the Private Label Group's assets could be subject to foreclosure. Moreover, to the extent that the Private Label Group's assets continue to be pledged to secure outstanding indebtedness, such assets will remain unavailable to secure additional debt financing. Such unavailability may adversely affect the Company's ability to borrow in the future. In addition, all of the outstanding capital stock of the entities comprising the Private Label Group has been pledged to Michael J. Assante, an affiliate of the Company, to secure indebtedness related to the acquisition of the Private Label Group. In the event that the Company defaults on payment of its obligations, the pledged capital stock could be foreclosed, in which case the Company could lose its ownership of the Private Label Group which would have a material adverse effect on the Company. See "Certain Transactions."

         Proceeds to Repay Indebtedness; Benefit to Related Parties. The Company will use a portion of the proceeds of the Offering to repay (i) the installments of principal and interest (estimated at $448,000) due under a purchase money promissory note payable to Michael J. Assante, the president of the Private Label Group, (ii) principal and interest (estimated at $230,000) due under a purchase money promissory note given as part of the purchase price for the assets of Scent Overnight, a company of which Gerard Semhon, the Company's Chief Executive Officer and Chairman of the Board, is a principal stockholder and
(iii) approximately $275,000 of accrued expenses, which includes accrued consulting fees totalling approximately $190,500 as of September 30, 1996, for consulting services rendered by Gerard Semhon, Constantine Bezas, Truitt Bell and Van Christakos, all officers and directors of the Company, in the amounts of approximately $57,000, $44,000, $53,500 and $36,000, respectively. See "Use of Proceeds" and "Certain Transactions."

         Dependence Upon Key Customers. Approximately 21% and 14% of Private Label Group's revenues for the year ended December 31, 1995 were derived from two major customers. For the year ended December 31, 1994, approximately 17% and 12% of Private Label Group's revenues were derived from the same two major customers. For these periods, revenues of the Private Label Group represent all of the Company's revenues. For the nine months ended September 30, 1995 and 1996, these two major customers accounted for 37.1% and 34.5%, respectively, of the Company's revenue. There can be no assurance that these customers will maintain their volume of business with Private Label Group. A loss of the sales to either of both of these customers could have a material adverse effect on the Company's results of operations. See "Business" and the financial statements and the related notes thereto included elsewhere in this Prospectus.

         Sales to Affiliates. Michael J. Assante, President of Private Label Group, is the sole officer, director and shareholder of The Contemporary Cosmetic Group, Inc. ("Contemporary"), a company that leases space at the Facility from the Company. Mr. Assante is also a principal shareholder of Rubigo Cosmetics, Inc.("Rubigo"). Both Contemporary and Rubigo are customers of Private Label Group and individually comprise less than 5% of Private Label Group's revenues. In addition, Contemporary subleases approximately 10,000 square feet at the Facility from the Company on a month-to-month basis for approximately $6,500 per month. The Company believes that transactions between the Company and each of Contemporary and Rubigo are on terms no less favorable than transactions involving unaffiliated third parties. The Company does not believe that the loss of Contemporary and/or Rubigo as customers would have a material adverse effect on its business. See "Certain Transactions."

         Uncertainty of Market Acceptance of Branded Products; Dependence on Marketing Efforts. The Company has not yet commenced significant marketing activities for its Branded Products and has limited financial, personnel and other resources to undertake marketing such activities. Moreover, the market for fragrances, cosmetics and beauty products is sensitive to changing consumer preferences and demand. Achieving successful market acceptance for Branded Products will require substantial marketing efforts and expenditure of significant funds to create consumer awareness and demand. Considering the Company's limited financial resources, it will not be able to utilize various promotional techniques used by competitors but will be able only to engage in limited promotional and marketing efforts. There can be no assurance that the Company will have sufficient funds or other resources to achieve successful market acceptance of its Branded Products or make sufficient sales to achieve profitability. See "Business - Products and Services."


         Dependence Upon License Agreements for Branded Products. The Company's ability to develop cosmetic, skin care and fragrance lines for other companies under brand names licensed to the Company is dependent upon the Company's ability to obtain new licenses and retain its existing license of the Members Only trade name. The Company's current license of the Members Only trade name (the "License") expires on September 30, 2001. The Company has a right to renew for an additional five year term subject to certain conditions, including the requirement that the Company achieve certain minimum sales of the Members Only fragrances, grooming products and cosmetics. Under the License, the Company is obligated to pay minimum annual royalties which begin at $100,000 for the period ending September 30, 1997 and increase to $375,000 for the last year of the initial term. In addition, the Company's manufacture, sale and promotion of Members Only fragrances, grooming products and cosmetics is subject to the prior review and approval of such products by the owner of the trade name, which approval is not to be unreasonably withheld. Such approval has been obtained for the Members Only products now being developed. The failure to obtain prior approval of future additions to the product line on a timely basis could have a material adverse effect on the Company's ability to sell Members Only fragrances, grooming products and cosmetics. In addition, there can be no assurance that the Company will have the ability to satisfy all of its obligations under the Members Only license agreement, that such license agreement will be renewed or result in profitable operations or that the Company will be able to obtain additional license agreements on favorable terms, if at all. The failure to retain the Members Only license agreement or to obtain new license agreements could have a material adverse effect on the Company's business related to the Branded Products. See "Business - Products and Services."

         Marketing Uncertainties Related to Distributed Fragrances. The Company's ability to market the Distributed Fragrances will depend upon various factors, many of which are not within the control of the Company. These factors include, but are not limited to, (i) consumer acceptance of the Company's marketing concept for the Distributed Fragrances, (ii) the economic climate,
(iii) government regulations concerning the shipment of fragrances, (iv) the availability of sources of supply of the fragrances and (v) the successful performance of the Company's advertising and fulfillment firms engaged to assist the Company in selling the Distributed Fragrances. See "Business - Products and Services."

         Dependence Upon Obtaining Sources of Supply for Distributed Fragrances. The Company's success in selling the Distributed Fragrances depends upon obtaining an adequate supply of fragrances in order to maintain an appropriate inventory, and to ensure that such inventory is readily available to its customers. The Company does not expect to enter into supply agreements with fragrance manufacturers; but rather, it expects to purchase fragrances from manufacturers and others on an "as-needed" basis. There can be no assurance that the Company will be able to acquire such inventory, in which case the Company's expansion into this market would be adversely affected. See "Business - Products and Services."


         Vulnerability to Economic Conditions. The Company's future operating results are dependent upon the economic environments in which it operates. Demand for the Company's products could be adversely affected by economic conditions affecting consumer confidence and discretionary spending generally. The Company expects the demand for its products (and consequently its results of operations) to continue to be sensitive to economic conditions and other factors beyond its control.

         Competition. All aspects of the cosmetic, fragrance and skin care industry are subject to intense competition throughout the world. In all aspects of its business, the Company will compete with numerous companies, many of which are better known in the industry and have established channels of distribution and substantially all of which have greater financial and other resources than the Company. These competitors include Estee Lauder, Revlon, Avon and Maybelline.

         In selling the Branded Products, the Company will compete against numerous companies, many of which have international reputations and broad distribution channels in place. To date, the Company has (i) developed only one line of Branded Products using a trade name developed by it, (ii) not sold any Branded Products and (iii) entered into only one formal agreement with a third party regarding the marketing of cosmetics and fragrances under a brand name owned by such third party. There can be no assurance that the Company will successfully develop or market any Branded Product.

         In the sale of Distributed Fragrances, the Company will compete directly with other direct marketers of such products, including catalogues, television shopping stations, companies in the flower and gift by wire businesses and, to a lesser degree, with retail stores. The Company expects that its major means of competition will be its convenience and overnight order fulfillment. The Company's method of selling the Distributed Fragrances is not proprietary in nature and may be replicated by others. In addition, the Company's possible lack of exclusivity with suppliers may allow such suppliers or other third parties to engage in the direct marketing of fragrance brands including, but not limited to, the fragrance brands offered by the Company. There can be no assurance that the Company will be successful in selling the Distributed Fragrances. See "Business - Competition."

         Government Regulation. The Company's manufacturing activities and the Facility are subject to extensive and rigorous governmental regulation concerning the protection of the environment and the quality of manufacturing. Federal, state and local regulatory agencies actively enforce these regulations and conduct periodic inspections to determine compliance with such government regulations. The Food and Drug Administration (the "FDA") enforces regulations regarding the quality of manufacturing ("Good Manufacturing Practices" or "GMP") through periodic surveillances and audits. Failure to comply with applicable regulatory requirements may result in fines, suspension of approvals, cessation of distribution, product recalls and criminal prosecution, any of which would have a material adverse effect on the Company. Changes in existing regulations, the interpretation thereof, or adoption of new regulations could impose costly new procedures for compliance, or prevent the Company from obtaining, or affect the timing of, additional regulatory approvals.


         The Federal Trade Commission ("FTC") and state and local authorities regulate the advertising of over-the-counter drugs and cosmetics. The Federal Food, Drug and Cosmetic Act, as amended (the "Food and Drug Act"), and the regulations promulgated thereunder, and other federal and state statutes and regulations, govern, among other things, the testing, manufacture, safety, effectiveness, labeling, composition storage, record keeping, approval, advertising and promotion of the Company's products. In general, products falling within the FDA's definition of "new drugs" require pre-market approval by the FDA while products falling within the FDA's definition of "cosmetics" do not require pre-market approval. In the Company's opinion, the Company's products, as they are and will be promoted, fall within the FDA's definition of "cosmetics" and therefore do not require pre-market approval. There can be no assurance, however, that the FDA will concur in this view. In the event that the Company fails to comply with applicable regulations with respect to any products, the Company may be required to change its labeling, formulation or possibly cease manufacture and marketing of such products.

         The FDA may require post-marketing testing and surveillance to monitor the record of the Company's products and continued compliance with regulatory requirements. The FDA also may require the submission of any lot of a product for inspection and may restrict the release of any lot that does not comply with FDA standards, or may otherwise order the suspension of manufacture, recall or seizure if non-compliant product is discovered. Product approvals may be withdrawn if compliance with regulatory standards is not maintained or if problems concerning safety or efficacy of a product are discovered following approval.

         The Company may also be subject to foreign regulatory authorities governing testing or sales of certain of the Company's products. Whether or not FDA approval has been obtained, approval of a product by the comparable regulatory authorities or foreign countries must be obtained in certain cases prior to the commencement of marketing of the product in those countries.
There can be no assurance that any product developed or marketed by the Company will be approved by the FDA or any foreign regulatory authority.


         The Company's proposed method of distributing the Distributed Fragrances may include shipment by air transportation. The shipment of fragrances by air is subject to federal regulation and the rules and regulations promulgated by the Department of Transportation's (the "DOT") Research & Special Programs Administration. The DOT considers the shipment of alcohol, a component in fragrances, to be the transportation of hazardous material. Scent 123 obtained a DOT exemption to transport hazardous material by overnight air transportation. As long as Scent 123 has the DOT exemption, which is in effect until November 30, 1997, and may thereafter be renewed upon application and approval thereof, Scent 123 believes that its shipment of products will be in compliance with current DOT regulations. Scent 123's loss of the DOT exemption would have a material adverse effect on these business operations. There can be no assurance that Scent 123 will retain the DOT exemption or that Scent 123 will be able to comply with any future DOT regulations.

         The Company's sale of Distributed Fragrances is intended to utilize toll-free telephone services. Toll-free telephone service is provided to users by federally regulated common carrier telephone companies. The rates, terms and technical quality of this service are subject to regulations promulgated by the Federal Communications Commission (the "FCC") and tariffs published by the telecommunications service provider. Except for the sending of indecent, harassing or obscene messages or material, the interstate sale of services or products by users of a toll-free telephone number is not subject to direct federal regulation under the Communications Act of 1934. Fraudulent telephone messages are subject to criminal penalties under federal and state laws. The Company does not believe that FCC regulations will affect the proposed sale of Distributed Fragrances, but such regulations could affect the price, terms, quality and availability of the toll-free telephone services and may have a material adverse effect on the Company's sale of Distributed Fragrances.

         Conflict of Interest in Acquisition of Assets of Scent Overnight, Inc.; No Independent Appraisal of Value. The Company's Scent 123 subsidiary acquired certain intangible assets from a company controlled by Gerard Semhon, the Company's Chief Executive Officer and Chairman of the Board. The purchase price was arbitrarily determined between affiliates and was not determined by an independent appraisal of the assets. The purchase price was not based upon any recognized criteria of value and may have exceeded the fair market value of the assets acquired. See "Certain Transactions."

         Dependence on Key Employees. The Company is dependent upon the experience and abilities of its management, particularly, Gerard Semhon, Chief Executive Officer and Chairman of the Board, Constantine Bezas, President, and Michael J. Assante, President and Chief Executive Officer of the Private Label Group. While the Company has entered into employment agreements only with Messrs. Semhon and Assante, the loss of the services of any of these or other key employees would have a material adverse effect on the business, operations, and prospects of the Company. The Company currently has no key-person life insurance on any of these individuals. See "Business - Management."


         Influence of Principal Stockholder; Lack of Control by Management.
Upon completion of the Offering and upon completion of the Concurrent Offering Tusany Investment and Trade, S.A. ("Tusany") will own approximately 24.7% and 30.8%, respectively, of the outstanding shares of Common Stock. Although
Tusany will not control a majority of the shares of Common Stock of the Company, it may be able to influence the decisions on certain matters, including the election of all of the Company's directors, increasing the authorized capital stock, dissolution, merger or sale of the assets of the Company, and generally may be able to direct the affairs of the Company. The management of the Company does not hold a majority of the voting power in the Company, and upon completion of the Offering will own approximately 17.6% of the oustanding shares of Common Stock. As a result, the Company's current management neither has control of any issue subject to a stockholder vote nor the ability to control the election of the Board of Directors. As a result, there can be no assurance that the Company's current management will be retained by the Board of Directors. See "Principal Stockholders."

         Immediate Substantial Dilution. The Company's present stockholders acquired their shares of Common Stock at costs substantially below the anticipated offering price of the Common Stock to be sold in this Offering. Therefore, upon the completion of this Offering, investors will incur immediate and substantial dilution in the per share net tangible book value of their Common Stock, estimated to be approximately $4.71 per share or approximately 94% of the public offering price per share (allocating no value to the Redeemable Warrants). See "Dilution."

         No Dividends and None Anticipated. The Company has neither declared nor paid any cash dividends on its Common Stock since its incorporation in June 1995, and the Board of Directors does not contemplate the payment of such dividends in the foreseeable future. Any decisions regarding the payment of dividends will depend on the Company's earnings, financial position and such other factors as the Board of Directors deems relevant. In addition, certain financing agreements and other documents executed in connection with the acquisition of the Private Label Group prohibit the payment of dividends so long as certain indebtedness is outstanding. See "Dividend Policy" and "Description of Securities - Common Stock."

         Limitation on Directors' Liabilities under Delaware Law and Broad Indemnification. Pursuant to Delaware Law and the Company's Certificate of Incorporation, directors of the Company are not liable for monetary damages for breach of fiduciary duty, except in connection with the following: (i) a breach of duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) dividend payment or stock repurchases illegal under Delaware law or (iv) any transaction from which a director has derived an improper personal benefit. In addition, the Company's By-laws require the Company to indemnify its officers, directors, employees and agents under certain circumstances, including those under which indemnification would otherwise be discretionary, and to advance expenses in proceedings in which they could be indemnified. See "Management - Limitation on Directors' or Officers' Liabilities and Indemnifications."

         Offering Price Arbitrarily Determined. The offering price of the Securities has been determined by negotiation between the Company and the Underwriter and is not necessarily related to the Company's assets, earnings, book value or any other objective standard of value.


         Shares Eligible for Future Sale; Potential Adverse Impact of Concurrent Offering by Selling Securityholders. Concurrently with this Offering, the Company is registering for sale an aggregate of 1,478,747 Selling Securityholders' Shares, 555,500 Selling Securityholders' Warrants and 555,500 Selling Securityholders' Warrant Shares. The Selling Securityholders have entered into agreements with the Underwriter not to sell their shares of Common Stock for a period ranging from six months to two years, or their Redeemable Warrants or Warrant Shares for a period of three months, following the completion of the Offering, without the prior written consent of the Underwriter, which may be granted or withheld in the Underwriter's discretion. See "Underwriting."

         The Company currently has 2,580,000 shares of Common Stock outstanding that are "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act after giving effect to the registration of the Selling Securityholers' Shares. In general, under Rule 144, a person who has satisfied a two-year holding period may, under certain circumstances, sell within any three month period a number of shares of Common Stock that does not exceed the greater of 1% of the then outstanding shares of Common Stock or the average weekly trading volume in such shares during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity or other limitation by a person who is not an affiliate of the Company and who has satisfied a three-year holding period. All holders of restricted securities of the Company have agreed not to publicly sell shares of the Company's Common Stock for a period of between one and two years from the date of this Prospectus without the prior written consent of the Underwriter. Any substantial sale of securities upon the expiration or earlier release of the lock-up, under Rule 144 or otherwise could have a significant adverse effect on the market price of the Company's securities. See "Shares Eligible for Future Sale."

         Effect of Issuance of Common Stock Upon Exercise of Warrants and Options; Possible Issuance of Additional Common Stock and Options. Immediately after the Offering, assuming the Underwriter's Over- Allotment Option is not exercised, the Company will have an aggregate of 3,165,753 shares of Common Stock authorized but unissued and not reserved for specific purposes and an additional 1,775,500 shares of Common Stock unissued but reserved for issuance pursuant to (i) the Company's 1997 Stock Option Plan, (ii) outstanding options and warrants, (iii) exercise of the Redeemable Warrants and (iv) exercise of the Underwriter's Warrants and the Redeemable Warrants included therein. All of such shares may be issued without any action or approval of the Company's stockholders. Although there are no present plans, agreements, commitments or undertakings with respect to the issuance of additional shares or securities convertible into any such shares by the Company, any shares issued would further dilute the percentage ownership of the Company held by the public stockholders. The Company has agreed with the Underwriter that, except for the issuances disclosed in or contemplated by this Prospectus and issuances pursuant to the Company's 1997 Plan, it will not issue any securities, including but not limited to any shares of Common Stock, for a period of 24 months following the Effective Date, without the prior written consent of the Underwriter. See "Underwriting."


         The exercise of warrants or options and the sale of the underlying shares of Common Stock (or even the potential of such exercise or sale) may have a depressive effect on the market price of the Company's securities. Moreover, the terms upon which the Company will be able to obtain additional equity capital may be adversely affected since the holders of outstanding warrants and options can be expected to exercise them, to the extent they are able, at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than those provided in the warrants and options. See "Management - Stock Option Plan," "Description of Securities" and "Underwriting."

         No Assurance of Public Market; Volatility of Stock Price. Prior to this Offering there has been no market for any of the Securities. There can be no assurance that a trading market will develop after this Offering for the Securities or that, if developed, it will be sustained.

         The stock market has, from time to time, experienced significant price and volume fluctuations that may be unrelated to the operating performance of any particular company. Various factors and events, including future announcements of new products by the Company or its competitors, developments or disputes concerning, among other things, government regulations in the United States, and general economic and other external factors, as well as fluctuations in the Company's financial results, could have a significant impact on the market price of the Securities.

         NASDAQ Eligibility and Maintenance Requirements; Possible Delisting of Securities. The Company has applied for listing of the Securities on NASDAQ. The Securities and Exchange Commission (the "Commission") has approved rules imposing listing criteria for securities on NASDAQ, including maintenance standards. In order to qualify for initial quotation of securities on NASDAQ, a company, among other things, must have at least $4,000,000 in total assets, $2,000,000 in stockholders' equity, $1,000,000 in market value of the public float and minimum bid price of $3.00 per share. To maintain NASDAQ listing, a company, among other things, must have at least $2,000,000 in assets and $1,000,000 in capital and surplus and its stock must have a minimum bid price of $1.00; provided, however, that a company shall not be required to maintain the $1.00 per share minimum bid price if it maintains a public float of $1,000,000 and $2,000,000 in capital and surplus. NASDAQ has recently proposed revisions to its maintenance criteria which if adopted would make it more difficult for a company to maintain its listing. If the Company is unable to satisfy the NASDAQ maintenance criteria for listing, its Securities may be delisted from NASDAQ. In such event, trading, if any, of the Securities would thereafter be conducted in the over-the-counter market, the so-called "pink sheets," or the National Association of Securities Dealers, Inc.'s (the "NASD") "Electronic Bulletin Board." As a consequence of such delisting, an investor would likely find it more difficult to dispose of, or to obtain quotations as to, the price of the Securities.

         Penny Stock Regulation. In the event that the Company is unable to satisfy NASDAQ's maintenance criteria requirements, or its Common Stock falls below the minimum bid price of $3.00 per share for the initial quotation, trading of the Securities would be conducted in the "pink sheets" or the NASD's Electronic Bulletin Board. In the absence of the Common Stock being quoted on NASDAQ or the Company's having $2,000,000 in stockholders' equity, trading of the Common Stock would be covered by Rule 15g-9 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for non-NASDAQ and non-exchange listed securities. Under such rule, broker-dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities are exempt from this rule if the market price is at least $5.00 per share.

         The Commission has adopted regulations that generally define a "penny stock" to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share subject to certain exceptions. Such exceptions include equity securities listed on NASDAQ and equity securities issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for less than three years, or

(ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or (iii) average revenue of at least $6,000,000 for the preceding three years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a risk disclosure schedule explaining the penny stock market and the risks associated therewith.

         If the Securities were to become subject to the regulations applicable to penny stocks, the market liquidity for the Securities would be severely affected, limiting the ability of broker-dealers to sell the securities and the ability of purchasers in this Offering to sell their Securities in the secondary market. There is no assurance that trading in the Securities will not be subject to these or other regulations that would adversely affect the market for such securities.

         Potential Adverse Effect of Redemption of Redeemable Warrants. The Redeemable Warrants offered hereby are redeemable, in whole or in part, at a price of $.10 per Redeemable Warrant (the "Redemption Price"), commencing one year after the date of this Prospectus and prior to their expiration on the fifth anniversary of this Prospectus provided that (i) prior notice of not less than 30 days is given to the Warrantholders, (ii) the closing bid price of the Company's Common Stock shall have exceeded $ per share [150% of Exercise Price] for a period not less than 20 trading days in any 30 day trading period ending not more than 15 days prior to the date on which the notice of redemption is given, Warrantholders shall have exercise rights until the close of the business day preceding the date fixed for redemption. Notice of redemption of the Redeemable Warrants could force the holders to exercise the Redeemable Warrants and pay the Exercise Price at a time when it may be disadvantageous for them to do so, or to sell the Redeemable Warrants at the current market price when they might otherwise wish to hold them, or to accept the Redemption Price, which may be substantially less than the market value of the Redeemable Warrants at the time of redemption. The Redeemable Warrants may not be exercised unless the registration statement pursuant to the Securities Act, covering the underlying shares of Common Stock is current and such shares have been qualified for sale, or there is an exemption from applicable qualification requirements, under the securities laws of the state of residence of the Warrantholder. Although the Company does not presently intend to do so, the Company reserves the right to call the Redeemable Warrants for redemption whether or not a current prospectus is in effect or such underlying shares are not, or cannot be, registered in the applicable states. Such restrictions could have the effect of preventing certain Warrantholders from liquidating their Redeemable Warrants. See "Description of Securities Warrants."


         Current Prospectus and State Blue Sky Registration Required to Exercise Redeemable Warrants. Warrantholders have the right to exercise the Redeemable Warrants for the purchase of shares of Common Stock only if a current prospectus which will permit the purchase and sale of the Common Stock underlying the Redeemable Warrants is then effective, but there can be no assurance that the Company will be able to keep effective such a Prospectus. Although the Company intends to seek to qualify for sale the shares of Common Stock underlying the Redeemable Warrants in those states in which the Securities are to be offered, no assurance can be given that such qualification will occur. In addition, purchasers may buy Redeemable Warrants in the aftermarket or may move to jurisdictions in which the shares of Common Stock issuable upon exercise of the Redeemable Warrants are not so registered or qualified during the period that the Redeemable Warrants are exercisable. In such event, the Company would be unable to issue shares of Common Stock to those persons desiring to exercise their Redeemable Warrants unless and until the shares of Common Stock could be registered or qualified for sale in the jurisdictions in which such purchasers reside, or an exemption to such qualification exists or is granted in such jurisdiction. The Redeemable Warrants may lose or be of no value if a prospectus covering the shares of Common Stock issuable upon the exercise thereof is not kept current or if such underlying shares of Common Stock are not, or cannot be, registered in the applicable states. See "Description of Securities - Redeemable Warrants."

         Relationship of Underwriter to Trading. The Underwriter may act as a broker or dealer with respect to the purchase or sale of the Securities in the over-the-counter market where they are expected to trade. The Underwriter also has the right to act as the Company's exclusive agent in connection with any future solicitation of Warrantholders to exercise their Redeemable Warrants. Unless granted an exemption by the Commission from Rule 10b-6 under the Exchange Act, the Underwriter will be prohibited from engaging in any market-making activity or solicited brokerage activities with regard to the Securities during the period beginning nine business days prior to the commencement of any such solicitation and ending on the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any right the Underwriter may have to receive a fee for the exercise of the Redeemable Warrants following such solicitation. As a result, the Underwriter and solicitation broker/dealers may be unable to continue to make a market in the Securities during certain periods while the exercise of Redeemable Warrants is being solicited. Such a limitation, while in effect, could impair the liquidity and market price of the Securities.

         Underwriter's Warrants and Registration Rights. In connection with this Offering, the Company has agreed to sell to the Underwriter, for nominal consideration, the Underwriter's Warrants which entitle the Underwriter to purchase up to 100,000 shares of Common Stock and/or 100,000 Redeemable Warrants. The securities issuable upon exercise of the Underwriter's Warrants are identical to those offered pursuant to this Prospectus. The Underwriter's Warrants are exercisable at a price of $___ per share and $___ per Redeemable Warrant [150% of initial public offering price of Common Stock and Redeemable Warrants] for a period of four years commencing one year from the date of this Prospectus. The exercise of the Underwriter's Warrants and the Redeemable Warrants contained in the Underwriter's Warrants may (i) dilute the value of the shares of Common Stock to be acquired by holders of the Redeemable Warrants,
(ii) adversely affect the Company's ability to obtain equity capital and (iii) adversely affect the market price of the Common Stock if the Common Stock issuable upon the exercise of the Underwriter's Warrants and the Redeemable Warrants contained in the Underwriter's Warrants are sold in the public market. The Underwriter has been granted certain "piggyback" and demand registration rights for a period of five years from the date of this Prospectus with respect to the registration under the Securities Act of the securities directly or indirectly issuable upon exercise of the Underwriter's Warrants. The exercise of such rights could result in substantial expense to the Company.
See "Underwriting."

                                    DILUTION

         At September 30, 1996 the Company had a pro forma net tangible book value (deficit) of approximately ($2,520,000) or ($.65) per share which includes adjustments to reflect the transactions occurring after September 30, 1996 as described in Note 3 of the "Notes to Unaudited Pro Forma Financial Statements".

         The net tangible book value subsequent to September 30, 1996 which gives effect to the issuance of Common Stock and Redeemable Warrants offered hereby and the receipt of the net proceeds therefrom, the pro forma tangible book value at September 30, 1996 would have been $1,468,000 or $.29 per share. This represents an immediate increase in net tangible book value of $.94 per share to existing stockholders, which is due solely to the purchase of Common Stock by investors in this Offering, and an immediate dilution of $4.71 per share to new investors (based on an assumed offering price of $5.00 per share of Common Stock and $.10 per Rdeemable Warrant). "Dilution" is the difference between the initial public offering price and the proforma net tangible book value per share.


         The following table illustrates the per share dilution to the new investors as of September 30, 1996:


Public offering price per share of Common Stock................                   $5.00
Deficit pro forma net tangible book value per share
before the Offering............................................ ($0.65)
Increase attributable to new investors.........................  $0.94
                                                               --------
Pro forma net tangible book value per share after the
Offering.......................................................                   $0.29
                                                                                 ------
Dilution to new investors......................................                   $4.71
                                                                                 ======

                   The above table assumes no exercise or conversion of
              outstanding options, warrants and debt. To the extent that stock options or warrants are exercised at prices below the the public offering price per share, there will be further dilution to new investors. See "Risk Factors,"
              "Certain Transactions" and "Underwriting."

                   The following table summarizes the differences between the existing stockholders and new investors with respect to the number of shares of Common Stock purchased from the Company, and the total consideration and the average price per share paid:





                                             Percentage
                                                 of                                                     Average
                                             Outstanding                               Percent of      Price per
                       Shares of              Shares of              Total               Total         Share of
                        Common                 Common            Consideration       Consideration      Common
                         Stock                  Stock                Paid                 Paid           Stock

Existing
Stockholders....         4,058,727 (1)               80.2%   $        1,500,000                23.1%       $0.37
New Investors...         1,000,000                   19.8%            5,000,000                76.9%       $5.00
                     -------------         ---------------      ---------------     ----------------
                         5,058,727                  100.0%   $        6,500,000               100.0%
                     =============         ===============      ===============     ================

    (1)  Includes 180,000 shares to be issued to certain individuals on the date of this Prospectus in connection with the purchase of the four companies that comprise the Private Label Group.  See
         "Certain Transactions."

                                 CAPITALIZATION

         The following table sets forth (i) the capitalization of the Company at September 30, 1996; and (ii) such capitalization "As Adjusted" to reflect the issuance and sale of the Common Stock and Redeemable Warrants offered hereby, the receipt of the net proceeds of the Offering, approximately $4,087,000, and transactions subsequent to September 30, 1996 that have a material impact on the financial statements. See "Notes To Unaudited Pro Forma Financial Statements" and "Use Of Proceeds."



                                                                        Historical       As Adjusted (1) (2)
                                                                      (In thousands)         (In thousands)

Current maturities of long term debt.................              $             935       $           148
                                                                   -----------------       ---------------
Long-term debt, less current portion.................                          3,597                 3,497
                                                                   -----------------       ---------------
Stockholders' Equity:
Common Stock, $.001 par value, authorized
10,000,000 shares; 3,668,727 issued and
outstanding; 5,058,727 shares issued and
outstanding as adjusted...............................                            4                      5
Additional paid- in capital...........................                        2,172                  7,233
Accumulated deficit...................................                       (1,509)                (1,901)
                                                                    ----------------       ---------------
                                                                                667                  5,337
Less: stock subscriptions receivable..................                           (2)                    (2)
                                                                   -----------------       ---------------
Total Stockholders' Equity  ..........................                          665                  5,335
                                                                   -----------------       ---------------
Total Capitalization..................................             $          5,197        $         8,980
                                                                   =================       ===============




                                       23




(1) Does not include: (i) 1,000,000 shares Common Stock issuable upon exercise of the Warrants offered hereby (ii) 200,000 shares of Common Stock issuable upon exercise of the Representative's Warrants and purchase warrants included therein; (iii) 750,000 shares of Common Stock issuable upon exercise of options available for grant under the 1997 Option Plan; (iv) 325,500 shares of Common Stock reserved for issuance pursuant to warrants issued in connection with financing and consulting agreements; and (v) 500,000 shares reserved for warrants from private placements.

(2) Includes all adjustments described in the "Notes To Unaudited Pro Forma Financial Statements."

                                 USE OF PROCEEDS

         Assuming the sale of the securities offered hereby (based on an assumed offering price of $5.00 per share of Common Stock and $.10 per Redeemable Warrant), the net proceeds to the Company, after deducting estimated underwriting discounts and commissions and expenses payable by the Company in connection with the Offering are estimated to be approximately $4,087,000 (4,752,550 if the Underwriter's Over-Allotment Option is exercised in full).
The Company expects to use the net proceeds as follows:

                                                                     Percentage of
Purpose                                                Amount        Net Proceeds

Repayment of outstanding accrued
 expenses and indebtedness(1)                        $1,540,500         37.7%
Marketing (2)                                        $  800,000         19.6%
Inventory (3)                                        $1,000,000         24.5%
Equipment (4)                                        $  450,000         11.0%
Working Capital and General Corporate Purposes       $  296,500          7.2%
                                                     ----------         -----
                  Total . . . . . . . . . . . . .    $4,087,000          100%
                                                     ==========         =====

(1) Represents (i) installments of principal and interest (estimated at $448,000) due, on the earlier of the date on which this Offering is consummated or March 1, 1997, under purchase money promissory notes payable to Michael J. Assante and Louis DiVita, for the purchase of the companies comprising the Private Label Group, which notes bear interest at 9% per annum and are due in installments through October 2000; (ii) principal and interest (estimated at $230,000) due under a purchase money promissory note given as part of the purchase price for the assets of Scent Overnight a company of which Gerard Semhon is a principal shareholder, which note bears interest at 9% per annum and is due ten days after the date of this Prospectus; (iii) the payment of interest due on a promissory note assumed by the Company in connection with the acquisition of Scent Overnight (estimated at $34,000); (iv) the payment of principal and interest (estimated at $513,000) due under promissory notes aggregating $500,000 which were issued in private placements which notes are due upon the earlier of twelve months after the date of issuance or the date on which this Offering is consummated and bear interest at the rate of 10% per annum;
         (v) approximately $275,000 of accrued expenses and consulting fees, which includes accrued consulting fees totalling approximately
         $190,500 as of September 30, 1996, for consulting services rendered by Messrs. Semhon, Bezas, Bell and Christakos in the amounts of approximately $57,000, $44,000, $53,500, and $36,000, respectively and (vi) the payment of $40,500 of principal and interest due under a promissory note issued to Mr. Robert E. Lee, a principal stockholder of the Company. See "Certain Transactions", "Management" and "Principal Stockholders."

(2) Represents a portion of anticipated costs associated with marketing and selling the Branded Products and the Distributed Fragrances, including salaries and advertising, production and media costs.




                                       25




(3) Includes purchase of inventory for the sale of the Branded Products and Distributed Fragrances.

(4)      Includes purchase of production equipment for the Facility.


[/FN]



         The foregoing represents the Company's current estimate of the allocation of the net proceeds of the Offering based upon certain assumptions relating to the costs associated with the implementation of the Company's proposed business operations. Future events, including problems, delays, expenses and complications frequently encountered by companies which seek to introduce new products to existing or new markets as well as changes in economic conditions, regulatory or competitive conditions, and the success of the Company's marketing activities, may make shifts in the allocation of funds necessary or desirable. Should the Company consummate an acquisition, although no acquisition has been identified and there are no negotiations relating to any acquisition pending, the use of proceeds may be reallocated. There can be no assurance that the Company's estimates will prove to be accurate or that unforeseen expenses will not be incurred.

         The Company believes that the net proceeds of this Offering will satisfy the Company's capital requirements for at least twelve months. During this period, the Company's efforts will be directed at developing and implementing its proposed business operations.


         Prior to expenditure, the net proceeds of this Offering will be invested in principally short-term money-market instruments. Any proceeds received upon exercise of the Over-Allotment Option or exercise of outstanding options and warrants will be used for working capital. Additional capital may be required to finance the costs of implementing the Company's business plans.

                                 DIVIDEND POLICY

         The Company has neither declared nor paid any dividends to its stockholders since its inception and has no intention of declaring or paying any dividends to its stockholders in the foreseeable future. See Risk Factors -
No Dividends and None Anticipated."

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


AZUREL LTD. AND SUBSIDIARIES (the Private Label Group)

General

         In August 1996, Azurel acquired the stock of the Private Label Group. The discussion below compares the pro forma 1996 interim period to the pro forma 1995 interim period which assumes the acquisition of the Private Label Group on January 1, 1996 and 1995.

         The following discussion and analysis should be read together with the financial statements and notes for Azurel and the Private Label Group included herein.

Results of Operations

         The following table sets forth, for the periods indicated, the percentage of net sales represented by certain items included in the pro forma statements of operations.



                                                                    Pro forma
                                                      Nine months ended September 30,

                                                     1996                     1995
                                             ------------------         ----------------
Net sales...........................                100.0 %                    100.0 %
Cost of Sales.......................                 79.0                       79.0
                                             ------------------        ------------------
Gross profit........................                 21.0                       21.0
Selling, general and
administrative expenses.............                 27.3                       24.7
Amortization expenses...............                  1.9                        2.3
                                             ------------------          ----------------
Operating (loss)..................                   (8.2)                      (6.0)
Interest expense..................                    9.7                        4.1
                                             ------------------          ----------------
Net (loss)............................              (17.9) %                   (10.1) %
                                             ==================          =================

         Pro forma nine months ended September 30, 1996 (the "1996 Interim Period") compared to the pro forma nine months ended September 30, 1995 (the "1995 Interim Period")

         Net sales for the nine months ended September 30, 1996 increased by $1,392,685, or approximately 22%, from the comparable period of the 1995 Interim Period. The increase is attributable primarily to an expansion of the Private Label Group's customer base. In addition, a significant new customer provided sales of approximately $446,000 in the 1996 Interim Period. Sales to the Private Label Group's two largest customers in the nine months ended September 30, 1996 accounted for 37.1% of net sales, as compared to 34.5% attributable to these same two customers in the nine months ended September 30, 1995. The largest customer in the 1996 Interim Period accounted for 25.3% of net sales in that period as compared to 21.6% in the 1995 Interim period.

         Although the Private Label Group successfully obtained new customers and increased sales to existing customers in the 1996 Interim Period, there can be no assurance that the Private Label Group will continue to increase its sales to such customers or obtain significant new customers in future periods.

         Cost of sales for the 1996 Interim Period were $6,065,231, or 79% of net sales, as compared to $4,965,000, or 79% of net sales, for the 1995 Interim Period. Although the Private Label Group experienced slightly higher material and labor costs, the Private Label Group was able to maintain the gross profit percentage through a favorable product mix experienced during the third quarter.

         Selling, general and administrative expenses for the 1996 Interim Period were $2,097,431 as compared to $1,551,237 for the comparable 1995 Interim Period, representing an increase of $546,194, or approximately 35.2%. As a percentage of net sales, these expenses increased from 24.7% in the 1995 Interim Period to 27.3% in the current period. The increase in this ratio is primarily attributable to the increase in consulting fees and office salaries. Consulting fees for the 1996 Interim Period were $436,924 as compared to $103,405, representing an increase of $333,519. Consulting fees relate to services provided to the Company regarding the development of its product lines. Such expenses increased in the relevant time periods as a result of increased activity in the development of product and marketing strategies. Office salaries increased in the 1996 Interim Period by approximately $45,060 as compared to the 1995 Interim Period.

         Interest expense increased from $262,205 in the 1995 Interim Period to $743,402 in the 1996 Interim Period. The increase is attributable to higher rates on increased borrowings under the Private Label Group's revolving credit facility and increased borrowings outstanding for a greater portion of the 1996 Interim Period compared to the 1995 Interim Period and to an increase in amortization in the 1996 Interim Period of debt discounts of $217,169 compared to no amortization in the 1995 Interim Period.

AZUREL

General

         Azurel, through its wholly-owned subsidiaries, manufactures, markets and sells private label cosmetics, fragrances and skincare products. Prior to the completion of the acquisitions of the subsidiaries, Azurel focused its operations on negotiating and consummating such acquisitions and developing and implementing marketing strategies for its Branded Products. The following discussion relates to Azurel's operations prior to any acquisitions.

         The discussion below for Azurel compares the 1996 Interim Period to the 1995 Interim Period, as such terms are defined below. Because Azurel was formed in June 1995, full year comparisons are not possible. Considering Azurel's developmental stage, the comparison of Interim Periods was deemed the most meaningful disclosure available.

Results of Operations

         Nine months ended September 30, 1996 (the "1996 Interim Period") compared to the period of June 26, 1995 (inception) to December 31, 1995 (the "1995 Interim Period")

         There were no revenues in both the 1996 and the 1995 Interim Periods, as Azurel's principal operating activities consisted of (i) performing due diligence procedures regarding the planned acquisition of the Private Label Group, (ii) developing various new product lines and (iii) refining the Scent 123 test market and national roll-out planned for the first quarter of 1998.

         Although there were no revenues in the 1996 Interim Period, Azurel solicited approximately $250,000 in sales orders, which Azurel anticipates will be filled in the first quarter of 1997.

         General and administrative expenses were $259,637 in the 1995 Interim Period, as compared to $586,895 in the 1996 Interim Period. This represents an increase of $327,258 or approximately 126%, due partially to increased consulting and professional fees. Consulting fees increased from $183,038 in the 1995 Interim Period to $336,874 in the 1996 Interim Period, an increase of $153,836 or approximately 84%. Consulting fees relate to services provided to the Company regarding the development of its product lines. Such expenses increased in the relevant time periods as a result of increased activity in the development of product and marketing strategies. Professional fees (including legal fees) increased from $1,750 in the 1995 Interim Period to $43,131 in the 1996 Interim Period due to services in connection with the Company's expanded activities in the 1996 Interim Period.

         Interest expenses increased from $28,369 in the 1995 Interim Period to $449,309 in the 1996 Interim Period. This increase of $420,940 relates to increased borrowings outstanding for a greater portion of the 1996 Interim Period as compared to the 1995 Interim Period and to an increase in amortization in the 1996 Interim Period of debt discounts in the aggregate amount of $217,169 compared to amortization of $10,810 in the 1995 Interim Period.


Liquidity and Capital Resources

                  From inception to date, the Azurel's operations have been funded by a combination of debt and equity financings.

         Debt Financing

                  Azurel borrowed an aggregate of $528,750 in the 1995 Interim Period and repaid an aggregate of $28,750 of such borrowings in that period. (The various obligations are more fully described in the notes to the financial statements). In the 1996 Interim Period, the Company borrowed an additional aggregate amount of $780,000 from various lenders. Azurel offered certain holders of outstanding promissory notes the right to convert their debt into shares of common stock at $2.00 per share. In July and October 1996, lenders with obligations totaling $667,454 (including principal and interest) elected to convert such loans into 438,730 shares of Common Stock.

                  Azurel repaid loans aggregating $563,767 in the 1996 Interim Period.

         Equity Financing

         Azurel sold 750,000 shares of Common Stock at $2.00 per share from February through July 1996. In the 1996 Interim Period, the Company had net proceeds of $1,283,900 from these sales.


         Utilization of Proceeds

                  Proceeds of the aforementioned financings were utilized from inception to date to (i) finance operations (approximately $512,000), (ii) advance funds to the Private Label Group ($830,000), (iii) fund increases to other assets, furniture and equipment and deferred registration costs ($89,000),
(iv) fund advances to certain stockholders ($184,000) and (v) fund deferred finance costs ($70,000).


Going Concern

         Azurel's financial statements have been presented on a basis that it is a going concern. Due to significant losses incurred in the 1995 and the 1996 Interim Periods, the accountants report has an explanatory paragraph stating that the Azurel's continued existence is dependent upon its ability to become profitable and obtain additional equity and/or debt financing of which no assurance can be given.

         Azurel plans to raise additional equity through the sale of securities in an initial public offering. The Company believes the net proceeds from the public offering will provide sufficient working capital for the next twelve months. In addition, the Company plans to achieve profitable operations by increasing revenues from the acquisition of the Private Label Group, the acquisition of Scent Overnight and the launching of new product lines. The Company also plans to reduce the cost of goods sold by the upgrading of equipment, reducing costs and initiating better controls over inventory.

THE PRIVATE LABEL GROUP

General

         The Private Label Group develops, manufactures, packages and sells cosmetics principally to major cosmetic companies for sale by each customer under the customer's own brand name.

         The following discussion and analysis should be read together with the combined financial statements and notes thereto included herein.

Results of Operations

         The following table sets forth, for the periods indicated, the percentage of net sales represented by certain items included in the combined statements of operations.


                                                  Year ended December 31,

                                                  1995                  1994
                                           ----------------      ------------------
Net sales........................                     100%                  100%
Cost of Sales....................                     78.8                  78.5
                                           -----------------     ------------------
Gross profit.....................                     21.2                  21.5
Selling, general and
administrative expenses..........                     25.0                  19.9
                                           -----------------     ------------------
Operating income.................                     (3.8)                  1.6
Other expense....................                      2.3                   4.6
                                           -----------------     ------------------
Net income (loss)                                     (6.1)%                (3.0)%
                                           =================     ==================


1995 Compared to 1994

         Net sales for 1995 decreased by $1,331,353, or 13.7%, as compared to 1994. The decrease is attributable primarily to restrictions imposed by the Private Label Group's previous asset based lender, which reduced the availability of inventory and adversely affected the Private Label Group's ability to supply finished products to its customers. As a result of the Private Label Group's refinancing its revolving credit facility in 1996 (see Note 8 to the Private Label Group's financial statements), management believes that the restrictions imposed under the previous agreement have been significantly alleviated and product financing will not be a hindrance to order fulfillment in subsequent periods.

Cost of sales for 1995 decreased by $1,022,263, or 13.4%, from 1994. As a percentage of net sales, cost of sales increased from 78.5% in 1994 to 78.8% in 1995. The increase in cost of sales as a percentage of net sales is attributable primarily to the allocation of the fixed costs associated with the Private Label Group's manufacturing operations over a smaller revenue base.

         Selling, general and administrative expenses for 1995 increased by $168,725, or 8.7%, from 1994. As a percentage of net sales, these expenses increased from 19.9% in 1994 to 25.0% in 1995, because of the decrease in sales discussed above. The increase in the dollar amount of these expenses is attributable primarily to an increase in management personnel, selling and promotional expenses and professional and consulting fees.

         The Private Label Group recognized no income tax benefit in either year as a result of the uncertainty regarding the realization of net operating loss carryforward benefits.


Liquidity and Capital Resources

         In the 1996 Interim Period, the Private Label Group expended $835,732 on operating activities. This is attributable to the loss from operations in the period of $75,795, the payment of accrued litigation settlement costs in the amount of $257,000, an increase in receivables in the period amounting to $451,399, as well as a decline in accounts payable and payroll taxes payable, offset by depreciation charges of $188,685. Cash utilized for the purchase of equipment was $120,178.

         The Private Label Group financed its operating and capital expenditure requirements through additional borrowings from Azurel in the 1996 Interim Period ($650,000), as well as increased borrowings on its revolving credit facility, which was renegotiated with a new lender during the 1996 Interim Period. Pursuant to the financing agreement with the new lender, the new lender granted to the Private Label Group an uncommited line of credit of $2,000,000 secured by a lien on the Private Label Group's accounts receivable, machinery and equipment, intangibles and inventory. The agreement provides for cross corporate guarantees among the members of the Private Label Group and by the Company. Pursuant to the security agreement, the financing agreement shall have a two year term and renewal from year to year unless and until terminated pursuant to its terms. Monthly installments of $10,150 are required under this agreement and the remaining amount due is February 1998. See Azurel's Management's Discussion and Analysis and the Private Label Group's notes to the historical financial statements for additional information.

Going Concern

         The Private Label Group's financial statements have been presented on a basis that it is a going concern. Due to significant losses incurred in 1995 and 1994, the accountants have an explanatory paragraph stating that the Private Label Group's continued existence depends upon its ability to become profitable and obtain additional equity and/or debt financing of which no assurance can be given. Since the preparation of the financial statements, the Private Label Group was acquired by Azurel. See Azurel's Management's Discussion and Analysis for further discussion.

                                    BUSINESS

         This discussion contains forward-looking statements that involve risks and uncertainties. The Company's actual results may differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include those discussed in "Risk Factors."


General

         The Company directly and through wholly-owned subsidiaries, manufactures, markets and sells cosmetics, fragrances and skin care products. Through four wholly-owned subsidiaries comprising its Private Label Group, acquired by the Company in August 1996, Company operates a manufacturing and filling facility which sells cosmetics principally to major cosmetic companies for sale by each customer under the customer's own brand name (commonly known as "privat label" sales). In addition, in order to take advantage of the Company's manufacturing capabilities and product development expertise, the Company currently is developing cosmetic, skin care and fragrance lines which it intends to market under brand names created internally or owned by others and licensed to the Company. In addition, the Company intends, through its Scent 123 subsidiary which acquired the assets of Scent Overnight in October 1996, to sell well-recognized men's cologne and women's fragrances directly to the consumer by overnight delivery through toll-free telephone numbers.





Products and Services

         Virtually all of the Company's present business is conducted through the Private Label Group. The Company's Private Label Group consists of four subsidiaries acquired in August 1996 from Michael J. Assante ("Assante"). These subsidiaries operate a cosmetic facility (the "Facility") which manufactures, fills and packages a broad range of cosmetics. The Facility also includes a laboratory which develops cosmetic products formulae for customers according to their specific requirements. The laboratory also develops and maintains a library of cosmetic product formulae for use by customers who have not developed their own formulae for a specific product. The laboratory also performs quality control functions for the Facility and is responsible for assuring compliance with governmental regulations regarding the manufacture and packaging of cosmetics including compliance with GMP. Although the Private Label Group was recently acquired by the Company, the Private Label Group has been in business for more than 49 years and the Private Label Group's management is remaining with the Company. See "Management," "Certain Transactions" and
"Government Regulation."

         The Facility manufactures and fills a wide variety of cosmetics, including body lotions and powders, lipsticks, mascara, eye shadows, eye liners, skin care products and hair care products. Depending upon the customer's requirements, the Company either provides some or all of the raw ingredients and packaging for the customer's product or uses material provided directly by the customer. A quantity of raw ingredients and packaging material is maintained in inventory, but generally such materials are purchased by the Company to fill specific orders. Presently, the Facility does not manufacture or fill fragrances which require additional machinery nor does the Facility manufacture or fill nail products or liquid soaps.


         Generally, a customer places an order for a quantity of merchandise to be produced and shipped over a period of time, typically one to three months, with payment due 30 days after each shipment. While the raw ingredients and packaging materials to produce an order are generally readily available, for cash management purposes, the necessary raw materials and packaging are ordered by the Company for receipt by it in stages to coincide with the manufacturing/ packaging cycle and the customer's delivery requirements. In this way, the Company minimizes the need to maintain an inventory of finished goods, and in effect, produces product only against the order.

         Except for nail products, liquid soaps and fragrances, which it does not manufacture or fill, the Facility does not limit its services to a particular market niche within the cosmetic industry. It manufactures a wide variety of high and low priced products sold in department, specialty and discount stores. The Company believes that this diversity minimizes its exposure to business cycles and changes in customer preferences over time.

         Since the manufacturing operation has been in business for over 49 years, the laboratory maintains a large library of formulae for a wide variety of products. Moreover, the laboratory continuously develops new formulae based on the Company's assessment of future product demand, changing consumer preferences and the availability of new ingredients. The Company believes that it can quickly and efficiently develop formulations for a customer's product by using or adapting a formula from its library. When the Company develops a formula for a customer's product, the Company, and not the customer, owns the formula; however, since it is the Company's policy not to use the same formula for different customers, customers generally continue purchasing from the Company so long as they sell the product, do not change the formula or have another laboratory replicate the product formula.


         The Company's marketing efforts revolve around its sales force of two full-time sales representatives and contacts maintained or developed by its management.

         In order to take advantage of the Company's manufacturing capabilities and product development expertise, the Company currently is developing cosmetic, skin care and fragrance lines which it intends to market and distribute under brand names created internally or owned by others and licensed to the Company. These products are sometimes referred to as "Branded Products." To date, the Company has developed only one line of Branded Products internally and has obtained only one license to sell a product line using a brand name owned by a third party.

         Development of the Company's first Branded Product, an original unisex fragrance line and related grooming products under the Sports Extreme USA(TM) trade name, commenced in January 1996 and was completed in September 1996, at
which time marketing of the line commenced.   Presently, the Sports Extreme
USA(TM) line consists of a unisex
fragrance, bath and shower gel ("Clean Up"), muscle and body relaxer ("Soothe") and face moisturizer containing sunscreen and alphahydroxy fruit acids ("Protect"). The marketing of the Sports Extreme USA(TM) line will feature "extreme" sports such as mountain climbing, ice climbing, bungee jumping, sky surfing, in-line skating, snowboarding, snow bicycling and mountain biking. The fragrance for the Sports Extreme USA(TM) line was developed for the Company by Firmenich Incorporated, a major developer of fragrances for the cosmetic industry. The Company anticipates retail sales of this line to commence in the spring of 1997.

         The Company anticipates selling Branded Products in the United States and internationally. In the United States, the Company expects to sell directly to retail outlets that sell similar products, such as chain drug stores, mass merchandisers and discount stores through its own sales personnel. Initially, the Company's personnel, independent sales representatives or a combination of the two will sell the Branded Products in the United States. Internationally, the Company expects to sell to distribution companies having a major presence in each major market. To date, no sales of Branded Products have been made. The Company is having discussions with distributors relating to distribution of the Company's Branded Products in France and the Middle East. The Company has had discussions with other potential foreign distributors, but no orders have yet been received. The Company expects that its relationship with the foreign distributors will be exclusive for a particular area but will not require the distributor to purchase any minimum quantity of products.

         In June 1996, the Company began developing cosmetics, fragrances and related products for sale under the Members Only trade name pursuant to a license agreement with the owner of the Members Only trade name (the "Licensor"). The Members Only trade name is a brand name used on men's outer wear, active wear and a wide variety of other merchandise which has been marketed on television, radio and print media in the United States.

         The license agreement relating to the Members Only trade name grants the Company the exclusive right in the United States, Canada, Great Britain, Japan, Korea, Chile, Uruguay, Venezuela and Argentina to manufacture and distribute fragrances, grooming products and cosmetics under the Members Only trade name (the "License"). Under certain circumstances, the Company may also sell Members Only cosmetics and fragrances in other countries except China and Taiwan. The License expires on September 30, 2001. The Company has a right to renew for an additional five year term subject to certain conditions, including the requirement that the Company achieve certain minimum sales of the licensed products. Under the License, the Company is to pay a royalty of five percent of net sales, subject to minimum annual royalties which begin at $100,000 for the period ending September 30, 1997 (16.5 months) and increase to $375,000 for the last year of the initial term. The minimum royalty is payable in installments during the applicable year. The Company's manufacture, sale and promotion of Members Only fragrances, grooming products and cosmetics is subject to the prior review and approval of such products by the Licensor as is typical in similar licenses. The Licensor has approved the products currently being developed by the Company.

         The fragrance for the Company's Members Only line was created for the Company by International Flavors and Fragrances, Inc., a major fragrance manufacturer. The Company anticipates that development of the line will be completed in the first quarter of 1997 and that retail sales of the Members Only line will commence by the fall of 1997.


         While the Company has had discussions with other companies, it has not entered into any other formal agreements for the development of cosmetic and fragrance lines under brand names owned by other companies. There can be no assurance that the Company will market successfully any original cosmetic or fragrance line, or that the Company will enter into any additional formal agreements for the development of cosmetic and fragrance lines for other companies either under brand names created internally or owned by others and licensed to the Company.

         As a complement to, and in expansion of, its marketing and distribution activities relating to Branded Products, the Company, through its Scent 123 subsidiary, intends to sell well-recognized men's cologne and women's fragrances directly to the consumer, initially by overnight delivery. These products are sometimes referred to as "Distributed Fragrances". A customer will be able place an order for the delivery of a Distributed Fragrance through toll-free telephone numbers. The Company has secured "1-800-SCENT-123" and "1-888-SCENT-123" as its toll-free telephone numbers.

           The Company expects to begin test marketing of the Distributed Fragrances in the fourth quarter of 1997 and, if successful, to begin national marketing in February or March 1998. The Company has engaged, and is working with, a communications and marketing firm to assist it in concept development and creation of a logotype and advertising materials. In the future, the Company may add other gift products to its product offerings and may offer other forms of delivery.

         The Company has not yet secured any sources of supply for the Distributed Fragrances. The Company believes it will be able to purchase a majority of the Distributed Fragrances directly from fragrance manufacturers, but if it cannot do so, it believes other sources of supply are available. The Company contemplates selling only a limited selection of sizes of the most popular perfumes and colognes. From a fragrance manufacturer's perspective, the Company believes that by not selling the full selection of fragrances, sizes and related grooming products, it will offer a distribution channel complementing, rather than competing with, the manufacturer's traditional distribution channels.

         The Company plans to use independent order taking, order fulfillment, warehousing and shipping services for the sale of the Distributed Fragrances. Although the Company has not yet engaged any such firms, the Company believes that there are many firms available that can provide these requisite services. A portion of the assets acquired by the Company in the acquisition of Scent Overnight included the results of the investigation, pricing and proposals of such firms. The Company intends to use the results of this research to expedite the commencement of the sale of the Distributed Fragrances. See "Certain Transactions."




Competition


         All aspects of the cosmetic, fragrance and skin care industry are subject to intense competition throughout the world. In all aspects of its business, the Company will compete with numerous companies, many of which are better known in the industry and have established channels of distribution and substantially all of which have greater financial and other resources than the Company. These competitors include Estee Lauder, Revlon, Avon and Maybelline.

         The Company competes against approximately thirty companies in the United States which manufacture and/or package cosmetic products for third-parties. To a lesser degree, the Company competes with cosmetic companies which have their own manufacturing facilities that can produce all, or a part, of their own products. The Company believes that the primary elements of competition in the private label manufacture of cosmetics differ depending upon the retail price point of the particular product. With respect to higher priced cosmetics and fragrances, the principal methods of competition are quality, including consistency of the work performed, and reliability of meeting delivery dates. With respect to lower priced products, the principal method of competition is price. The Company believes that the Facility has a reputation in the cosmetic industry as a high quality, reliable source for manufacturing and packaging cosmetics. It is the Company's belief that the availability of its laboratory gives it a competitive advantage over those firms not having laboratories to assist customers in the formulation of their products. The Company also believes that its ability to produce a broad range of products for sale at varying retail price points is beneficial in attracting and retaining customers who would prefer all of their products to be produced by the same manufacturer.

         In selling the Branded Products, the Company will compete against numerous companies, some of which are customers of the Private Label Group. Many of these competitors are better known in the industry, have established channels of distribution and greater financial and other resources than the Company. To date, the Company has not sold any Branded Products, and the Company has entered into only one formal agreement with a third party regarding the marketing of cosmetics and fragrances under a brand name owned by such third party.

         The Company believes that the primary method of competition in the sale of Branded Products is product awareness and consumer acceptance of the competing brands. Achieving market acceptance may require substantial marketing efforts and expenditure of significant funds. Since the Company has limited financial resources, it will not be able to utilize various promotional techniques used by its competitors. The Company, in order to compete successfully, intends to market its Branded Products to niche markets such as chain drug stores, discount stores and mass merchandisers and to develop Branded Products which it believes will appeal to the customers of these retailers. The Company does not expect to sell its Branded Products to prestige department stores and specialty retailers where it believes its limited financial resources will put it at the greatest competitive disadvantage. There can be no assurance that the Company will successfully develop or market any Branded Product.

         In the sale of Distributed Fragrances, the Company will compete directly with other direct marketers of such products, including catalogues and television shopping stations and, to a lesser degree, with retail stores. The Company expects that its major means of competition will be its convenience and overnight order fulfillment. However, the Company's method of selling the Distributed Fragrances is not proprietary in nature and may be replicated by others. In addition, the Company's possible lack of exclusivity with suppliers may allow such suppliers or other third parties to engage in the direct marketing of fragrance brands including, but not limited to, the fragrance brands offered by the Company. Management knows of other companies that currently market a fragrance line for direct delivery. In selling the Distributed Fragrances, the Company also will compete directly with well-established and widely-used companies in the flower-by-wire business, such as Florist Transworld Delivery Association, as well as companies in the gift-by-wire business. The Company's sale of the Distributed Fragrances also expects to compete indirectly with retail stores selling similar fragrances. There can be no assurance that the Company will be successful in selling the Distributed Fragrances. See "Risk Factors - Competition."

Government Regulation


         The Company's manufacturing activities and the Facility are subject to extensive and rigorous governmental regulation relating to the protection of the environment and the quality of manufacturing. Federal, state and local regulatory agencies actively enforce these regulations and conduct periodic inspections to determine compliance with such government regulations. The FDA enforces regulations regarding GMP through periodic surveillances and audits. The Company believes that the Private Label Group has obtained all material approvals, permits and licenses for its manufacturing activities. In the event that the Company seeks to expand its operations to manufacture and fill fragrances, the Company would have to obtain new or expanded governmental permits. However, changes in existing regulations, the interpretation thereof, or adoption of new regulations could impose costly new procedures for compliance, or prevent the Company from obtaining, or affect the timing of, additional regulatory approvals. There can be no assurance that the Private Label Group, if audited, will be found in compliance with GMP or environmental regulations. Failure to comply with GMP, environmental or other applicable regulatory requirements may result in fines, suspension of approvals, cessation of distribution, product recalls and criminal prosecution, any of which would have a material adverse effect on the Company.

         The Federal Trade Commission ("FTC") and state and local authorities regulate the advertising of over-the-counter drugs and cosmetics. The Federal Food, Drug and Cosmetic Act, as amended (the "Food and Drug Act"), and the regulations promulgated thereunder, and other federal and state statutes and regulations, govern, among other things, the testing, manufacture, safety, effectiveness, labeling, composition storage, record keeping, approval, advertising and promotion of the Company's products. In general, products falling within the FDA's definition of "new drugs" require pre-market approval by the FDA while products falling within the FDA's definition of "cosmetics" do not require pre-market approval. In the Company's opinion, the Company's products, as they are and will be promoted, fall within the FDA's definition of "cosmetics" and therefore do not require pre-market approval. There can be no assurance, however, that the FDA will concur in this view. In the event that the Company fails to comply with applicable regulations with respect to any products, the Company may be required to change its labeling, formulation or possibly cease manufacture and marketing of such products.

         The FDA may require post-marketing testing and surveillance to monitor the record of the Company's products and continued compliance with regulatory requirements. The FDA also may require the submission of any lot of product for inspection and may restrict the release of any lot that does not comply with FDA standards, or may otherwise order the suspension of manufacture, recall or seizure of non-compliant product is discovered. Product approvals may be withdrawn if compliance with regulatory standards is not maintained or if problems concerning safety or efficacy of a product are discovered following approval.

         The Company may also be subject to foreign regulatory authorities governing testing or sales of certain of the Company's products. Whether or not FDA approval has been obtained, approval of a product by the comparable regulatory authorities of foreign countries must be obtained in certain cases prior to the commencement of marketing of the product in those countries. There can be no assurance that any product developed or marketed by the Company will be approved by the FDA or any foreign regulatory authority.

         The Company's proposed method of distributing the Distributed Fragrances may include shipment by air transportation. The shipment of fragrances by air is subject to federal regulation and the rules and regulations promulgated by the DOT's Research & Special Programs Administration. The DOT considers the shipment of alcohol, a component in fragrances, to be the transportation of hazardous material. Scent 123 obtained a DOT exemption to transport hazardous material by overnight air transportation. As long as Scent 123 has the DOT exemption, which is in effect until November 30, 1997, and may thereafter be renewed upon application and approval thereof, Scent 123 believes that its shipment of products will be in compliance with current DOT regulations. Scent 123's loss of the DOT exemption would have a material adverse effect on its business operations. There can be no assurance that Scent 123 will retain the DOT exemption or that Scent 123 will be able to comply with any future DOT regulations.

         The Company's sale of Distributed Fragrances is intended to utilize toll-free telephone services. Toll-free telephone service is provided to users by federally regulated common carrier telephone companies. The rates, terms and technical quality of this service are subject to regulations promulgated by the FCC and tariffs published by the telecommunications service provider. Except for the sending of indecent, harassing or obscene messages or material, the interstate sale of services or products by users of a toll-free telephone number is not subject to direct federal regulation under the Communications Act of 1934. Fraudulent telephone messages are subject to criminal penalties under federal and state laws. The Company does not believe that FCC regulations will affect the proposed sale of Distributed Fragrances, but such regulations could affect the price, terms, quality and availability of the toll-free telephone services and may have a material adverse effect on the Company.

         Various laws and regulations relating to safe working conditions, and other employment matters, including the Occupational Safety and Health Act, are also applicable to the Company. The Company believes it is in substantial compliance with all material federal, state and local laws and regulations regarding safe working conditions, and other employment matters.

Trademarks


         The Company has one United States registered trademark, Scent Overnight(R), expiring on August 10, 2003, which was acquired in the acquisition of Scent Overnight. The Company has filed applications for the registration of trademarks for the "Scent 123" and Sports Extreme USA(TM) names in the United States, but no registrations have yet been issued. See "Business" and "Certain Transactions."

         The right to use trademarks and trade names in connection with the sale of the Branded Products is material to the Company's business. In cases where the Company is the licensee of the trademark or trade name, the ownership of the trademark or trade name will be retained by the licensor. In such cases, the Company may be subject to material claims of infringement by third-parties and may or may not be indemnified by the licensor.

         The Company will be the owner of brand names developed by it and will seek to establish protection of names. There can be no assurance, however, that such rights would sufficiently protect the Company's right to use such names or that, if and when the Company files trademark applications for such names, such applications would be approved. Notwithstanding such ownership, third-parties may claim that such names infringe such third party's rights. Such claims may seek to require the Company to cease use of the names as well as pay monetary damages. At the time any such claim is brought, the Company may not have the financial resources to defend against such claim. The cessation of the use of any brand name used by the Company might have a material adverse effect on it.


Insurance

         In view of the activities conducted by the Company, there are inherent risks of exposure to certain liabilities including product liability and negligence claims resulting from the use of the Company's products. The
Company currently carries a general liability insurance policy (including products liability) which provides for coverage of $1,000,000 per occurrence and $2,000,000 in the aggregate. The Company also carries property damage insurance of approximately $2,000,000. The Company does not have insurance coverage for product withdrawal or recall. Although the Company believes such insurance is sufficient, no assurances can be given that the amount of the Company's present coverage will prove to be adequate.


Major Customers and Suppliers


         Approximately 21% and 14% of the Company's revenues derived from manufacturing activities was derived from two major customers for the year ended December 31, 1995. For the year ended December 31, 1994, approximately 17% and 12% of the Company's revenue was derived from the same two major customers.
For the nine months ended September 30, 1995 and 1996, these two major customers accounted for 37.1% and 34.5%, respectively, of the Company's revenue. A loss of the sales to either of both of these customers could have a material adverse effect on the Company's results of operations. The Company's principal suppliers of raw materials are The Mearl Corporation, Whittaker, Clark & Daniels and Chem Central, Inc., from whom it purchases 6.3%, 6.2% and 5.3%, respectively, of the raw ingredients used by it.


Employees

         The Company presently employs approximately 258 employees of which 253 are located at the Facility. Of the 253 employees located at the Facility, 43 are employed on a full-time basis and approximately 210 are employed on an as-needed basis. The Company has regularly employed between 175 and 225 individuals on an as-needed basis for approximately 12 months and anticipates a continued need for a minimum of 210 employees in order to maintain its current level of operations. Of the 253 employees located at the Facility, 224 are manufacturing personnel, 14 are laboratory personnel, three are executive and administrative personnel and 12 are engaged in sales, marketing and customer service. The manufacturing employees located at the Facility are covered by a collective bargaining agreement with Local #300-S, Affiliated with the Production Service and Sales Distribution Council, Industrial Union Council, which expires on February 28, 1998.

         Of the five employees that are not located at the Facility, four are executive officers who, prior to this Offering, were retained by the Company as consultants. Prior to this Offering, the Company utilized the services of independent contractors, on consulting basis, to perform certain functions and may continue to do so in the future. The Company believes that there is an available pool of persons and firms who could be hired or retained by the Company when needed. The Company considers its relationships with both union and non-union employees to be satisfactory.

Seasonality and Backlog

         The cosmetic and fragrance business in general is subject to seasonal fluctuations, with net sales in the second half of the year substantially higher than those in the first half as a result of increased demand by retailers in the United States in anticipation of and during for the back-to-school, Thanksgiving and Holiday seasons. The Company anticipates that the sales of Branded Products and Distributed Fragrances will follow the general industry trend.


         Although the Company's manufacturing business, as a whole, is not seasonal, its product mix is subject to seasonal variations. Since the gross profit margins on various products differ, the backlog and results of operations in any period are not necessarily indicative of the result for the fiscal year. At September 30, 1996 the Private Label Group's backlog of orders believed by the Company to be firm was approximately $2,950,000 and at September 30, 1995 the amount of such orders was approximately $3,100,000. The Company expects that approximately 80% of the current backlog will be filled during the current fiscal year. Since the Company's orders for manufacturing and filling are generally for the delivery of merchandise over a period of time, backlog is viewed as an important indication of future performance.


Properties


         The Company leases 2,400 square feet of space at 509 Madison Avenue, New York, New York, which is used as its executive offices. The lease expires in April 2001 and provides for an annual base rent of $74,000, including utilities. These facilities are in good condition and adequate for the Company's current needs, and substitute space is readily available.


         The Company's manufacturing and packaging plant and laboratory and the Private Label Group's general and executive offices are located at a leased 155,000 square foot building in Fairlawn, New Jersey. The lease, expiring in August 2002 provides for annual rent of approximately $500,000, including common charges and real estate taxes and is subject to increase based on increases in the Consumer Price Index. In addition, the Company is responsible for substantially all repairs to the building. The Facility is presently operating at less than full capacity and is in good condition and physically adequate for the Company's present and foreseeable purposes. The Company expects to continue to update the manufacturing and packaging equipment at the Facility with more modern and automated equipment. See "Use of Proceeds."

         The Company subleases approximately 10,000 square feet of the Facility to Contemporary, a related party on a month-to-month basis for approximately $6,500 per month under an oral arrangement. See "Certain Transactions."


Legal Proceedings


         The Company is not a party to any material legal proceeding, nor is it aware of any pending or threatened claim of a material nature. The Company anticipates that it will be subject to claims and suits in the ordinary course of its business in the future, including product liability and negligence claims. The Company believes that it will maintain adequate insurance to cover such anticipated claims, of which, however, there can be no assurance.

                                   MANAGEMENT

Directors, Officers and Significant Employees

         The members of the Board of Directors, executive officers of the Company, significant employees of the Company and their ages and positions with the Company are as follows:


Name                   Age   Position

Gerard Semhon         60     Chairman of the Board, Chief Executive Officer and
                             Director

Constantine Bezas     50     President and Director

Joseph Truitt Bell    39     Executive Vice President and Director

Van Christakos        49     Vice President-Operations, Secretary, Treasurer and
                             Director

Michael J. Assante    59     President and Chief Executive Officer,
                             Private Label Group


         All of the Company's executive officers and directors intend to devote their full business time to the affairs of the Company effective on the date of this Prospectus. Prior to this Offering Messrs. Semhon, Bezas, Bell and Christakos were retained by the Company as consultants at an annual consulting fee of $95,000, $85,000, $75,000 and $55,000, respectively, which fees are inclusive of expenses incurred by each in the performance of their duties.
As consultants, each officer (except for Mr. Assante) has devoted less than full time to the affairs of the Company and has been permitted to devote time to other business opportunities or activities. The amount of time devoted by each such officer to the Company's affairs has varied from several hours per week to almost full time depending upon the person involved and the period of time considered. Additionally, each such officer has paid his own expenses incurred in performing his services as a consultant. Commencing on the date of this Prospectus, all executive officers will become employees and will devote their full business time to the affairs of the Company. As employees they will be entitled to employee benefits that are extended to employees generally, including reimbursement of expenses. Directors are elected to serve until the next meeting of stockholders and until their successors are duly elected and qualified. Meetings of stockholders of the Company will be held on an annual basis upon the completion of this Offering. However, if at any time an annual meeting is not held for the election of directors, the then current directors will continue to serve until their successors are elected and qualified.
 Vacancies and newly created directorships resulting from any increase in the number of directors may be filled by a majority vote of Directors then in office. Officers are appointed by, and serve at the discretion of, the Board of Directors. Non-employee directors will receive $1,500 for each Board meeting attended in person or by conference telephone call and are eligible to reeive options under th 1997 Plan. See "Use of Proceeds" and "Certain Transactions."

         The Board of Directors has not established any committees, however, upon the completion of this Offering, it intends to establish an Audit Committee and a Compensation Committee both of which are expected to be comprised of two independent directors.

         The following is a brief summary of the background of each director and executive officer of the Company:

         Gerard Semhon has served as Chairman of the Board and Chief Executive Officer of the Company since its inception. Mr. Semhon has over 30 years of management experience in consumer products. From March 1993 to May 1995, Mr. Semhon served as chairman of the board and chief executive officer of Dominion Associates, Inc. ("Dominion"), a distributor of health and beauty aids that he helped found. In May 1995, Dominion ceased operations due to a lack of financial resources. From 1990 to March 1993, Mr. Semhon served as an international consultant for several cosmetic companies, including Boots Ltd. and Cambridge Development Corp. In 1983, Mr. Semhon founded Parlux Fragrances, Inc.("Parlux"), where he was employed until 1990. Parlux operated as the United States and Canadian distributor of the Giorgio Armani Women's Fragrance line. From 1981 to 1983 Mr. Semhon served as Helena Rubinstein, Inc.'s president of North American Operations. In 1976, Mr. Semhon became president of ITT Corp. Cosmetics Division. From 1972 to 1976, Mr. Semhon served as Director of International Marketing for Revlon International, Inc.


         Constantine Bezas has served as President and a Director of the Company since its inception. From March 1993 to May 1995, he served as president of Dominion. From February 1991 to January 1993, he served as chairman of the board of Bezas, Tore, Jacobson & Lawrence, Ltd., an advertising firm he co-founded. From 1974 to 1991, Mr. Bezas was the principal owner/operator of Aspasia, Inc. a chain of specialty jewelry stores with locations in Connecticut and New York. During this same period Mr. Bezas also founded Video Cinema, a four store chain of video rental stores, and Just Delicious, a specialty gourmet food store chain. From 1971 to 1973, Mr. Bezas was employed by the Aramis Division of Estee Lauder Cosmetics in various marketing and sales capacities.

         Mr. Bezas and his wife filed a petition under Chapter 11 of the Federal Bankruptcy Act in December 1992. The case was converted to a proceeding under Chapter 7 of such Act in August 1994 and Mr. Bezas received a discharge from the proceeding in January 1995.


         Joseph Truitt Bell has served as Executive Vice President and Director of the Company since its inception. From November 1992 to June 1995, Mr. Bell served as an independent consultant for several retail establishments. In 1983, Mr. Bell co-founded Rosenthal-Truitt, Inc., an upscale men's furnishings and accessories store in Los Angeles, where he worked until October 1992. That company eventually expanded its business to four stores throughout California and Texas.


         Van Christakos has served as Secretary, Treasurer and a Director of the Company since its inception. From March 1993 to May 1995, he was employed at Dominion. From April 1991 to February 1993, Mr. Christakos served as president of Hamilton Group, a marketing and consulting firm he founded. From 1975 to 1991, Mr. Christakos served as Director of Operations for Aspasia, Inc., a six store specialty chain of jewelry stores located in Connecticut and New York.In 1984, Mr. Christakos was employed at Just Delicious, a specialty gourmet food store chain, where he remained until 1986. From 1982 to 1984, he served as the director of operations for Video Cinema, a four store video rental chain in the New York Tri-State area.

         Michael J. Assante joined the Company in August 1996 as part of the acquisition of the Private Label Group of which he had been the principal owner and senior executive for more than 40 years. He presently serves as President and Chief Executive Officer of the Private Label Group.


Executive Compensation


         The following sets forth the compensation paid or accrued by the Company to the Company's Chief Executive Officer and the Company's other executive officers whose compensation exceeded $100,000 for the years ended December 31, 1995 and 1996:


                           Summary Compensation Table
                               Annual Compensation

                                                                                                        Payouts


Name and
Principal
Position                    Year      Salary ($)     Bonus ($)

Gerard Semhon               1996      $ 95,648 (1)     0
Chairman and                1995      $ 48,000 (1)     0
Chief Executive
Officer

Michael J.                  1996      $245,192 (2)     0
Assante                     1995      $250,000 (2)     0
President, Private
Label Group



(1) During the years ended December 31, 1995 and 1996, Mr. Semhon earned such amounts for consulting services rendered to the Company, of which approximately $28,500 and $67,500, respectively, was accrued but not paid. See "Employment Agreements."

(2) Amounts earned prior to August 1996 represent Mr. Assante's salary as President of the Private Label Group prior to its acquisition by the Company. See Employment "Agreements."





         The Company did not grant any options in the last fiscal year to any of its executive officers. The Company does not have any long-term incentive plans for compensating its executive officers.

Employment Agreements

        The Company entered into a three year employment agreement, to become effective on the date of this Prospectus, with Gerard Semhon, the Company's Chief Executive Officer and Chairman of the Board, under which Mr. Semhon will serve as a full-time employee and officer and receive an annual salary of $95,000 bonuses as determined by the Board of Directors. The employment agreement entitles Mr. Semhon to a car allowance and the right to participate in welfare plans adopted by the Company and to enjoy medical, dental and disability insurance benefits under policies obtained by the Company for such purposes. To date, the Company has not instituted any employee welfare plans, nor has the Company obtained any dental or disability insurance coverage for its employees. The agreement is automatically renewable for successive one year terms. The employment agreement may be terminated by the Company for cause, as described in the agreement. In the event that the Company terminates Mr. Semhon's agreement without cause, Mr. Semhon is to receive his full compensation for the remainder of the term of the agreement, but in no event less than 12 months compensation. In the event of a change in control of the Board of Directors, Mr. Semhon is to receive two times his full compensation for the remainder of the term of the agreement. In addition, the agreement precludes
Mr. Semhon from disclosing confidential information, and from competing with the Company during the term of his employment and for one year thereafter.
Prior to the effectiveness of the employment agreement, Mr. Semhon served as a consultant to the Company, receiving compensation of the rate of approximately $95,000 per annum, plus expenses.


         In August 1996, the Company entered into a three year employment agreement with Michael J. Assante under which he will serve as President and Chief Executive Officer of each of the four companies that comprise the Private Label Group. Mr. Assante will receive a base annual salary of $195,000 and an annual car allowance of $12,000. In addition, the Company will maintain a $1.1 million life insurance policy on the life of Mr. Assante, the beneficiary of which will be designated by Mr. Assante. The employment agreement is renewable at his option for an additional two year period. Mr. Assante will receive a bonus equal to 10% of the amount by which the Private Label Group's annual profit, before interest and taxes but after depreciation and amortization, exceeds $500,000 for each of the years ending December 31, 1997, 1998, and 1999. The employment agreement may be terminated by the Company for cause, as described in the agreement. Mr. Assante is entitled to receive his salary for the remaining term of the agreement as severance pay in the event that the Company terminates the agreement without cause. In addition, the agreement precludes Mr. Assante from disclosing confidential information during the term of his employment and for five years thereafter, and from competing with the Company during the term of his employment and for one year thereafter.


Consulting Agreements

         The Company entered into a consulting agreement with ETR
& Associates, Inc. ("ETR") in June 1995, pursuant to which ETR provides general management advisory services to the Company ("Consulting Agreement"). Mr. Robert E. Lee, an affiliate of the Company, is the President of ETR, the General Partner of Woodward Partners, LLC ("Woodward") and exercises investment power over the investments owned by Metco Investors, LLC ("Metco"). ETR, Woodward and Metco (sometimes referred to as the "Consulting Group") advise the Company's Board of Directors on key policy decisions as requested by the Company. The Consulting Group's services have been primarily related to assistance in analyzing the acquisition of the Private Label Group and identifying persons to enter into business relationships with the Company. These persons include trade mark owners, packaging sources and owners of skin care ingredients. In addition, Metco is assisting the Company in securing distributors in England. Pursuant to the Consulting Agreement, in 1995 and 1996 the Company issued an aggregate of 175,000 shares of Common Stock to the Consulting Group (25,000 shares to ETR, 50,000 shares to Woodward and 100,000 shares to Metco). See "Certain Transactions."

         In July 1996, the Company entered into a brokerage and consulting agreement with V.A.N. Marketing Ltd. ("VAN"). Under the agreement, VAN is entitled to a finder's fee of 2 1/2 percent of the purchase price of the Private Label Group, 5,000 shares of the Company's Common Stock and options to purchase 20,000 shares of the Company's Common Stock at $4.80 per share, expiring in July 1999. $22,500 of the cash fee was paid upon closing of the acquisition and the remaining balance is due one year thereafter. Additionally, VAN will receive a monthly consulting fee of $3,000 for each of the first 12 months following the closing of the acquisition and $5,000 for each of the next 12 months.

         The Company entered into a two year consulting agreement with Metco in November 1996 pursuant to which Metco provides general management consulting services and advisory services in the establishment of distribution channels in the United Kingdom and Ireland (the "Metco Consulting Agreement"). The consulting fee of $16,500 due under the Metco Consulting Agreement was prepaid in November 1996.

         Mr. Louis DiVita ("DiVita"), a former shareholder of the companies comprising the Private Label Group, serves as a consultant to the Private Label Group pursuant to a consulting agreement dated August 17, 1993 pursuant to which DiVita provides services relating to the Private Label Group's computer system. The agreement provides for a monthly consulting fee of $11,117 through August 2003. See "Certain Transactions."


Stock Option Plan

         Prior to the effective date of this Prospectus, the Board of Directors adopted, and stockholders approved, the Company's 1997 Stock Option Plan (the "1997 Plan"). The 1997 Plan provides for grants to officers and other employees of the Company, non-employee directors, consultants and advisors and other persons who may perform significant services on behalf of the Company and will be administered by the Board of Directors or a committee (the "Committee") of two or more directors, each of whom is a "Non-Employee Director" within the meeting of Rule 16b-3 under the Exchange Act. Pursuant to the 1997 Plan, options to acquire an aggregate of 750,000 shares of Common Stock may be granted subject to adjustment as provided in the 1997 Plan. As of the date of this Prospectus, no options have been granted pursuant to the 1997 Plan.

         The 1997 Plan authorizes the issuance of incentive stock options ("ISOs"), as defined in Section 422A of the Internal Revenue Code of 1986 (the "Code"), as amended, as well as non-qualified stock options ("NQSOs"). Only "employees" (within the meaning of Section 3401(c) of the Code) of the Company shall be eligible for the grant of Incentive Stock Options. The exercise price of each ISO may not be less than 100% of the fair market value of the Common Stock at the time of grant, except that in the case of a grant to an employee who owns 10% or more of the then outstanding stock of the Company or a subsidiary or parent of the Company (a "10% Stockholder"), the exercise price shall be at least 110% of the fair market value of the Common Stock on the date of grant. The exercise price of each NQSO is determined by the

Committee, but shall not be less than 85% of the fair market value of the Common Stock on the date of grant. Notwithstanding the foregoing, the exercise price of any option granted on or after the effective date of the registration of any class of equity security of the Company pursuant to Section 12 of the Exchange Act, and prior to six months after the termination of such registration, may be no less than 100% of the fair market value per share on the date of the grant. The Board or the Committee shall provide, in each stock option agreement, when the term of the option subject to such agreement expires and the date when it becomes exercisable, but in no event will an ISO granted under the 1997 Plan be exercisable after the expiration of ten years from the date it is granted. Options may not be transferred during the lifetime of an option holder and are only exercisable during the optionee's lifetime only by the optionee or by his or her guardian or legal representative. The 1997 Plan shall terminate automatically as of the close of business on the day preceding the 10th anniversary date of its adoption, subject to earlier termination.

         To the extent Fair Market Value, as defined in the Code, of Common Stock with respect to which Incentive Stock Options granted hereunder are exercisable for the first time by an optionee in any calendar year exceeds $100,000, such options granted shall be treated as NQSO's to the extent required by Section 422 of the Code.


         If the outstanding shares of Common Stock are changed by reason of an adjustment to the capitalization of the Company or as a result of a merger or consolidation, an appropriate adjustment shall be made by the Board or the Committee in the number, kind and price of shares as to which options may be granted and exercised.

         Subject to the provisions of the 1997 Plan, the Board of Directors or the Committee has the authority to determine the individuals to whom stock options are to be granted, the number of shares to be covered by each option, the exercise price, the type of option, the option period, the restrictions, if any, on the exercise of the option, the terms for payment of the option price and all other terms and provisions of such options (which need not be identical). Payments by holders of options, upon exercise of an option, may be made (as determined by the Board or the Committee) in cash or such other form of payment as may be permitted under the 1996 Plan, including without limitation, by promissory note or by delivery of shares of Common Stock.

Indemnification and Limitation on Directors' and Officers' Liabilities and Indemnifications

        As permitted by the Delaware General Corporation Law, the Company has included in its Certificate of Incorporation a provision to eliminate the personal liability of its directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to certain exceptions. In addition, the By-laws of the Company provide that the Company is required to indemnify its officers and directors, employees and agents under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and the Company is required to advance expenses to its officers and directors as incurred in connection with proceedings against them for which they may be indemnified. The bylaws provide that the Company, among other things, will indemnify such officers and directors, employees and agents against certain liabilities that may arise by reason of their status or service as directors, officers or employees (other than liabilities arising from willful misconduct of a culpable nature), and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. At present the Company is not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of the Company in which indemnification would be required or permitted. The Company believes that its charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.


         Under Delaware law, Directors of the Company are not liable to the Company or its stockholders for monetary damages for breach of fiduciary duty, except for liability in connection with (i) a breach of duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) dividend payments or stock repurchased in violation of Delaware law or (iv) any transaction in which a director has derived an improper personal benefit.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth, as of the date of this Prospectus, immediately before and after the Closing, but before the exercise of any Redeemable Warrants, certain information concerning the shares of Common Stock beneficially owned by each director and officer of the Company, by all officers and directors of the Company as a group, and by each stockholder known by the Company to be a beneficial owner of more than 5% of the outstanding shares of Common Stock.



                                  Number of Shares                     Percentage of
                                 Beneficially Owned (2)                 Common Stock (2)
Name and Address                Before         After              Before               After
of Beneficial Owner (1)        Offering       Offering            Offering           Offering (3)

Gerard Semhon                    338,200 (4)    338,200             8.7%                6.7%

Constantine Bezas                195,634        195,634               5%                3.9%

Joseph Truitt Bell               146,233        146,233             3.8%                2.9%

Van Christakos                   110,933        110,933             2.9%                2.2%

Tusany Investment &
Trade S.A.                     1,559,355 (5)  1,250,000            40.2%               24.7%
c/o Morgan and Morgan Trust Co.
Pasea Estate, P.O. Box 3149
Roadtown, Tortola BVI

Michael J. Assante                     0        170,000 (6)          0                  3.7%

Fred Kassner                     250,000 (7)       0                6.4%                  0
69 Spring Street
Ramsey, NJ 07446

Robert E. Lee                    425,000 (8)    200,000            11.0%                4.0%
465 West Saddle River Road
Upper Saddle River, NJ  07458

Liam Development                 210,000 (9)    210,000             5.4%                4.2%
62 Viola Drive
Glen Cove, NY  11542

Metco Investors, LLC             200,000(10)    200,000             5.1%                3.9%
1000D Lake Street
Ramsey, NJ  07446

All officers and directors
as a group (5 persons)           683,400        853,400            17.6%               16.9%




(1) Unless otherwise indicated, the address of each stockholder listed is c/o Azurel Ltd., 509 Madison Avenue, New York, New York 10022.


(2) Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of Common Stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any



                                       50




     other person shown in the table.

(3) Assumes the sale of each Selling Securityholder of the securities owned by such Selling Securityholder and registered in the Concurrent Offering. Includes (i) 180,000 shares of Common Stock issued on the date of this Prospectus in connection with the acquisition of the Private Label Group and (ii) 1,000,000 shares of Common Stock offered hereby. See "Certain Transactions," "Underwriting" and "Concurrent Registration of Securities."


(4) Includes 107,600 shares of Common Stock owned by Diane Papas, who is the wife of Gerard Semhon, of which shares Mr. Semhon disclaims beneficial ownership.


(5) Includes 309,355 shares of Common Stock registered in the Concurrent Offering, but does not include shares underlying 50,000 Redeemable Warrants registered in the Concurrent Offering. Assuming no sale by such Selling Securityholder of the securities owned by such Selling Securityholder and registered in the Concurrent Offering, after the Offering, the percent ownership would be 30.8%. See "Concurrent Registration of Securities."

(6) Represents shares of Common Stock issued to Mr. Assante on the date of this Prospectus as part of the purchase price for the capital stock of the four companies that comprise the Private Label Group. See "Certain Transactions."

(7) Represents shares of Common Stock registered in the Concurrent Offering. Assuming no sale by such Selling Securityholder of the securities owned by such Selling Securityholder and registered in the Concurrent Offering, after the Offering, the percent ownership would be 4.9%.
     See "Concurrent Registration of Securities."

(8) Includes (i) 25,000 shares of Common Stock registered in the Concurrent Offering and 150,000 options to purchase Common Stock beneficially owned by ETR & Associates, Inc., of which Mr. Lee is President, (ii) 50,000 shares of Common Stock beneficially owned by Woodward Partners, of which Mr. Lee is General Partner. and (iii) 150,000 shares of Common Stock and shares underlying 50,000 options to purchase Common Stock beneficially owned by Metco Investors, LLC, over which investments Mr. Lee exercises investment power. Does not include (i) 55,500 warrants to purchase Common Stock issued to Mr. Lee and (ii) shares underlying 25,000 Redeemable Warrants issued to Metco Investors, LLC being registered in the Concurrent Offering. Assuming no sale by such Selling Securityholder of the securities owned by such Selling Securityholder and registered in the Concurrent Offering, after the Offering, the percent ownership would be 4.4%. See "Certain Transactions" and "Concurrent Registration of Securities."
     See "Certain Transactions."

(9) Represents shares of Common Stock issued to Liam Development, Ltd. in connection with the conversion of the principal due under a promissory note assumed by the Company. See "Certain Transactions."

(10) Includes 150,000 shares of Common Stock and 50,000 options to purchase Common Stock. Does not include shares underlying 25,000 Redeemable Warrants being registered in the Concurrent Offering. See "Certain Transactions" and "Concurrent Registration of Securities."

[/FN]

                              CERTAIN TRANSACTIONS

         In June and September 1995, the Company issued an aggregate of 2,175,000 shares of Common Stock to twelve founders. The twelve founders of the Company named below each purchased the number of shares set forth in parenthesis after their names at $.001 per share for an aggregate consideration of $2,175. The founders are Gerard Semhon (264,600), Constantine Bezas (200,934), Joseph Truitt Bell (150,933), Van Christakos (110,933), Diane Papas (107,600), Tusany Investment & Trade, S.A. ("Tusany") (1,250,000), Edward Pedersen (15,625), Kenneth Lee (15,625), James G. Cooley (6,250), Michalaur International ("Michalaur") (18,750), Valerie A. Profitt (25,000) and Leslie Bines (8,750). Tusany is a company organized under the laws of the British Virgin Islands whose affairs are managed by Morgan & Morgan Ltd., a company engaged in investment business on behalf of various clients. Michalaur, a company engaged in investment related activities incorporated in New York in 1993, is controlled by John Palmieri, its president.

         In June 1995, the Company entered into the Consulting Agreement with ETR pursuant to which ETR provides general management advisory services to the Company. Mr. Robert E. Lee is the President of ETR, the General Partner of Woodward and exercises investment power over the investments owned by Metco, the three entities that comprise the Consulting Group. The Consulting Group advises the Company's Board of Directors on key policy decisions as requested by the Company. The Consulting Group's services have been primarily related to assistance in analyzing the acquisition of the Private Label Group and identifying persons to enter into business relationships with the Company.
These persons include trademark owners, packaging sources and owners of skin care ingredients. In addition, Metco is assisting the Company in securing distributors in England. Pursuant to the Consulting Agreement, in 1995 and 1996 the Company issued an aggregate of 175,000 shares of Common Stock to the Consulting Group (25,000 shares to ETR, 50,000 shares to Woodward and 100,000 shares to Metco).






         In July 1995, the Company, as an accommodation maker for Messrs. Semhon and Bezas, issued a promissory note in the principal amount of $28,750 to ETR. The proceeds of this loan were paid to Messrs. Semhon and Bezas. The note plus accrued interest was repaid by the Company in September and October 1995, and the repayment was treated as an advance to stockholders. As additional consideration for this loan, ETR was granted an option to purchase 150,000 shares of Common Stock at $1.00 per share, which expires in July 2000.

         In September 1995, the Company issued a promissory note in the principal amount of $50,000 to Bola Business Ltd. ("Bola"). The note accrued interest at 10% per annum and was secured by an aggregate of 200,000 shares of Common Stock owned by Messrs. Semhon and Bezas, officers and directors of the Company. The proceeds of this loan were utilized for working capital. As additional consideration for the loan, the Company issued Bola 25,000 shares of Common Stock and granted Bola the option to purchase 50,000 shares of Common Stock at $1.00 per share, which option expires in September 2002. The note and accrued interest were repaid in April 1996.

         In October 1995, the Company issued a promissory note of $200,000 to Tusany Investment and Trade, S.A., a founder and principal stockholder of the Company ("Tusany"), which accrued interest at 10% per annum. The proceeds of this loan were advanced to the Private Label Group as part of the Company's obligation in connection with the acquisition of the Private Label Group. In July 1996, Tusany converted the principal plus accrued interest due under the note into 106,972 shares of Common Stock as part of a private placement completed by the Company in July 1996 ("July 1996 Private Placement"). See "Principal Stockholders."

         In December 1995, the Company completed a $250,000 private placement of 10 units, each unit consisting of (i) the Company's 18 month 12% promissory note in the original principal amount of $50,000 and (ii) 25,000 shares of the Company's Common Stock to eleven unaffiliated, accredited investors (the "1995 Private Placement"). The Company received net proceeds of $210,000 (after deducting expenses of $7,500 and commissions of $32,500 to the Underwriter for acting as placement agent), which were used for working capital and to repay indebtedness. See "Underwriting".

         In January 1996, the Company issued a promissory note of $50,000 to a principal of the Underwriter. The note and accrued interest, at 8% per annum, was repaid in April and May 1996. The Company used the proceeds of this loan as security for its non-recourse guarantee under an agreement ("Finova Agreement") with the Private Label Group's lender, Finova Capital Corporation ("Finova").

         In January 1996, the Company issued a promissory note of $160,000 to Metco. The note accrued interest at 10% per annum and was due, as to $100,000, in February 1996, and, as to the remaining principal plus accrued interest, in March 1996. In consideration for this loan, the Company issued Metco 25,000 shares of Common Stock and an option to purchase 50,000 shares of Common Stock at $1.25 per share, which expires in January 1999. Additionally, the Company issued 25,000 shares of Common Stock to Metco as a penalty for the Company's late repayment of a portion of the loan. The note was repaid in February and May 1996. The Company used $10,000 of the proceeds of this loan for working capital and $150,000 as security for its non-recourse guarantee under the Finova Agreement.


         In February 1996, the Company completed a $250,000 private placement of 5 units, each unit consisting of (i) the Company's two month 12% promissory note in the original principal amount of $50,000, and (ii) 25,000 shares of the Company's Common Stock to three accredited investors, including 50,000 shares to Tusany ("February 1996 Private Placement"). The Company received net proceeds of $210,000 (after deducting expenses of $7,500 and commissions of $32,500 to the Underwriter for acting as placement agent). As part of the Company's obligation in connection with the acquisition of the Private Label Group, the net proceeds of the February 1996 Private Placement were advanced to the Private Label Group to pay a portion of a jury award rendered in a legal proceeding against the Private Label Group. See "Underwriting."

         In connection with the 1995 and February 1996 Private Placements, Gerard Semhon, the Company's Chief Executive Officer and Chairman of the Board, agreed to indemnify the Company against any claims that may be asserted against the Company by creditors of Dominion Associates, Inc. ("Dominion"), a company that ceased operations in May 1995. Gerard Semhon, the Chief Executive Officer and a Director of the Company, and Constantine Bezas, the President and a Director of the Company, served as executive officers of Dominion.

         In February 1996, the Company issued 10,000 shares of Common Stock for legal services rendered to the Company.

         In July 1996, the Company completed the July 1996 Private Placement of 978,747 shares of Common Stock at $2.00 per share to 28 accredited investors, including 100,000 shares issued to Tusany for its participation in the financing. The Company received $1,314,950 of net proceeds (after deducting expenses of $11,050, commissions of $174,000 to the Underwriter for acting as the placement agent and the promissory note conversions described below). As part of the July 1996 Private Placement, certain noteholders of the Company, including holders of notes issued in the 1995 and February 1996 Private Placements converted an aggregate of $457,494 principal amount and interest into 278,747 shares of Common Stock. Of the aggregate debt converted, Tusany converted principal and interest due under a $50,000 promissory note issued in the February 1996 Private Placement into 52,383 shares of Common Stock and principal and interest due under a $200,000 promissory note issued in October 1995 into 106,972 shares of Common Stock. The Company used the net proceeds of the July 1996 Private Placement (i) to repay noteholders that did not convert their indebtedness, (ii) to repay other indebtedness, (iii) for the purchase price of and other fees related to the Private Label Group acquisition and (iv) for working capital. See "Underwriting."




         In July 1996, the Company issued a promissory note of $22,000 to Metco. The note and interest were repaid in September 1996. The Company used the proceeds of this loan for working capital.

         On August 22, 1996, the Company purchased all of the issued and outstanding capital stock of the four companies that comprise the Private Label Group from Assante. The purchase price was $2,782,500, of which $125,000 was paid in cash at the closing, $1,675,000 (which bears interest at 9% per annum) was paid by the delivery of the Company's promissory note (the "Assante Note"), and $850,000 will be paid promptly after the date of this Prospectus by the issuance of Common Stock of the Company valued at the public offering price. $359,375 of principal of the Assante Note plus interest, will be paid at the earlier of March 1, 1997 or upon the closing of this Offering, and the balance will be paid in approximately nine equal installments commencing 90 days after the first payment and each six months thereafter. The Assante Note may be prepaid without penalty at any time and is secured by a pledge of the purchased stock. One half of the stock will be released from the pledge when one half of the Assante Note is paid and the balance of the stock thereafter will be released pro rata upon payments of the Assante Note. In addition to the purchase price, the Company is obligated to pay DiVita an amount equal to 5% of the consideration Assante receives on the sale of the Private Label Group stock. Therefore, at the closing, the Company paid DiVita $6,250, in cash, issued a promissory note to DiVita in the original principal amount of $83,750
(the "DiVita Note") and upon completion of this Offering is to issue DiVita such number of shares of the Company's Common Stock as is valued at $42,500. The terms of the DiVita Note are substantially identical to the terms of the Assante Note. $17,968 of principal of the DiVita Note, plus interest, will be paid at the earlier of March 1, 1997, or upon the closing of the Offering. In addition, upon completion of this Offering, the Company is to issue Private Label Group's counsel such number of shares of the Company's Common Stock as is valued at $7,500 as payment for legal services rendered to the Private Label Group in connection with the acquisition. See "Use of Proceeds."

         As part of the redemption of the stock of the companies which comprise the Private Label Group from DiVita (i) the companies owe the balance of the redemption price ($390,830 as of June 30, 1996) which is payable in monthly installments of $5,551.02 (inclusive of interest at 6% per annum) through September 2003 and (ii) DiVita serves as a consultant to the Private Label Group pursuant to a consulting agreement dated August 17, 1993. Mr. Divita provides services relating to the computer system of the Private Label Group. The agreement provides for a monthly consulting fee of $11,117 through August 2003.

         In connection with the acquisition of the Private Label Group, in February 1996 the Company (i) secured an uncommitted line of credit with Finova to replace the Private Label Group's previous line of credit, (ii) pledged a $250,000 certificate of deposit as security for its non-recourse guarantee under the Finova Agreement, and (iii) paid $250,000 of a jury award of approximately $260,000 rendered in a legal proceeding against the Private Label Group. The Finova Agreement prohibits the payment of dividends so long as certain indebtedness is outstanding.

         As a condition, and on the closing, of the acquisition of the Private Label Group, the Company entered into an employment agreement with Assante under which he serves as President of each of the Private Label Group companies. Assante receives a base annual salary of $195,000. Assante will receive a bonus equal to 10% of the amount by which the Private Label Group's annual profit, before interest and taxes but after depreciation and amortization, exceeds $500,000 for each of the years ending December 31, 1997, 1998, and 1999. The employment agreement is for three years and is renewable at his option for an additional two year period. See "Management - Employment Agreements."


         Mr. Assante is the sole officer, director and shareholder of Contemporary, a company that subleases approximately 10,000 square feet at the Facility from the Company on a month-to-month basis for approximately $6,500 per month. Mr. Assante is also a principal shareholder of Rubigo. Both Contemporary and Rubigo are customers of the Private Label Group. For the years ended December 31, 1995 and December 31, 1994, and for the nine months ended September 30, 1996, Contemporary accounted for approximately $337,500, $288,000 and $217,500, respectively, of Private Label Group's revenues. For the same periods, Rubigo accounted for approximately $169,000, $441,000 and $265,000, respectively, of Private Label Group's revenues. The Company believes that transactions between the Company and Contemporary (including the sublease) and Rubigo are on terms no less favorable than transactions involving unaffiliated third parties.

         In October 1996, the Company acquired all of the assets of Scent Overnight, a company of which Gerard Semhon, the Company's Chief Executive Officer and Chairman of the Board, is a majority stockholder for (i) $225,000 and (ii) the assumption of certain indebtedness totalling approximately $210,000. The purchase price was arbitrarily determined between affiliates and was not determined by an independent appraisal of the assets. The purchase price was not based upon any recognized criteria of value and may have exceeded the fair market value of the assets acquired. The acquisition is being accounted for by the Company under the purchase method of accounting with the basis used to record the assets of Scent Overnight as zero, which is Scent Overnight's historical cost basis. See the financial statements and related notes thereto included elsewhere in this Prospectus. The $225,000 plus interest at 9% per annum is due upon the consummation of this Offering and is evidenced by the Company's promissory note ("Scent Note"). The assumed obligation is due to Liam Development Ltd. ("Liam") pursuant to a promissory note made by Scent Overnight ("Liam Note"). In October 1995, the Company granted the right to convert the principal due under the Liam Note into shares of the Company's

Common Stock at $1.00 per share. Liam converted the principal due under the Liam
Note in October 1996 into 210,000 shares. The Company intends to apply
$268,500 of the proceeds of this Offering to repay the Scent Note and the accrued interest due under the Liam Note. Scent Overnight was formed by Mr. Semhon to engage in the Distributed Fragrances business, however, in July 1994, it suspended its operations due to lack of capital. Prior to the suspension of operations, Scent Overnight had conducted research into the availability of the resources necessary for the proposed business, such as locating order taking, order fulfillment, delivery and advertising services and sources of supply and developed a plan for the operation of the business. This information was among the assets acquired by the Company in the acquisition. See "Use of Proceeds" and "Business - Trademarks."

         Between June 1995 and June 1996, the Company advanced an aggregate of $184,480 to Messrs. Semhon and Bezas, officers and directors of the Company. Of the $184,480, $48,130 is jointly and severally owed by Messrs. Semhon and Bezas, $120,750 is owed by Mr. Semhon and $15,750 is owed by Mr. Bezas. The advances do not bear interest and will be repaid immediately following the Offering.


         In October 1996, the Company completed a $300,000 private placement of 12 units, each unit consisting of (i) the Company's 12 month 10% promissory note (each a "Bridge Note I") and (ii) a warrant to purchase up to 25,000 shares of Common Stock (each a "Bridge Warrant I") ("October 1996 Private Placement") to seven accredited investors, including Metco, Tusany and Michalaur, who invested $25,000, $50,000 and $50,000, respectively. The Company intends to repay the Bridge Notes I out of the proceeds of this Offering. On the date of this Prospectus, the terms of the Bridge 300,000 Warrants I will be modified automatically to the terms of the 300,000 Redeemable Warrants. The Company received net proceeds of $270,000, after deducting commissions of $30,000 to the Underwriter for acting as placement agent. The net proceeds of the October 1996 Private Placement were used for expenses related to the Offering and working capital. See "Selling Securityholders," "Description of Securities - Redeemable Warrants," and "Use of Proceeds" and "Underwriting."

         In November 1996, the Company issued a promissory note in the amount of $55,500 to Mr. Robert E. Lee and used the proceeds of this loan for working capital. In December 1996 and January 1997, the Company paid $15,000 of principal and $5,550 of prepaid interest due under the note. The remaining principal is due on the earlier of February 1, 1997, or upon the date of the closing of this Offering. In consideration for extending the original maturity date of this loan, Mr. Lee received warrants to purchase 55,500 shares of Common Stock at $4.80 per share, which expire in December 2000.


         In November 1996, the Company entered into the Metco Consulting Agreement with Metco pursuant to which Metco provides general management consulting services and advisory services in the establishment of distribution channels in the United Kingdom and Ireland. The Metco Consulting Agreement has a two year term and provides for payment of a $16,500 consulting fee, which was prepaid in November 1996.

     In January 1997, the Company completed a $200,000 private placement of 8 units, each unit consisting of (i) the Company's 12 month 10% promissory note (each a "Bridge Note II") and (ii) a warrant to purchase up to 25,000 shares of Common Stock (each a "Bridge Warrant II") ("January 1997 Private Placement") to three accredited investors, including Edward Pedersen, one of the Company's founders. Mr. Pedersen received a $50,000 Bridge Note II and a 50,000 Bridge Warrant II in connection with his participation in the January 1997 Private Placement. The Company intends to repay the Bridge Notes II out of the proceeds of this Offering. On the date of this Prospectus, the terms of the 200,000 Bridge Warrants II will be modified automatically to 200,000 Redeemable Warrants. The Company received net proceeds of $180,000 after deducting commissions of $20,000 to the Underwriter for acting as placement agent. The net proceeds of the January 1997 Private Placement were used for expenses related to the Offering and working capital. See "Selling Securityholders," "Description of Securities - Redeemable Warrants," "Use of Proceeds" and "Underwriting."

                            DESCRIPTION OF SECURITIES

         The following summary description of the Securities is qualified in its entirety by reference to the Company's Certificate of Incorporation, as amended, and its By-laws, copies of which have been filed as Exhibits to the Registration Statement of which this Prospectus is a part.

         The Company is authorized to issue 10,000,000 shares of Common Stock, $.001 par value per share. As of the date of this Prospectus, prior to giving effect to the shares to be issued in this offering, there are 3,878,747 shares of Common Stock outstanding and held by 50 stockholders of record. An additional 825,500 shares of Common Stock are reserved for issuance upon the exercise of various options and warrants outstanding as of the date of this Prospectus.

Common Stock

         Holders of shares of Common Stock are entitled to one vote per share of Common Stock on all matters submitted to a vote of stockholders of the Company and to receive dividends when declared by the Board of Directors from funds legally available therefor. Upon the liquidation, dissolution or winding up of the Company, holders of shares of Common Stock are entitled to share ratably in any assets available for distribution to stockholders after payment of all obligations of the Company and after provision has been made with respect to each class of stock, if any, having preference over the Common Stock. Holders of shares of Common Stock do not have cumulative voting rights or preemptive, subscription or conversion rights. See "Risk Factors - Dividend Policy."

Redeemable Warrants

         Each Redeemable Warrant entitles its holder to purchase one share of Common Stock at an exercise price of _________ per share [120% of the initial public offering price] (the "Exercise Price"). The Redeemable Warrants are exercisable commencing one year from the date of this Prospectus and expire five years after the date of this Prospectus.

         The Redeemable Warrants will be issued pursuant to a warrant agreement (the "Redeemable Warrant Agreement") among the Company, the Underwriter and the warrant agent (the "Warrant Agent"), and will be evidenced by warrant certificates in registered form.

         The Exercise Price of the Redeemable Warrants and the number and kind of shares of Common Stock or other securities and property issuable upon exercise of the Redeemable Warrants are subject to adjustment in certain circumstances, including stock splits, dividends, or subdivisions, combinations or recapitalizations of the Common Stock. Additionally, an adjustment will be made upon the sale of all or substantially all of the assets of the Company in order to enable Warrantholders to purchase the kind and number of shares of stock or other securities or property (including cash) receivable in such event by a holder or the number of shares of Common Stock that might otherwise have been purchased upon exercise of the Redeemable Warrant.


         The Redeemable Warrants do not confer upon the holder any voting or any other rights of a stockholder of the Company. Upon notice to the Warrantholders, the Board of Directors has the right to reduce the exercise price or extend the expiration date of the Redeemable Warrants.

         Redeemable Warrants may be exercised upon surrender of the Redeemable Warrant certificate evidencing those Redeemable Warrants on or prior to the respective expiration date (or earlier redemption date) of the Redeemable Warrants at the offices of the Warrant Agent, with the form of "Election to Purchase" on the reverse side of the warrant certificate completed and executed as indicated accompanied by payment of the full exercise price (by certified check payable to the order of the warrant agent) for the number of Redeemable Warrants being exercised.

         No Redeemable Warrant will be exercisable unless at the time of exercise the Company has filed with the Commission a current prospectus covering the issuance of shares of Common Stock issuable upon exercise of the Redeemable Warrant and the issuance of shares has been registered or qualified or is deemed to be exempt from registration or qualification under the securities laws of the state of residence of the Warrantholder. The Company has undertaken to use its best efforts to maintain a current prospectus relating to the issuance of shares of Common Stock upon the exercise of the Redeemable Warrant Agreement. While it is the Company's intention to maintain a current prospectus, there can be no assurance that it will be able to do so. See "Risk Factors - Current
Prospectus and State Blue Sky Registration Required to Exercise Redeemable Warrants."

         No fractional shares will be issued upon exercise of the Redeemable Warrants. However, the Company will pay to that Warrantholder, in lieu of the issuance of any fractional share which would otherwise be issuable, an amount in cash based on the market value of the Common Stock on the last trading day prior to the exercise date.

         The Redeemable Warrants are redeemable by the Company at a price of $.10 per Redeemable Warrant, commencing one year after the date of this Prospectus and prior to their expiration, on 30 days prior written notice to the registered holders of the Redeemable Warrants, provided the average closing bid price per share of the Common Stock (if the Common Stock is then traded on a national securities exchange or NASDAQ) for a period not less than 20 trading days in any 30 day trading period, ending not more than 15 days prior to the date of any redemption notice, exceeds at least 150% of the then Exercise Price. The Redeemable Warrants shall be exercisable until the close of the business day preceding the date fixed for redemption. Under certain circumstances the Underwriter will receive a warrant solicitation fee. See "Underwriting."

Registration Rights

         The Company is registering 1,478,747 shares of Common Stock and 555,500 Redeemable Warrants in the Concurrent Offering of behalf of the Selling Securityholders, which securities were issued in connection with private placements, consulting agreements and certain financings. The securities offered in the Concurrent Offering are being registered pursuant to the exercise of piggback registration rights granted by the Company. See "Concurrent Registration of Securities" and "Certain Transactions."


Underwriter's Warrants

         See "Underwriting" for a description of the material terms of the Underwriter's Warrants to be issued by the Company to the Underwriter upon completion of the Offering.

Delaware Law with Respect to Business Combinations

          As of the date of this Prospectus, the Company will be subject to the State of Delaware's "business combination" statute, Section 203 of the Delaware General Corporation Law. In general, such statute prohibits a publicly held Delaware corporation from engaging in a "business combination" with a person who is an "interested stockholder" for a period of three years after the date of the transaction in which that person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates, owns (or, within three years prior to the proposed business combination, did own) 15% or more of the Delaware corporation's voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to the Company and, accordingly, may discourage attempts to acquire the Company.


Reports to Stockholders

         The Company intends to furnish its stockholders with annual reports containing audited financial statements and to make available such other periodic reports as the Company may determine to be appropriate or as may be required by law.

Application for Listing


         The Company has applied for listing of the Common Stock and Redeemable Warrants on NASDAQ under the symbols "AZUR" and "AZURW," respectively. No assurance can be given that such applications will be approved or that a trading market for the Securities will develop or, if developed, be sustained.

Transfer Agent and Redeemable Warrant Agent

         The Company has appointed North American Transfer Co. as Transfer Agent and Registrar for its Common Stock and Warrant Agent for its Redeemable Warrants.


                         SHARES ELIGIBLE FOR FUTURE SALE

         Upon sale of the Securities, the Company will have outstanding 5,058,747 shares of Common Stock and 1,000,000 Redeemable Warrants (5,208,747 shares of Common Stock, and 1,450,000 Redeemable Warrants if the Underwriter's Over-Allotment Option is exercised in full). The Securities to be sold in this Offering (assuming no exercise of the Underwriter's Over-Allotment Option) and the 1,478,747 shares of Common Stock and 555,500 Redeemable Warrants registered concurrently with this Prospectus being offered pursuant to the Selling Securityholder Prospectus included in the Registration Statement of which this Prospectus forms a part, will be freely tradable subject to "lock-up" agreements described below without restriction under the Securities Act, except for any shares purchased by an "affiliate" of the Company (in general, a person who has a control relationship with the Company), which shares will be subject to the resale limitations of Rule 144 adopted under the Securities Act ("Rule 144"). The remaining 2,580,000 shares are deemed to be "restricted securities," as that term is defined under Rule 144, in that such shares were issued and sold by the Company in private transactions not involving a public offering and are not currently part of an effective registration. Except for the "lock-up" agreements described below, such shares will become eligible for sale under Rule 144, at various times through October, 1998. In addition, the Company has granted the Underwriter demand and piggyback registration rights with respect to the securities issuable upon exercise of the Underwriter's Warrants. No prediction can be made as to the effect, if any, that sales of shares of Common Stock or even the availability of such shares for sale will have on the market prices prevailing from time to time. If the holders of the shares eligible for registration so choose they could require the Company to register all of said shares at any time.

         In general, under Rule 144, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company, who has beneficially owned restricted shares of Common Stock for at least two years is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or if the Common Stock is quoted on NASDAQ or a stock exchange, the average weekly trading volume during the four calendar weeks preceding the sale. A person who presently is not and who has not been an affiliate of the Company for at least three months immediately preceding the sale and who has beneficially owned the shares of Common Stock for at least three years is entitled to sell such shares under Rule 144 without regard to any of the volume limitations described above.


         All of the Company's current stockholders and warrantholders have agreed not to sell or otherwise dispose of their shares of Common Stock
(the "Lock-Up") for a period ranging from three months to two years following completion of the Offering without the prior written consent of the Underwriter. Following expiration of the Lock-Up, 2,580,000 shares of Common Stock outstanding prior to the Offering will be available for immediate resale pursuant to Rule 144, subject to compliance with affiliates of the Company with the volume limitations of Rule 144. Affiliates of the Company currently own an aggregate of 2,041,000 shares Common Stock. See "Underwriting."

         Prior to this Offering, no market for the Securities existed. The effect, if any, of public sales of the restricted shares of Common Stock or the availability of such shares for future sale on prevailing market prices cannot be predicted. Nevertheless, the possibility that substantial amounts of restricted shares may be resold in the public market may adversely affect prevailing market prices for the shares and could impair the Company's ability to raise capital through the sale of its equity securities.

                                  UNDERWRITING

         Subject to the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement") between the Company and the Underwriter, the Underwriter has agreed to purchase from the Company, on a "firm commitment" basis, all of the Securities.

         The Underwriter has advised the Company that it proposes initially to offer the Securities to the public at the initial public offering price set forth on the cover page of this Prospectus and to certain dealers at such prices, less concessions not in excess of $___ per share of Common Stock and $___ per Redeemable Warrant.

         The Company has granted the Underwriter an option, exercisable during the 30 calendar day period after the closing of the Offering, to purchase from the Company at the initial public offering price less underwriting discounts and the non-accountable expense allowance, up to an aggregate of 150,000 shares of Common Stock and/or 150,000 Redeemable Warrants for the sole purpose of covering over allotments, if any.

         The Company has agreed to pay the Underwriter a non-accountable expense allowance of 3% of the gross proceeds of the Offering, none of which has been paid to date. Further, the Company has agreed to reimburse the Underwriter for certain accountable expenses relating to the Offering.


         Upon the exercise of any Redeemable Warrant for a period of four years commencing one year after the date of this Prospectus, the Company has agreed to pay to the Underwriter a fee of 5% of the exercise price for each Redeemable Warrant exercised; provided, however, that the Underwriter will not be entitled to receive such compensation in Redeemable Warrant exercise transactions in which (i) the market price of Common Stock at the time of exercise is lower than the exercise price of the Redeemable Warrants; (ii) the Redeemable Warrants are held in any discretionary account; (iii) disclosure of compensation arrangements is not made, in addition to the disclosure provided in this Prospectus, in documents provided to holders of the Redeemable Warrants at the time of exercise; (iv) the exercise of the Redeemable Warrants is unsolicited by the Underwriter; or (v) the solicitation of exercise of the Redeemable Warrants was in violation of Rule 10b-6 promulgated under the Exchange Act.

         All of the Company's current stockholders and warrantholders have agreed not to sell or otherwise dispose of any of their shares of Common Stock, Redeemable Warrants or shares of Common Stock issuable upon conversion or exercise of securities convertible into Common Stock for a period ranging from three months to two years from the date of this Prospectus without the prior written consent of the Underwriter. Notwithstanding these lock-up agreements, such persons may make intra-family transfers. An appropriate restrictive legend will be marked on the face of certificates representing all such shares of Common Stock and Redeemable Warrants. See "Principal Stockholders."


         The Underwriter has no present intention, plan, proposal, arrangement or understanding to engage in any transactions with the Selling Securityholders with regard to their securities of the Company or to waive or shorten any lock-ups. If any such transaction is entered into or any such lock-ups are waived or shortened, to the extent that the Company is aware of any such transaction or early release and is required to disclose the same, such information will be disclosed in a timely manner. The Underwriter has no knowledge of present or future plans, proposals, agreements, arrangements or understandings with respect to engaging in transactions with or by the Selling Securityholders.

         The Company has agreed, if requested by the Underwriter at any time within three years after the date of closing of the Offering, to nominate and use its best efforts to elect a designee of the Underwriter as a director of the Company or, at the Underwriter's option, as a non-voting advisor to the Company's Board of Directors. Such designee may be an officer, director, partner, employee, affiliate of or consultant to the Underwriter. The person to be designated by the Underwriter has not been identified to date.

         The Company has also agreed to retain the Underwriter, pursuant to a financial advisory and investment banking agreement (the "Advisory Agreement"), as the Company's financial consultant at a monthly rate of $2,000 for 24 months commencing on the date of this Prospectus, all of which is payable at the closing of the Offering. Pursuant to the Advisory Agreement, the

Underwriter will render certain financial advisory and investment banking services to the Company, including advice as to the Company's financial public relations, internal operations, corporate finance matters and other related matters.


         In connection with this Offering, the Company has agreed to sell to the Underwriter, for nominal consideration, warrants to purchase from the Company for four years 100,000 shares of Common Stock and/or 100,000 Redeemable
Warrants (the "Underwriter's Warrants"). The shares of Common Stock and Redeemable Warrants contained in the Underwriter's Warrants will be identical to the Securities being offered hereby. The Underwriter's Warrants contain anti-dilution provisions identical to the Redeemable Warrants that provide for adjustment of the exercise price upon the occurrence of certain events.

         The Company has agreed that, upon written request of the then holder(s) of a majority of the Redeemable Warrants and the shares of Common Stock issued and/or issuable upon exercise of the Underwriter's Warrants (the "Underwriter's Warrant Shares") which were originally issued to the Underwriter or to its designees, made at any time within the period commencing one year and ending five years after the Effective Date, the Company will file at its sole expense, no more than once, a registration statement under the Securities Act registering the Underwriter's Redeemable Warrants and Warrant Shares. The Company has agreed to use its best efforts to cause such a registration statement to become effective. The holders of the Underwriter's Warrants may demand registration without exercising the Underwriter's Warrants and, in fact, are never required to exercise the same.

         The Company has also agreed that if, at any time within the period commencing one year and ending five years after the Effective Date, it should file a registration statement with the Commission pursuant to the Securities Act, regardless of whether some of the holders of the Underwriter's Warrants and the Underwriter's Warrant Shares shall have availed themselves of any of the registration rights above, the Company, at its own expense, will offer to said holders (with certain exceptions) the opportunity to register or qualify the Underwriter's Warrant Shares. The objection of a subsequent underwriter to the above "piggyback" registration rights would preclude such inclusion. However, in such event the Company will, within six months of the completion of such subsequent underwriting, file at its sole expense a registration statement relating to such excluded securities.

         During the term of the Underwriter's Warrants, the holders of the Underwriter's Warrants are given the opportunity to profit from a rise in the market price of the Securities. To the extent that the Underwriter's Warrants are exercised, dilution of the interests of the Company's then stockholders will occur. Furthermore, the terms upon which the Company will be able to obtain additional equity capital may be adversely affected since the holder of the Underwriter's Warrants can be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than to those provided in the Underwriter's Warrants.

         The Underwriting Agreement provides for reciprocal indemnification between the Company and the Underwriter against certain liabilities in connection with the Registration Statement of which this Prospectus constitutes a part, including liabilities under the Securities Act. To the extent this section may purport to provide exculpation from possible liabilities arising under the federal securities laws, the Company has been advised that it is the opinion of the Commission that such indemnification is against public policy and is therefore unenforceable.

         In addition, the Underwriting Agreement provides that for a period of two years from the date of the Offering, the Company will not issue any shares of Common Stock or Preferred Stock, or securities convertible into or exercisable for Common Stock or Preferred Stock, without the prior written consent of the Underwriter. However, the Company may issue securities (A) upon
(i) the exercise of any warrants or options outstanding as of the completion of this Offering, and (ii) the exercise of the Underwriter's Warrants, (B) pursuant to the Company's 1997 Plan, or (C) in connection with any merger or acquisition of another entity by the Company.

     The Underwriter has acted as the placement agent for the Company in five private securities offerings conducted between December 1995 and January 1997, for which the Placement Agent received commissions and expenses aggregating approximately $365,000. In January 1996, the Company issued a promissory note of $50,000 to a principal of the Underwriter. The note and accrued interest were repaid in April and May 1996. See "Certain Transactions."

         The foregoing is a summary of the principal terms of the Underwriting Agreement, the Underwriter's Warrants, and the Advisory Agreement and does not purport to be complete. Reference is made to the copies of the Underwriting Agreement, the Underwriter's Warrant Agreement and the Advisory Agreement that are filed as exhibits to the Registration Statement of which this Prospectus constitutes a part.



         Prior to the Offering, there has been no public market for the Securities offered hereby. Consequently, the initial public offering price of the Securities and the exercise price and other terms of the Redeemable Warrants have been determined by negotiation between the Company and the Underwriter and are not necessarily related to the Company's asset value, earnings, book value or other such criteria of value. Factors considered in determining the initial public offering price of the Securities and the exercise price of the Redeemable Warrants include the prospects for the industry in which the Company operates, the Company's management, the general condition of the securities markets and the demand for securities in similar companies.

                      CONCURRENT REGISTRATION OF SECURITIES

         Concurrently with this Offering, 1,478,747 "Selling Securityholders' Shares), 555,500 Warrants (the "Selling Securityholders' Warrants") and 555,500 shares underlying the Selling Securityholders' Warrant Shares have been registered by the Company under the Securities Act on behalf of certain of Selling Securityholders, pursuant to a Selling Securityholders' Prospectus included within the Registration Statement of which this Prospectus forms a part. The Selling Securityholders' Shares, the Selling Securityholders' Warrants, and the Selling Securityholders' Warrant Shares are not part of this underwritten offering. All of the Selling Securityholders have agreed not to sell or otherwise dispose of the Selling Securityholders' Shares and/or the Selling Securityholders' Warrants and the Selling Securityholders' Warrant Shares for a period ranging from three months to two years following completion of the Offering without the prior written consent of the Underwriter. The Company will not receive any of the proceeds from the sale of the Selling Securityholders' Shares, the Selling Securityholders' Warrants, or the Selling Securityholders' Warrant Shares, but will receive proceeds from the exercise of the Selling Securityholders' Warrants. See "Underwriting."


                                  LEGAL MATTERS

         The validity of the Securities offered hereby and certain other legal matters will be passed upon for the Company by Gersten, Savage, Kaplowitz, Fredericks & Curtin, LLP, New York, N.Y. Certain legal matters will be passed upon for the Underwriter by Snow Becker Krauss P.C., New York, N.Y. Gersten, Savage, Kaplowitz, Fredericks & Curtin, LLP has acted as counsel to the Underwriter in other transactions and may so act in the future.


                                     EXPERTS

         The audited financial statements for the years ended December 31, 1994 and 1995 included in the Prospectus have been audited by Feldman Radin & Co., P.C., independent certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein, and are included in reliance upon such report and upon the authority of said firm as experts in accounting and auditing. The information for the interim periods ended June 30, 1995 and 1996 is unaudited but in the opinion of management, includes all adjustments considered necessary for the fair presentation of the results. All adjustments made in the interim financial statements are of a normal recurring nature. The unaudited results for the six months ended June 30, 1996 are not necessarily indicative of the results to be expected for the entire fiscal year.

                             ADDITIONAL INFORMATION

         The Company has filed with the Commission a Registration Statement on Form SB-2 in accordance with the provisions of the Securities Act, with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto. For further information, reference is made to the Registration Statement and to the exhibits filed therewith. Statements herein contained concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. The Registration Statement and the exhibits may be inspected without charge at the offices of the Commission and, upon payment to the Commission of prescribed fees and rates, copies of all or any part thereof may be obtained from the Commission's principal office at the Public Reference Section, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549.

         Except for material contracts or portions thereof accorded confidential treatment, all registration statements are available for public inspection (and copying at prescribed rates), during business hours, at the principal office of the Commission in Washington, D.C. Electronic registration statements filed through the Electronic Data Gathering, Analysis, and Retrieval system are publicly available through the Commission's Website (http://www.sec.gov).

                          AZUREL LTD. AND SUBSIDIARIES

                         INDEX TO FINANCIAL STATEMENTS





                                                                Page
AZUREL LTD. AND SUBSIDIARIES

   Independent Auditor's Report .............................    F-2
   Consolidated Balance Sheets ..............................    F-3
   Consolidated Statements of Operations ....................    F-4
   Consolidated Statements of Changes in Stockholders' Equity    F-5
   Consolidated Statements of Cash Flows ....................    F-6
   Notes to Consolidated Financial Statements ...............    F-8

PRIVATE LABEL COSMETICS, INC. AND AFFILIATES

   Independent Auditor's Report .............................   F-19
   Combined Balance Sheets ..................................   F-20
   Combined Statements of Operations ........................   F-21
   Combined Statements of Changes in Stockholders' Deficit ..   F-22
   Combined Statements of Cash Flows ........................   F-23
   Notes to Combined Financial Statements ...................   F-24

PRO FORMA FINANCIAL STATEMENTS (UNAUDITED)

   Pro Forma Balance Sheet - September 30, 1996 .............   F-31
   Pro Forma Statement of Operations - Nine Months Ended Sept   F-32
   Pro Forma Statement of Operations - Year Ended December 31   F-33
   Notes to Unaudited Pro Forma Financial Statements ........   F-34

                         INDEPENDENT AUDITOR'S REPORT



To the Board of Directors
Azurel Ltd.

     We have audited the accompanying balance sheet of Azurel Ltd. as of December 31, 1995 and the related statements of operations, changes in stockholders' deficit and cash flows from June 26, 1995 (inception) through December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Azurel Ltd. as of December 31, 1995 and the results of its operations and its cash flows from June 26, 1995 (inception) through December 31, 1995 in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that Azurel Ltd. will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has incurred significant net losses which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments relating to the recoverability and classification of reported asset amounts or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

                                              FELDMAN RADIN & CO., P.C.
                                              Certified Public Accountants

December 20, 1996
New York, New York


                           AZUREL LTD. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS


                                                             September 30,         December 31,
                                                                 1996                 1995
                                                             -------------        -------------
                                                              (Unaudited)
                                   ASSETS

CURRENT ASSETS:
     Cash                                                    $     -              $    3,581
     Accounts receivable, net of allowance for doubtful
        account of $14,000 and $15,000, respectively           1,570,919                 -
     Inventories                                               1,095,696                 -
     Prepaid expenses                                             33,379                 -
     Due from stockholders and related parties                   464,126              92,380
     Due from the Private Label Group                               -                180,000
                                                            -------------       -------------
         TOTAL CURRENT ASSETS                                  3,164,120             275,961

FURNITURE AND EQUIPMENT                                          542,191                 -

RESTRICTED CASH                                                  334,461                 -

DEFERRED FINANCING COSTS                                          33,360              70,208

DEFERRED REGISTRATION COSTS                                       15,000               4,000

GOODWILL                                                       3,086,167                 -

OTHER ASSETS                                                      77,434                 490
                                                            -------------        -------------

                                                           $   7,252,733        $    350,659
                                                            =============        =============


                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
     Cash overdraft                                         $    110,599         $        -
     Accounts payable                                            736,616                  -
     Accrued expenses                                          1,052,257             143,130
     Customer advances                                           155,142                  -
     Current portion of long-term debt                           909,143             259,975
     Current portion of capital lease obligations                 26,214                  -
                                                               ---------          ----------
         TOTAL CURRENT LIABILITIES                             2,989,971             403,105

LONG-TERM DEBT                                                 3,574,770             395,951

CAPITAL LEASE OBLIGATIONS                                         22,628                  -

STOCKHOLDERS' EQUITY (DEFICIT):
     Common stock, par value $.001 per share,
         10,000,000 shares authorized                              3,669               2,450
     Additional paid-in capital                                2,172,399              64,734
     Accumulated deficit                                      (1,508,529)           (513,406)
                                                               ----------         ----------
                                                                 667,539            (446,222)
     Less stock subscriptions receivable                          (2,175)             (2,175)
                                                               ----------         ----------
         TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                    665,364            (448,397)
                                                               ----------         -----------

                                                             $  7,252,733       $    350,659
                                                             ============       ============

                        See notes to financial statements
                                       F-3



                          AZUREL LTD. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS




                                             Nine months         June 26, 1995        June 26, 1995
                                                ended           (Inception) to       (Inception) to
                                             September 30,       September 30,         December 31,
                                                1996                  1995                 1995
                                         ------------------    -----------------    -----------------
                                             (Unaudited)          (Unaudited)




NET SALES                                 $     968,050         $      -            $        -

COST OF GOODS OF SOLD                           764,759                -                     -
                                          --------------        ------------        -------------

GROSS PROFIT                                    203,291                -                     -

GENERAL AND ADMINISTRATIVE EXPENSES             733,292             125,295             259,637
                                          ---------------       ------------        -------------

(LOSS) BEFORE INTEREST EXPENSE                 (530,001)           (125,295)           (259,637)

INTEREST EXPENSE                                465,122               1,435              28,369
                                          ----------------      -------------      --------------

NET (LOSS)                                $    (995,123)        $  (126,730)       $   (288,006)
                                          ================      ==============     ==============




                       See notes to financial statements.
                                      F-4



                          AZUREL LTD. AND SUBSIDIARIES
      CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)




                                                     Common Stock                                                        Total
                                           ----------------------------    Additional                    Stock        Stockholders
                                             Number of                      Paid-in      Accumulated   Subscriptions     Equity
                                             Shares             Amount      Capital        Deficit     Receivable      (Deficit)
                                          -------------        --------   -----------   ------------- -------------   -----------
Balance - June 26, 1995 (Inception          $     -           $   -        $   -        $     -       $     -         $      -

Issuance of common stock                     2,175,000           2,175         -              -          (2,175)             -
Stock issued in connection with
  bridge financing                             125,000             125       64,734           -             -              64,859
Stock issued for services                      125,000             125         -              -             -                 125
Stock issued in connection with a loan          25,000              25         -              -             -                  25
Distribution                                      -               -            -          (225,400)         -            (225,400)
Net (loss)                                        -               -            -          (288,006)         -            (288,006)
                                          ------------         ---------   --------   -------------   ----------    --------------

Balance - December 31, 1995                  2,450,000           2,450       64,734       (513,406)      (2,175)         (448,397)

Stock issued in connection with
  bridge financing                             125,000             125      124,875           -             -             125,000
Sale of common stock                           750,000             750    1,283,150           -             -           1,283,900
Stock issued for services                       60,000              60      119,940           -             -             120,000
Stock issued in connection with acquisition      5,000               5       21,245           -             -              21,250
Stock issued in connection with a penalty       25,000              25       49,975           -             -              50,000
Stock issued in connection with a loan          25,000              25       38,070           -             -              38,095
Conversion of debt to common stock             228,727             229      432,910           -             -             433,139
Stock options issued for services                 -               -          37,500           -             -              37,500
Net (loss), nine months ended
   September 30, 1996 (unaudited)                 -               -             -         (995,123)         -            (995,123)
                                            -----------        ---------  ----------  -------------   ------------    ------------

Balance - September 30, 1996 (unaudited)   $ 3,668,727     $     3,669  $ 2,172,399   $ (1,508,529)  $   (2,175)     $    665,364
                                            ===========     ============  =========   =============   =============    ===========



                       See Notes to financial statements.
                                      F-5

                          AZUREL LTD. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                          Nine months         June 26, 1995        June 26, 1995
                                                             ended           (Inception) to       (Inception) to
                                                          September 30,        September 30,        December 31,
                                                             1996                 1995                 1995
                                                        ---------------   ------------------   ------------------
                                                         (Unaudited)          (Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)                                             $        (995,123)    $       (126,730)  $        (288,006)
Adjustments to reconcile net (loss) to net cash
     provided by operating activities:
     Depreciation                                                 16,629                    -                    -
     Amortization of goodwill                                     12,913                    -                    -
     Amortization of discount on notes payable                   217,169                    -               10,810
     Stock options issued for services                            37,500                    -                    -
     Stock issued for penalty                                     50,000                    -                    -
     Interest converted into stock                                29,994                    -                    -
     Stock issued for services                                   120,000                  125                  125

Changes in assets and liabilities:
     Increase in accounts receivable                             (20,823)                   -                    -
     Decrease in inventories                                      69,601                    -                    -
     Decrease in prepaid expenses                                    273                    -                    -
     Decrease in accounts payable                                (30,298)                   -                    -
     Increase in accrued expenses                                 66,722               65,902              127,730
                                                       ------------------   ------------------   ------------------


     NET CASH USED IN OPERATING ACTIVITIES                      (425,443)             (60,703)            (149,341)
                                                       ------------------   ------------------   ------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchase of furniture and equipment                         (28,954)                   -                    -
     Cash paid in acquisition of Private Label Group            (215,059)                   -                    -
     Increase in other assets                                    (41,311)                   -                 (490)
                                                       ------------------   ------------------   ------------------

     NET CASH USED IN INVESTING ACTIVITIES                      (285,324)                   -                 (490)
                                                       ------------------   ------------------   ------------------


CASH FLOWS FROM FINANCING ACTIVITIES
Increase in restricted cash                                     (84,461)                   -                    -
Decrease in cash overdraft                                      (40,776)                   -                    -
Increase in due from stockholders and related parties           (86,110)             (91,000)             (92,380)
Increase in due from the Private Label Group                   (650,000)                   -             (180,000)
(Increase) decrease in deferred financing costs                  36,848              (23,675)             (70,208)
Increase in deferred registration costs                         (11,000)                   -               (4,000)
Payment of capital lease obligations                             (1,585)                   -                    -
Proceeds from long-term debt                                    848,492              191,250              528,750
Payment of long-term debt                                      (563,767)             (13,630)             (28,750)
Costs incurred in connection with stock issuance               (240,455)                   -                    -
Issuance of common stock                                      1,500,000                    -                    -
                                                        -----------------   ------------------   ------------------

     NET CASH PROVIDED BY FINANCING ACTIVITIES                  707,186               62,945              153,412
                                                        ------------------   ------------------   ------------------

NET INCREASE (DECREASE) IN CASH                                 (3,581)               2,242                3,581
CASH AT BEGINNING OF PERIOD                                      3,581                    -                    -
                                                        ------------------   ------------------   ------------------
CASH AT END OF PERIOD                                  $         -           $       2,242       $        3,581
                                                        ==================   ==================   ==================



                       See notes to financial statements
                                      F-6




                          AZUREL LTD. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS




                                                            Nine months         June 26, 1995        June 26, 1995
                                                               ended           (Inception) to       (Inception) to
                                                           September 30,        September 30,        December 31,
                                                               1996                 1995                 1995
                                                         ------------------   ------------------   ------------------
                                                           (Unaudited)          (Unaudited)


SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION:
 Cash paid during the year for:
   Interest                                           $       22,879       $      -               $      -
                                                        ================     ===============        ==============
   Taxes                                              $          -         $      -               $      -
                                                        ===-============     ===============        ==============
 Non cash activities:
   Issuance of common stock through long-term debt    $      163,095       $            81        $        64,884
                                                        ================    ================        ==============
   Issuance of common stock through stock
     subscriptions receivable                         $          -         $         2,175        $         2,175
                                                        ================    ================        ==============
   Issuance of common stock in connection with
     acquisition of Private Label                     $       21,250       $      -               $      -
                                                        ================    ================        ==============
   Conversion of debt to common stock                 $      457,494       $      -               $      -
                                                        ================    ================        ==============
   Distribution through assumption of long
     term-debt                                        $          -        $        225,400        $       225,400
                                                        ================    =================       ==============
   Purchase of equipment through capital lease
     obligations                                      $       11,304      $       -               $      -
                                                        ================    =================       ==============
   Assumption of debt in connection with
     acquisition of Private Label                     $    1,805,813      $       -               $      -
                                                        ================    =================       ==============
   Goodwill with acquisition of Private Label         $    1,056,958      $       -               $      -
                                                        ================    =================       ==============
   Stock issued for services                          $      120,000      $            125        $           125
                                                        ================    =================       ==============
   Stock options issued for services                  $       37,500      $       -               $      -
                                                        ================    =================       ==============
   Stock issued for penalty                           $       50,000      $       -               $      -
                                                        ================    =================       ==============







                        See notes to financial statements
                                       F-7

                        AZUREL LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         The financial statements and footnotes for the nine months ended September 30, 1996 and from June 26, 1995 (Inception) to September 30, 1995 are unaudited. In the opinion of management, these financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial statements. The results of operations for the nine months ended September 30, 1996 are not necessarily indicative of results that may be expected for the full year.


1.       BUSINESS

         Azurel Ltd. (the "Company") was incorporated in Delaware on June 26, 1995. The Company acquired the stock of a cosmetic manufacturing company, Private Label Cosmetics, Inc. and Affiliates (the "Private Label Group") on August 22, 1996. In July 1996, the Company formed a subsidiary, Scent 123, Inc. ("Scent 123"). In October 1996, Scent 123 acquired the assets of Scent Overnight, Inc. ("Scent Overnight") an overnight delivery service of men's cologne and women's fragrances. The Company will also market and develop original cosmetic and fragrance lines.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICES

         a.       Principles  of   consolidation   -  The  unaudited   financial
                  statements for the nine months ended September 30, 1996 include the accounts of the Company and its wholly owned subsidiaries, Private Label Group and Scent 123. All material intercompany transactions have been eliminated.

         b. Accounting estimates - The preparation of financial statements in accordance with generally accepted accounting principles requires management to make significant estimates and assumptions that effect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

         c. Furniture and equipment - Furniture and equipment are stated at cost and depreciated using the straight-line method over the estimated useful lives of the assets.

         d. Deferred registration costs - Deferred registration costs will be charged against additional paid-in capital upon the successful completion of the Company's proposed public offering. In the event the offering is not completed, such costs will be charged to expense.

         e.       Deferred financing costs - Deferred financing costs will be charged to interest expense over the term of the respective
 `                loans.

         f. Fair value of financial instruments - The carrying amounts reported in the balance sheet for cash, receivables, and accrued expenses approximate fair value based on the short-term maturity of these instruments.

         g. Income taxes - The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS No. 109). SFAS No.109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax loss and tax credit carryforwards. SFAS No. 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.

         h. Stock based compensation - The Company accounts for stock transactions in accordance with APB Opinion No. 25, "Accounting For Stock Issued To Employees." In accordance with Statement of Financial Accounting Standards No. 123, "Accounting For Stock-Based Compensation," the Company intends to adopt the pro forma disclosure requirements of Statement No. 123 in fiscal 1997.

         i. Inventories - Inventories are recorded at the lower of cost or market. Cost was determined using the average cost method.

         j. Goodwill - Goodwill resulting from the acquisition of the Private Label Group represents the remaining unamortized value of the excess of the acquisition costs over the fair value of the net assets of the Private Label Group. Goodwill is amortized on a straight line basis over a period of 20 years.

         k. Impairment of long - lived assets - The Company has adopted Statement of Financial Accounting Standards No. 121, "Accounting For The Impairment Of Long-Lived Assets And For Long-Lived Assets To Be Disposed Of" as of January 1, 1996. Such adoption had no material effect on the financial portion of the Company.


3.       BASIS OF PRESENTATION

         The Company's financial statements have been presented on a basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company intends to seek additional equity capital through an initial public offering to adequately fund operations, working capital needs and growth plans.

         The Company had incurred significant net losses from June 26, 1995 (inception) through December 31, 1995 which raises substantial doubt about its ability to continue as a going concern. Accordingly, continued existence is dependent upon the Company's ability to become profitable and to obtain additional equity capital, neither of which can be assured.

4.       DUE FROM STOCKHOLDERS

         As of December 31, 1995, the Company is owed $92,380 from stockholders representing short term non-interest bearing advances.


5.       DUE FROM THE PRIVATE LABEL GROUP

         In October 1995, the Company advanced the Private Label Group $180,000 for working capital. In February 1996, the Company advanced the Private Label Group $250,000 for a lawsuit settlement and $250,000 as security for a loan (see Notes 10 b. and c.). In August 1996, the Company advanced the Private Label Group an additional $150,000 for working capital. At September 30, 1996 these intercompany transactions were eliminated.


6.       LONG-TERM DEBT

         The following is a summary of long-term debt:


                                                           December 31,
                                                             1995
                                                        ----------------
Notes payable to bridge lenders, bearing interest at
12%, payable through June 1997 (a)                      $       195,951
Note payable, bearing interest at 10%, due in June
1996, secured by a pledge of 200,000 shares of
common stock (a)                                                 49,975
Note payable, bearing interest at 8%, due at the
earlier of a public offering or December 31, 1996               210,000
Note payable, bearing interest at 10%, due October
1997                                                            200,000
                                                        ---------------
                                                                655,926
Less current portion                                            259,975
                                                        ---------------
                                                        $       395,951
                                                        ===============



(a) In accordance with Accounting Principles Board Opinion No. 14 the price paid for the note payable and bridge financing has been allocated between the equity and debt securities included in such units based upon their relative estimated fair values. The difference between the face amount and the allocated value of the debt has been recorded as a discount on the notes payable. Such discount, totaling $54,074 at December 31, 1995, is being amortized as additional interest expense over the terms of the notes. In April and July 1996, the notes were repaid from the proceeds of the sale of the Company's common stock or converted into common stock. At that time, the remaining unamortized discount was immediately charged to expense.


7.       PRIVATE PLACEMENTS AND OTHER FINANCING

         a. In July 1995, the Company issued a promissory note in the principal amount of $28,750 bearing interest at the rate of 10% per annum. The loan was repaid in September and October 1995. Additionally, the Company granted the lender the option to purchase 150,000 shares of common stock at $1.00 per share which expires in five years.

         b. In September through December 1995, the Company obtained bridge loans totaling $250,000. The promissory notes bear interest at the rate of 12% per annum and are payable at the earlier of (i) 18 months from the date of issuance or (ii) upon the receipt by the Company of gross proceeds of a minimum of $1,000,000 through any public or private offering. Additionally, as consideration for the bridge loans, the Company issued an aggregate of 125,000 shares of common stock to the lenders.
                  These shares were valued at $64,859. In July 1996, the notes were repaid or converted into common stock.

         c. In September 1995, the Company issued a promissory note in the principal amount of $50,000 bearing interest at the rate of 10% per annum and secured by an aggregate of 200,000 shares of common stock owned by two officers/directors of the Company. As additional consideration for the loan, the Company issued 25,000 shares of common stock valued at $25 and granted the lender the option to purchase 50,000 shares of common stock at $1.00 per share, which expires in September 2002. The note and accrued interest were repaid in April 1996.

         d. In September 1995, the Company was negotiating the purchase of Scent and assumed a promissory note from Scent in the principal amount of $210,000 plus accrued interest of $15,400 which was recorded as a stockholder distribution.
                  The note bears interest at the rate of 8% per annum and is due at the earlier of December 31, 1996 or upon the closing of the Company's initial public offering. In October 1996, the lender converted the principal due under the note into 210,000 shares of common stock. In January 1997, the accrued interest was extended and is due at the earlier of March 31, 1997 or upon the effective date of a public offering.

         e. In October 1995, the Company issued a promissory note in the principal amount of $200,000. The note bears interest at the rate of 10% per annum and is due in October 1997. In July 1996, the lender converted the principal plus accrued interest due under the note into 106,972 shares of common stock.

         f. In January 1996, the Company issued a promissory note in the principal amount of $160,000 bearing interest at the rate of 10% per annum and due, as to $100,000, in February 1996, and, as to, the remaining principal plus accrued interest, in March 1996. In consideration for this loan, the Company issued the lender 25,000 shares of common stock valued at $38,095 and an option to purchase 50,000 shares of common stock at $1.25 per share which was valued at $37,500 and expires in January
                  1999. Additionally, the Company issued 25,000 shares of common stock to the lender valued at $50,000 as a penalty for the Company's late repayment of a portion of the loan. The note was repaid in February and May 1996.

         g. In January 1996, the Company issued a demand promissory note to an individual in the principal amount of $50,000 bearing interest at the rate of 8% per annum. The note was repaid in April and May 1996.

         h. In February 1996, the Company obtained bridge loans totaling $250,000. The promissory notes bear interest at the rate of 12% per annum and are payable at the earlier of (i) two months from the date of issuance, or (ii) upon the receipt by the Company of gross proceeds of a minimum of $1,000,000 through any public or private offering. Additionally, as consideration for the bridge loans, the Company issued an aggregate of 125,000 shares of common stock to the lenders. These shares were valued at $125,000. In April and July 1996, the notes were repaid or converted into common stock.

         i. In February 1996, the Private Label Group entered into a two year loan agreement with Finova Financial Corporation ("Finova"). Pursuant to the agreement, the uncommitted line of credit is $2,000,000, bears interest at the rate of prime plus 3% per annum, is secured by the Private Label Group's accounts receivable, inventory and equipment and is guaranteed by Michael J. Assante, his spouse and the Company. The agreement also provides for cross-corporate guarantees among the members of the Private Label Group. Monthly installments of $10,150 are due on the last day of each month with the remaining balance due in February 1998.

         j. In July 1996, the Company completed a private placement of 978,747 shares of common stock at $2.00 per share. The Company issued 750,000 shares of common stock at $2.00 per share and converted various notes into 228,747 shares of common stock at $2.00 per share.

         k. In August through October 1996, the Company completed a $300,000 private placement of 12 units, each consisting of (i) the Company's 10% promissory note due at the earlier of 12 months or at the closing of the Company's initial public offering and (ii) a warrant to purchase up to 25,000 shares of common stock at $4.80 per share exercisable after one year and expiring three years from the exercise date.

         l. In July 1996, the Company issued a promissory note in the amount of $22,000 representing $20,000 in principal and $2,000 in prepaid interest. The note was due on the earlier of (i)
                  180 days or (ii) upon consumption of a public offering. The note was paid in full in September 1996.

         m. On November 8, 1996, the Company issued a promissory note in the amount of $55,500 representing $49,950 in principal and $5,550 in prepaid interest. The note was due on the earlier of (i) December 8, 1996 or (ii) within three days of closing any portion of the concurrent bridge loan. The promissory note was extended to the earlier of February 1, 1997 or upon the effective date of a public offering. As consideration for extension of the note the Company granted the lender a warrant to purchase up to 55,500 shares of common stock at $4.80 per share which expires in November 2000.

         n. In January 1997, the Company completed a $200,000 private placement of 8 units, each consisting of (i) the Company's 10% promissory note due at the earlier of 12 months or at the closing of the Company's initial public offering and (ii) a warrant to purchase up to 25,000 shares of common stock at $4.80 per share exercisable after one year and expiring three years from the exercise price.


8.       STOCKHOLDERS' DEFICIT

         a. The Company is authorized to issue an aggregate of 10,000,000 shares of common stock, $.001 par value per share.

         b. In July and September 1995, the Company issued 2,175,000 shares of common stock to the founders of the Company.

         c. In July 1995, the Company granted a financial consultant the option to purchase 150,000 shares of common stock at an exercise price of $1.00 per share, which expires in July 2000.

         d. In September 1995, the Company issued 25,000 shares of common stock in consideration for a $50,000 loan. The shares were valued at $25. Additionally, the Company granted the lender the option to purchase 50,000 shares of common stock for an exercise price of $1.00 per share, which expires in September 2002.

         e. In September 1995 through December 1995, the Company issued an aggregate of 125,000 shares of common stock to eleven bridge lenders which shares were valued at $64,859.

         f. In September 1995, the Company issued 125,000 shares of common stock for consulting services which were valued at $125.

         g. In January 1996, the Company, in consideration for a $160,000 loan, issued the lender 25,000 shares of common stock valued at $38,095 and an option to purchase 50,000 shares of common stock at $1.25 per share, which was valued at $37,500 and expires in January 1999. Additionally, the Company issued 25,000 shares of common stock valued at $50,000 to the lender as a penalty for the Company's late repayment of a portion of the loan.

         h. In February 1996, the Company issued an aggregate of 125,000 shares of common stock to three bridge lenders which were valued at $125,000.

         i. In February and March 1996, the Company issued 60,000 shares of common stock for professional services which was valued at $120,000.

         j. In February through July 1996, the Company issued 750,000 shares of common stock at $2.00 per share in a private placement.

         k. In July 1996, the Company granted a consultant the option to purchase 20,000 shares of common stock at an exercise price of $4.80 per share, which expires in July 1999. Additionally, the Company issued 5,000 shares of common stock to the consultant in August 1996 for services rendered which was valued at $21,250.

         l. In July 1996, the Company converted various notes into 228,747 shares of common stock at $2.00 per share.

         m. In October 1996, the lender of a $210,000 note converted the principal of the note into 210,000 shares of common stock.

         n. In August through October 1996, the Company granted lenders of a $300,000 private placement warrants to purchase up to 300,000 shares of common stock at $4.80 per share which are exercisable after one year and expire three years from the exercise date.

         o. In November 1996, the Company granted the lender of a $55,500 promissory note a warrant to purchase up to 55,500 shares of common stock at $4.80 per share which expires in November 2000.

         p. In December 1996, the Company granted lenders of a $200,000 private placement warrants to purchase up to 200,000 shares of common stock at $4.80 per share which are exercisable after one year and expire three years from the exercise date.

9.       INCOME TAXES

         The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes ("SFAS No. 109"). SFAS No. 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax loss and tax credit carryforwards. SFAS No. 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. At December 31, 1995, the Company had net deferred tax assets of $100,000. The Company has recorded a valuation allowance for the full amount of the net deferred tax assets.

         The following table illustrates the source and status of the Company's major deferred tax assets and (liabilities):


Net operating loss carryforward                  $                 100,000
Valuation allowance                                               (100,000)
                                                        --------------------
Net deferred tax asset recorded                  $                     -
                                                        ====================

         The provision for income taxes differs from the amount computed applying the statutory federal income tax rate to income before income taxes as follows:



                                                             December 31,
                                                                 1995
                                                         --------------------
Income tax computed at statutory rate             $                  100,000
Tax benefit not recognized                                          (100,000)
                                                         --------------------
Provision for income taxes (benefit)              $                     -
                                                         ====================

         The Company has net operating loss carryforwards for tax purposes totaling $272,000 at December 31, 1995 expiring in the year 2010. Substantially all of the carryforwards are subject to limitations on annual utilization because there are "equity structure shifts" or "owner shifts" involving 5% stockholders (as these terms are defined in Section 382 of the Internal Revenue Code), which have resulted in a more than 50% change in ownership.

10.      COMMITMENTS

         a. In June 1995, the Company entered into a consulting agreement where the consultant is to receive shares of the Company's common stock over a 12 month period.

         b. In February 1996, the Company entered into a guarantee agreement with Finova for a $2,000,000 line of credit for the Private Label Group. Additionally, the Company, on behalf of the Private Label Group, deposited $250,000 with Finova as security for its guarantee.

         c. In February 1996, the Company advanced the Private Label Group $250,000 to pay a portion of a jury award rendered in a legal proceeding.

         d. The Company had a month to month lease for office space through April 1996. In April 1996, the Company signed a non-cancelable lease for new office space which expires in April 2001 and requires annual minimum lease payments of $74,511 plus rent escalations.

         e. In May 1996, the Company entered into a license agreement with the owner of the "Members Only" trademark. The agreement grants the Company the exclusive right to manufacture and distribute cosmetics and other items under the "Members Only" mark. The agreement expires in September 2001, with the Company's option to renew the license agreement for an additional five year term. Under this agreement, the Company is to required to pay minimum royalties of $1,225,000 through September 2001.

         f. In July 1996, the Company entered into a three year employment agreement with the sole stockholder ("Stockholder") of the Private Label Group which becomes effective upon the closing of the stock purchase and sale agreement between the Private Label Group and the Company. The Stockholder will receive a base annual salary of $195,000 with the Stockholder's option to renew the agreement for an additional two years. Additionally, the Stockholder will receive a bonus equal to 10% of the Private Label Group's net profits in excess of $500,000 for the years ending December 31, 1997 through December 31, 1999.

         g. In July 1996, the Company entered into a brokerage and consulting agreement with V.A.N. Marketing Ltd. ("VAN"). Under the agreement, VAN will receive a finder's fee of two and one half percent of the purchase price of the Private Label Group, 5,000 shares of the Company's common stock and 20,000 stock options at an exercise price of $4.80 per share, which expire in July 1999. The finder's fee is payable as follows: $22,500 upon signing of the contract and the remaining balance due one year later. Additionally, VAN will receive for the two years commencing at the close of the contract a monthly consulting fee of $3,000 for the first twelve months and $5,000 for the remaining twelve months.

         h. In November 1996, the Company entered into a consulting agreement where the consultant is to receive $16,500 over a two year period. The consulting fee of $16,500 was prepaid in November 1996.



11.      ACQUISITIONS

         a. On August 22, 1996, the Company purchased all of the issued and outstanding capital stock of the Private Label Group for a purchase price of $2,782,500 of which $131,250 in cash was paid at closing, $1,758,750 was paid by the delivery of the Company's promissory notes (which bear interest at the rate of 9% per annum) and $892,500 will be paid promptly after the closing of the initial public offering by the issuance of common stock valued at the public offering price. In addition, upon completion of the closing of the initial public offering, the Company is to issue to Private Label Group's counsel such number of shares of common stock as is valued at $7,500.

                  The acquisition has been accounted for under the purchase method of accounting with the excess of the purchase price over net assets acquired allocated to goodwill. The results of operations for the period August 22, 1996 to September 30, 1996 are included in the accompanying consolidated financial statements for the nine months ended September 30, 1996.

                  The following schedule combines the audited pro forma results of operations of the Company for the period June 26, 1995 (inception) through December 31, 1995 and the Private Label Group for the year ended December 31, 1995 as if the acquisition had occurred on January 1, 1995 and includes such adjustments which are directly attributable to the acquisitions. It should not be considered indicative of the results that would have been achieved had the acquisitions not occurred or the results that would have been obtained had the acquisition actually occurred on January 1, 1995.



                                                         Year Ended
                                                      December 31, 1995
                                                 ---------------------------
          Net sales                              $              8,413,225
          Net loss                                             (1,175,440)
          Net loss per share                                        (0.48)
          Shares used in computation                            2,450,000


         b. In October 1996, the Company acquired all of the assets of Scent Overnight, a company of which the Company's Chief Executive Officer and Chairman of the Board, is a majority stockholder for (i) a $225,000 promissory note bearing interest at the rate of 9% per annum and due upon the closing of the Company's initial public offering, and (ii) the assumption of a promissory note of $210,000 plus accrued interest of $15,400 which was assumed by the Company in September 1995 (see Note 7 d.).

                  The acquisition will be accounted for under the purchase method of accounting with the basis used to record the assets of Scent Overnight as zero which is the transferor's historical cost basis. The assets of Scent Overnight consisted of only intangible assets which is primarily Scent Overnight's name and is considered a stockholder distribution to the majority stockholder. Scent had no operations during the year ended December 31, 1995.

                         INDEPENDENT AUDITOR'S REPORT

To the Shareholders and Board of Directors
Private Label Cosmetics, Inc. and affiliates

         We have audited the accompanying combined balance sheet of Private Label Cosmetics, Inc. and affiliates as of December 31, 1995 and the related combined statements of operations, changes in stockholders' deficit and cash flows for the years ended December 31, 1995 and 1994. These financial statements are the responsibility of the Private Label Group's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Private Label Cosmetics, Inc. and affiliates as of December 31, 1995 and the results of its combined operations and its combined cash flows for the years ended December 31, 1995 and 1994 in conformity with generally accepted accounting principles.

         The accompanying combined financial statements have been prepared assuming that Private Label Cosmetics, Inc. and affiliates will continue as a going concern. As discussed in Note 3 to the combined financial statements, the Private Label Group incurred significant net losses for the years ended December 31, 1995 and 1994 which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments relating to the recoverability and classification of reported asset amounts or the amounts and classification of liabilities that might result from the outcome of this uncertainty.


                                                FELDMAN RADIN & CO., P.C.
                                                Certified Public Accountants

December 20, 1996
New York, New York


                  PRIVATE LABEL COSMETICS, INC. AND AFFILIATES
                             COMBINED BALANCE SHEETS


                                                                September 30,          December 31,
                                                                   1996                   1995
                                                               ---------------      -----------------
                                                                 (Unaudited)
                                     ASSETS


CURRENT ASSETS:
     Accounts receivable, net of allowance for doubtful
         account of $15,000 and $15,000, respectively         $    1,579,319      $     1,127,920
     Inventories                                                   1,095,696            1,108,696
     Prepaid insurance and taxes                                      33,652               33,452
     Due from related parties                                        279,646              327,512
                                                                ---------------    -----------------
         TOTAL CURRENT ASSETS                                      2,988,313            2,597,580

MACHINERY AND EQUIPMENT                                              511,409              521,375

RESTRICTED CASH                                                      250,000                    -

OTHER ASSETS                                                          35,633               38,303
                                                                ---------------    -----------------

                                                              $    3,785,355     $      3,157,258
                                                                ===============    =================


                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
     Cash overdraft                                            $     112,193     $         30,711
     Accounts payable                                                703,535              958,255
     Accrued expenses                                                377,696              297,533
     Accrued payroll taxes and penalties                             355,936              420,045
     Accrued lawsuit settlement                                          -                257,000
     Customer advances                                               155,142              113,628
     Advances by Azurel Ltd.                                         830,000              180,000
     Current portion of long-term debt                               121,800              168,786
     Current portion of capital lease obligations                     16,027               92,651
                                                                ---------------    -----------------
         TOTAL CURRENT LIABILITIES                                 2,672,329            2,518,609

LONG-TERM LIABILITIES:
     Long-term debt                                                2,093,363            1,462,574
     Capital lease obligations                                        22,628              103,245
                                                                ---------------    -----------------
         TOTAL LONG-TERM LIABILITIES                               2,115,991            1,565,819

STOCKHOLDERS' DEFICIT:
     Common stock                                                     59,223               59,223
     Accumulated deficit                                            (306,438)            (230,643)
     Treasury stock                                                 (755,750)            (755,750)
                                                                ---------------    -----------------
         TOTAL STOCKHOLDERS' DEFICIT                              (1,002,965)            (927,170)
                                                                ---------------    -----------------

                                                               $  3,785,355      $      3,157,258
                                                                ==============     ================



                   See notes to combined financial statements
                                      F-20




                  PRIVATE LABEL COSMETICS, INC. AND AFFILIATES
                        COMBINED STATEMENTS OF OPERATIONS



                                                  Nine Months         Nine Months
                                                    Ended               Ended
                                                  September 30,       September 30,         Year Ended December 31,
                                                                                         ----------------------------
                                                     1996                1995                1995               1994
                                                --------------    -----------------    ---------------    ----------------
                                                  (Unaudited)         (Unaudited)

NET SALES                                         $  7,677,508     $  6,284,823         $   8,413,225      $   9,744,578

COST OF GOODS SOLD                                   6,065,231        4,965,009             6,627,898          7,650,161
                                                 ----------------  -----------------    ---------------    ----------------

GROSS PROFIT                                         1,612,277        1,319,814             1,785,327          2,094,417

SELLING, GENERAL AND ADMINISTRATIVE
     EXPENSES                                        1,510,536        1,425,942             2,103,320          1,934,595
                                                 ----------------  -----------------    ---------------    ----------------

     INCOME (LOSS) FROM OPERATIONS                     101,741         (106,128)             (317,993)           159,822

OTHER EXPENSES
     Lawsuit settlement                                  -                  -                    -              (257,000)
     Interest expense                                 (177,536)        (142,054)            (197,663)           (192,607)
                                                 ----------------  ----------------    ---------------    ----------------

                                                      (177,536)        (142,054)            (197,663)           (449,607)
                                                 ----------------  -----------------   ---------------    ----------------

NET (LOSS)                                       $     (75,795)   $    (248,182)     $      (515,656)     $     (289,785)
                                                 ================  =================   ===============    ================






                       See notes to financial statements
                                      F-21



              PRIVATE LABEL COSMETICS, INC. AND AFFILIATES

             COMBINED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT




                                                         Private Label                  Fashion                      P.L.C.
                                                        Cosmetics, Inc.            Laboratories, Inc.          Specialties, Inc.
                                                    -------------------------   -------------------------   -----------------------
                                                      Shares        Amount        Shares        Amount        Shares        Amount
                                                    -----------   -----------   -----------   -----------   -----------   ----------
Balance - December 31, 1993.................              50    $   46,623            49    $    10,100          500 $         500

     Net loss                                              -            -             -             -             -             -
                                                    -----------   -----------   -----------   -----------   -----------   ---------

Balance - December 31, 1994.................              50        46,623            49         10,100          500           500

     Net loss                                              -            -             -             -             -             -
                                                    -----------   -----------   -----------   -----------   -----------   ----------

Balance - December 31, 1995.................              50        46,623            49         10,100          500           500

     Net loss, nine months ended
        September 30, 1996 (unaudited)                     -            -             -             -             -             -
                                                    -----------   -----------   -----------   -----------   -----------   ----------
Balance - September 30, 1996 (unaudited)                  50   $     46,623           49    $    10,100          500      $   500
                                                    ===========   ===========   ===========   ===========   ===========   ==========


Shares authorized, no par value                        2,500                       1,000                       2,500
                                                    ===========                 ===========                 ===========






                                                International Cosmetics                     Retained
                                                      Group, Inc.              Total        Earnings                     Total
                                                ------------------------       Common    (Accumulated     Treasury     Stockholders'
                                                  Shares         Amount        Stock        Deficit)        Stock       (Deficit)
                                                ----------    ----------     --------   --------------    -----------  ------------
Balance - December 31, 1993.................         500       $  2,000  $    59,223  $     574,798    $  (755,750)    $  (121,729)

     Net loss                                         -             -            -         (289,785)           -          (289,785)
                                                 ----------    ----------    --------    -------------   ------------   ------------

Balance - December 31, 1994.................         500          2,000       59,223        285,013       (755,750)       (411,514)

     Net loss                                        -              -            -         (515,656)           -          (515,656)
                                                 ----------    ----------    ----------  ----------------------------  -------------

Balance - December 31, 1995.................         500          2,000       59,223       (230,643)      (755,750)       (927,170)

  Net loss, nine months ended
    September 30, 1996 (unaudited)                    -             -            -          (75,795)           -           (75,795)
                                                 ----------    ----------    --------    -------------  ------------   -------------

Balance - September 30, 1996 (unaudited)             500        $ 2,000     $ 59,223    $  (306,438)  $   (755,750)  $  (1,002,965)
                                                 ==========    ==========    ==========  ============= ============   ==============


Shares authorized, no par value                    1,000





                   See notes to combined financial statements
                                      F-22





                  PRIVATE LABEL COSMETICS, INC. AND AFFILIATES
                        COMBINED STATEMENTS OF CASH FLOWS


                                                                      Nine Months         Nine Months
                                                                        Ended               Ended
                                                                     September 30,       September 30,      Year Ended December 31,
                                                                                                           ------------------------
                                                                        1996                 1995             1995          1994
                                                                    ---------------  -----------------      --------    ------------
                                                                        (Unaudited)         (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net (loss)                                                     $      (75,795)   $     (248,182)      $ (515,656)  $ (289,785)
     Adjustments to reconcile net (loss) to net cash
         provided by operating activities:
         Depreciation                                                      130,146           120,524          160,677      161,975

     Changes in assets and liabilities:
         (Increase) decrease in accounts receivable                       (451,399)         (216,055)         232,042      229,573
         (Increase) decrease in inventories                                 13,000            17,305         (212,552)     242,021
         (Increase) decrease in prepaid insurance and taxes                   (200)            1,570            2,085       (2,258)
         (Increase) decrease in other assets                                 2,670            (4,325)          (7,670)          22
         Increase (decrease) in accounts payable                          (254,722)           30,547           76,779     (227,795)
         Increase (decrease) in accrued expenses                            80,163            46,295          110,939       35,390
         Increase (decrease) in accrued payroll taxes                      (64,109)          216,835          384,696      (15,354)
         Increase (decrease) in accrued lawsuit settlement                (257,000)              -                -        257,000
         Increase (decrease) in customer advances                           41,514           (32,469)          (9,254)    (217,264)
                                                                     ---------------    --------------   -------------  -----------

         NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES                 (835,732)          (67,955)         222,086      173,525


CASH FLOW FROM INVESTING ACTIVITIES:
     Purchase of property and equipment                                   (120,178)          (28,130)         (28,129)    (119,728)
                                                                      ---------------   ---------------  -------------  -----------

         NET CASH USED IN INVESTING ACTIVITIES                            (120,178)          (28,130)         (28,129)    (119,728)

CASH FLOWS FROM FINANCING ACTIVITIES:
     Increase in restricted cash                                          (250,000)          (36,414)            -            -
     Payment of long-term debt                                           1,290,153)          (75,000)        (340,284)    (195,394)
     Proceeds from long-term debt                                        1,920,029            53,652             -         240,000
     Payment of capital lease obligations                                 (203,314)          (73,081)         (81,823)     (59,233)
     Decrease in due from related parties                                   47,866            52,954           64,411       17,846
     Proceeds from advances by Azurel Ltd.                                 650,000              -             180,000         -
                                                                     ----------------    ---------------    ------------  ----------

         NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES                  874,428              (77,889)     (177,696)       3,219
NET INCREASE (DECREASE) IN CASH                                            (81,482)            (173,974)       16,261       57,016

CASH OVERDRAFT AT BEGINNING OF PERIOD                                      (30,711)             (46,972)      (46,972)    (103,988)
                                                                     ----------------    -----------------  ------------- ----------

CASH OVERDRAFT AT END OF PERIOD                                      $    (112,193)    $       (220,946      $(30,711)   $ (46,972)
                                                                     ================    =================  ============= ==========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
     INFORMATION:
     Cash paid during the period for:
         Interest                                                    $      113,320    $         89,973     $ 207,789    $ 198,375
                                                                     ================    =================  ============= ==========
         Taxes                                                       $        -        $          -         $   1,679        8,198
                                                                     ================    =================  ============= ==========
     Noncash activity:
         Purchase of machinery through capital lease obligations    $         -        $         64,000     $  64,000    $     -
                                                                     ================    =================  ============= ==========





                   See notes to combined financial statements

                 PRIVATE LABEL COSMETICS, INC. AND AFFILIATES
                     NOTES TO COMBINED FINANCIAL STATEMENTS


         The combined financial statements and the related footnotes for the nine months ended September 30, 1996 and 1995 are unaudited. In the opinion of management, these financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial statements. The results of operations for the nine months ended September 30, 1996 are not necessarily indicative of results that may be expected for the full year.


1.       BUSINESS

         Private Label Cosmetics, Inc. and affiliates (the "Private Label Group") are located in Fairlawn, New Jersey and manufacture cosmetics for sale to major cosmetic companies. In August 1996, Azurel Ltd. (the "Company") purchased all of the issued and outstanding capital stock of the Private Label Group for a purchase price of $2,782,500 of which $131,250 in cash was paid at closing, $1,758,750 was paid by the delivery of the Company's promissory notes (which bear interest at the rate of 9% per annum) and $892,500 will be paid promptly after the closing of the initial public offering by the issuance of common stock valued at the public offering price. In addition, upon completion of the closing of the initial public offering, the Company is to issue to Private Label Group's counsel such number of shares of common stock as is valued at $7,500.


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         a. Principles of Combination - The combined financial statements include the accounts of Private Label Cosmetics, Inc., P.L.C. Specialties, Inc., Fashion Laboratories, Inc. and International Cosmetic Group, Inc. The accompanying financial statements of the Private Label Group are combined as all entities are under common control. Material intercompany accounts and transactions are eliminated in the combination.

         b. Accounting estimates - The preparation of financial statements in accordance with generally accepted accounting principles requires management to make significant estimates and assumptions that effect the reporting amount of assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimates.

         c. Inventories - Inventories are recorded at the lower of cost or market. Cost was determined using the average cost method.

         d. Property and equipment - Property and equipment is stated at cost and is depreciated using the straight line method over their estimated useful lives. Capitalized leases are stated at cost and are depreciated using the straight line method over the lower of the life of the lease or its estimated useful life.

         e. Income taxes - The Private Label Group accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). SFAS No. 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax loss and tax credit carryforwards. SFAS No. 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.

         f. Fair value of financial instruments - The carrying amounts reported in the balance sheet for cash, trade receivables, accounts payable and accrued expenses approximate fair value based on the short-term maturity of these instruments.


3.       BASIS OF PRESENTATION

         The Private Label Group's financial statements have been presented on a basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Private Label Group intends to seek additional equity capital through an initial public offering to adequately fund operations, working capital needs and growth plans.

         The Private Label Group had incurred significant net losses for the years ended December 31, 1995 and 1994 which raises substantial doubt about its ability to continue as a going concern. Accordingly, continued existence is dependent upon the Private Label Group's ability to become profitable and to obtain additional equity capital, neither of which can be assured.


4.       INVENTORIES

          Inventories consist of the following:


                                                            December 31,
                                                              1995
                                                      --------------------
          Raw Materials                              $            362,500
          Work In Process                                         642,422
          Finished Goods                                          103,774
                                                      --------------------
                                                     $          1,108,696
                                                      ====================

5.       TRANSACTIONS WITH RELATED PARTIES


                                                                                                    Receipts from allocated
                                                                                                         general and
                    Due from     Trade accounts                                 Consulting fee      administrative expenses
                   affiliates    receivable         Sales to affiliates           Year Ended             Year Ended
                  December 31,   December 31,      Year Ended December 31,       December 31,         December 31, (c)
                                                  ---------------------------                      -----------------------
                    1995 (a)         1995             1995           1994          1995            1995            1994
                --------------   ------------     -----------     ---------  -------------      ---------      ---------
D & A
Advertising
Corp.           $     2,833      $      -        $       -       $  -           $  10,000      $    -        $      -

The
Contemporary
Cosmetic
Group, Inc. (b)     324,679          146,678         355,000      288,000             -           200,000        102,000

Rubigo
Cosmetics, Inc.         -             22,562         166,000      441,000             -              -              -
                --------------    -------------   -----------    ---------     ---------------   --------      -----------
                $   327,512       $  169,240     $   521,000     $729,000       $  10,000      $  200,000     $   102,000
                ==============    =============   ===========    =========     ===============   =========     ===========


         (a)  These amounts are due on demand and are non-interest bearing.

         (b) The most recent unaudited financial statement at May 31, 1995 states a negative net worth of $223,226 for The Contemporary Cosmetic Group, Inc.

         (c)  Reported in sales.


6.       MACHINERY AND EQUIPMENT

         Machinery and equipment consist of the following at December 31, 1995:


                                                Estimated
                                               useful lives
                                              -------------------
Machinery and equipment held under
capital lease obligations                          5-7             $     351,927
Machinery and equipment                            5-7                 2,057,563
Leasehold improvements                             15                    211,498
                                                                     -----------
                                                                                         2,620,988
Less accumulated depreciation                                                            2,099,613
                                                                     -----------
                                                                   $     521,375
                                                                    ============

7.       ACCRUED PAYROLL TAXES AND PENALTIES

         At December 31, 1995, the Private Label Group owed $420,045 in accrued payroll taxes and penalties for the period September 30, 1995 through December 31, 1995.


8.       LONG-TERM DEBT

         Long-term debt consists of the following at December 31, 1995:



         Note payable to bank, bears interest at
         the rate of prime plus 1 1/4%
         per annum, monthly  payments
         consist of principal and interest are
         approximately $20,429 through July 1997,
         collateralized by machinery
         and equipment.
                                                            $       358,333
         Revolving bank loan, bears interest
         at the rate of prime plus 1 1/4%,
         matures in March 1996, interest payable
         monthly, collateralized by accounts
         receivable, inventory and machinery.                       850,620

         Note payable to former majority stockholder,
         bears interest at the rate of 6%
         per annum. Monthly payments consisting
         of principal and interest are approximately
         $5,551 through August 2003.                                422,407
                                                            ---------------
                                                                  1,631,360
Less current portion                                                168,786
                                                            ---------------
                                                            $     1,462,574
                                                            ================


         In February 1996, the Private Label Group repaid the note payable to bank and the revolving bank loan and entered into a two year uncommitted loan agreement with Finova Financial Corporation ("Finova"). Pursuant to the agreement, the line of credit is $2,000,000, bears interest at the rate of prime plus 3% per annum, is secured by the Private Label Group's accounts receivable, inventory and equipment and is guaranteed by the Michael J. Assante, his spouse and the Company. The Agreement also provides for cross-corporate uarantees among the members of the Private Label Group. Monthly installments of $10,150 are due on the last day of each month with the remaining balance due in February 1998. Additionally, the Company on behalf of the Private Label Group deposited $250,000 with Finova as collateral for the agreement. The financial statements reflect the terms of the Finova agreement.

         Long-term debt maturities based on the Finova debt for the next five years are as follows:


                    1996                       $     168,786
                    1997                             167,746
                    1998                           1,024,283
                    1999                              51,788
                    2000                              54,983


9.       CAPITAL LEASE OBLIGATIONS

         The  Private  Label  Group  leases   machinery   and  equipment   under
         non-cancelable lease agreements which expire at various times through December 1998.


         Principal portion of capital lease payments         $      195,896
         Less: current portion                                       92,651
                                                             ---------------
                                                             $      103,245
                                                             ===============

         The future minimum principal payments under capital leases are as follows:


                    1996                        $     92,651
                    1997                              70,082
                    1998                              33,163


10.      ADVANCES BY AZUREL LTD.

         In October 1995, the Company advanced the Private Label Group $180,000 for working capital. In February 1996, the Company advanced the Private Label Group $250,000 for a lawsuit settlement and $250,000 as security for a loan (see Notes 8 and 14). In August 1996, the Company advanced the Private Label Group an additional $150,000 for working capital.

11.      INCOME TAXES

         The Private Label Group accounts for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes ("SFAS No. 109"). SFAS No. 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax loss and tax credit carryforwards. SFAS No. 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. At December 31, 1995, the Private Label Group had net deferred tax assets of $620,000. The Private Label Group has recorded a valuation allowance for the full amount of the net deferred tax assets.

         The following table illustrates the source and status of the Private Label Group's major deferred tax assets and (liabilities):


          Net operating loss carryforward          $          495,000
          Litigation accruals                                  90,000
          Inventory allowance                                  35,000
          Valuation allowance                                (620,000)
                                                    ------------------
          Net deferred tax asset recorded          $             -
                                                    ==================


         The provision for income taxes differs from the amount computed applying the statutory federal income tax rate to income before income taxes as follows:


                                                               December 31,
                                                         ---------------------
                                                            1995          1994
                                                         ----------   ----------
          Income tax benefit computed at statutory rate  $ (180,000) $ (101,000)
          Tax benefit not recognized                        180,000     101,000
                                                         ----------   ----------
          Provision for income taxes (benefit)           $   -       $     -
                                                         ==========   ==========


         The Private Label Group has net operating loss carryforwards for tax purposes totaling $1,413,000 at December 31, 1995 expiring in the years 2008 to 2010. Substantially all of the carryforwards are subject to limitations on annual utilization because there are "equity structure shifts" or "owner shifts" involving 5% stockholders (as these terms are defined in Section 382 of the Internal Revenue Code), which have resulted in a more than 50% change in ownership. The annual limitation is based on the value of the Private Label Group as of the date of the ownership change multiplied by the applicable Federal Long Term Tax Exempt Bond Rate.

12.      COMMITMENTS AND CONTINGENCIES

         a. The Private Label Group leases office and warehouse space under a non-cancelable operating lease. Rent expense under this lease was approximately $482,000 and $470,000 for the years ended December 31, 1995 and 1994, respectively. The lease expires in August 2002. Minimum rental commitments for the next five years are as follows:


                    1996                   $     453,000
                    1997                         466,000
                    1998                         480,000
                    1999                         493,000
                    2000                         506,000

         b. The Private Label Group is paying a monthly consulting fee of $11,117 to a former stockholder through August 2003.

         c. The Private Label Group does not have insurance coverage for product withdrawal / recall.


13.      SIGNIFICANT CUSTOMERS

         Approximately 21% and 14% of the Private Label Group's revenue was derived from two major customers for the year ended December 31, 1995. For the year ended December 31, 1994, approximately 17% and 12% of the Private Label Group's revenue was derived from the same two major customers.


14.      ACCRUED LAWSUIT SETTLEMENT

         A jury verdict against the Private Label Group was entered on December 22, 1995 in the net amount of $223,095, together with prejudgment interest and costs of suit. Judgment subsequently entered on such verdict in the amount of $257,000 including costs and interest, was satisfied on behalf of the Private Label Group in full in February 1996 with an advance by the Company of $250,000. The judgment of $257,000 was accrued at December 31, 1995.





                      PRO FORMA BALANCE SHEET (UNAUDITED)


                                                 September 30,
                                                    1996               Adjustments
                                                                    -------------------
                                                   Azurel             Dr           Cr          As adjusted

                                               ---------------    --------      ---------     --------------
            ASSETS
Cash                                           $     -           g    34,950   j   263,072     $  2,678,199
                                                                 h   180,000   k 1,265,080
                                                                 i 3,991,401
Accounts receivable                                1,570,919                                      1,570,919
Due from stockholders and related parties            464,126                                        464,126
Due from the Private Label Group                       -                                               -
Inventories                                        1,095,696                                      1,095,696
Prepaid expenses                                      33,379                                         33,379
                                              ----------------                                --------------

Total current assets                               3,164,120                                      5,842,319

Property and equipment                               542,191                                        542,191

Restricted cash                                      334,461                                        334,461

Deferred costs                                        48,360     h   20,000     i   15,000            -
                                                                                k   53,360
Goodwill                                           3,086,167     l  765,000                      3,851,167

Other assets                                          77,434                                         77,434
                                              ----------------                                --------------

                                              $     7,252,733                                 $  10,647,572
                                              ================                               ===============

                    LIABILITIES AND
                  STOCKHOLDERS' EQUITY

Cash overdraft                                $       110,599    i   110,599                  $      -
Accounts payable                                      736,616                                      736,616
Accrued expenses                                    1,052,257    j   224,879                        775,295
                                                                 k    52,083
Customer advances                                     155,142                                       155,142
Advances by Azurel Ltd.                                  -                                             -
Current portion of long-term debt                     909,143    f   210,000    d  225,000          121,800
                                                                 k 1,037,293    g   34,950
                                                                                h  200,000
Current portion of capital lease obligations           26,214                                        26,214
                                              ----------------                                --------------
Total current liabilities                           2,989,971                                     1,815,067

Long-term debt                                      3,574,770    k   100,000                       3,474,770

Capital lease obligations                              22,628                                        22,628
                                              ----------------                                --------------

                                                    3,597,398                                      3,497,398

Stockholders' equity                                  665,364    d   225,000    f   210,000        5,335,107
                                                                 j    38,193    i 4,087,000
                                                                 k   129,064    l   765,000

                                              ---------------     ------------- ------------  ---------------

                                              $     7,252,733      7,118,462     7,118,462    $  10,647,572
                                              ===============     ============= ============  ===============


                         PRO FORMA FINANCIAL STATEMENTS

                The following pro forma financial statements at September 30, 1996 and for the nine months ended September 30, 1996 is based on historical financial data. These pro forma financial statements are not necessarily indicative of the results that will be achieved for future periods. These pro forma financial statements should be read in conjunction with the Company's financial statements and the financial statements of the Private Label Group included elsewhere in this Prospectus.


                                           Pro forma Statement of Operations (Unaudited)

                                        Nine months
                                           ended
                                       September 30,
                                           1996                          Adjustments
                                                             -------------------------------------
                                           Azurel                  Dr                   Cr              As adjusted
                                      ------------------    ----------------     ----------------    -----------------


Net Sales                              $        968,050                            c  6,709,458      $    7,677,508

Cost of Sales                                   764,759       c   5,300,472                               6,065,231
                                      ------------------                                            ----------------

Gross Profit                                    203,291                                                   1,612,277

Selling, General and
   Administrative Expenses                      720,379       c   1,377,052                               2,097,431

Amortization expense                             12,913       a     131,990                                 144,903
                                      ------------------                                            ----------------

Income (Loss) From
   Operation                                   (530,001)                                                   (630,057)
                                      ------------------                                            ----------------

Other Expenses:

Interest Expense                                465,122       b     101,369                                 743,402
                                                              c     161,723
                                                              e      15,188
                                      ------------------                                            ----------------
                                                465,122                                                     743,402
                                      ------------------                                            ----------------

Income (Loss) Before
   Income Taxes                                (995,123)                                                 (1,373,459)

Provision for Income
   Taxes                                           -                                                            -
                                      ------------------                                            ----------------

Net Income (Loss)                     $        (995,123)                                             $   (1,373,459)
                                      ==================                                            ================


                      PRO FORMA FINANCIAL STATEMENTS

                   The following pro forma financial
                   statements for the year ended December 31, 1995 of the Company and the Private Label Group are based on historical financial data of the aforementioned companies, as if the acquisition of the Private Label Group had occurred at the beginning of the fiscal year ended December 31, 1995 for the statement of operations. These pro forma financial statements are not necessarily indicative of the results that will be achieved for future periods. These pro forma financial statements and the notes thereto should be read in conjunction with the Company's financial statements and the financial statements of the Private Label Group included elsewhere in this Prospectus.



                  Pro forma Statement of Operations (Unaudited)



                                        Year Ended December 31, 1995
                                   -----------------------------------
                               Azurel          Private Label         Combined               Adjustments
                               -------         --------------       ----------            ---------------
                                                                                         Dr              Cr        As adjusted
                                                                                     --------------   -----------  ------------
                                               (Historical)

Net Sales                      $  -            $  8,413,225        $  8,413,225                                    $  8,413,225

Cost of Sales                     -               6,627,898           6,627,898                                       6,627,898
                               ---------      -------------        -------------                                   -------------

Gross Profit                      -               1,785,327           1,785,327                                       1,785,327

Selling, General and
   Administrative Expenses       259,637          2,103,320           2,362,957                                       2,362,957

Amortization                      -                  -                   -          a  193,240                          193,240
                               ---------      --------------    ----------------                                   -------------

Income (Loss) From
   Operation                    (259,637)          (317,993)           (577,630)                                       (770,870)
                               -----------    --------------    ----------------                                   -------------

Other Expenses:

Interest Expense                  28,369            197,663             226,032     b  158,288                          404,570
                                                                                    e   20,250
                               -----------    --------------    ----------------                                   -------------
                                  28,369            197,663             226,032                                         404,570
                               -----------    ---------------   ----------------                                   -------------

Income (Loss) Before
   Income Taxes                 (288,006)          (515,656)           (803,662)                                     (1,175,440)

Provision for Income
   Taxes                           -                 -                  -                                                 -
                               ------------   ---------------   ----------------                                   -------------

Net Income (Loss)              $(288,006)     $    (515,656)    $      (803,662)                                   $ (1,175,440)
                               ============   ===============   ================                                   =============





                NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS


(1) The unaudited pro forma balance sheet at September 30, 1996 and statement of operations for the nine months ended September 30, 1996 and year ended December 31, 1995 presents pro forma results of operations of the Company and the Private Label Group as if the acquisition of the Private Label Group had occurred at the beginning of the period. It should not be considered indicative of the results that would have been achieved had the acquisition actually occurred on such date.

         (a) The amortization of goodwill arising from the acquisition of the Private Label Group over 20 years.

         (b) To record the interest on notes of $1,758,750 from the Private Label Group acquisition at 9% per annum.

         (c) To record the operations of the Private Label Group for the period January 1, 1996 to August 22, 1996 (date of acquisition by the Company).


(2) The acquisition of Scent Overnight in October 1996 has been accounted for as a distribution from stockholders' equity under the purchase method of accounting.

         (d) Purchase of Scent Overnight with a $225,000 promissory note bearing interest at 9%. The Company also assumed a note of $210,000 and $15,400 of accrued interest in September 1995 which is reflected in the historical financial statements.

         (e) To record the interest on notes of $225,000 from the Scent Overnight acquisition at 9% per annum.


(3) The following adjustments to the pro forma financial statements described in (f) through (h) below reflect transactions post September 30, 1996 that have a material impact on the financial statements:

         (f) The conversion of the principal of a $210,000 note to Common Stock at $1.00 per share.

         (g) Proceeds from a $55,500 promissory note which includes $49,950 in principal and $5,550 in prepaid interest with $15,000 paid in December 1996.

         (h) Proceeds of $200,000 from a private placement net of commissions and fees of $20,000.

(4)      The  following  adjustments  to  the  pro  forma  financial  statements
         described  in  (i)  through  (l)  below  reflect  gross   proceeds  and
         applications of the net proceeds of the Offering:

         (i) The receipt of the gross proceeds of the Offering, $5,100,000, less estimated costs of the Offering of approximately $1,013,000, which includes, the Underwriter's discounts, commissions and non-accountable expense allowance.

         (j) Payment of consulting fees aggregating $263,072 from the proceeds of the Offering.

         (k) Payment of the following notes and interest: (i) first and second installments of $377,343 on notes from the Private Label Group acquisition plus interest (ii) principal and interest due under promissory note of $225,000 (iii) principal and interest due under promissory notes aggregating $300,000
                  (iv) interest due under note assumption of $210,000 (v) remaining principal and interest due under promissory note of $55,500 and (vi) principal and interest due under promissory notes aggregating $200,000.

         (l) The issuance of 180,000 shares of the Company's Common Stock valued at $765,000 (the approximated $5.00 quoted market price per share less a 15% discount for restrictions on resale) from the acquisition of the Private Label Group with the resulting goodwill of $765,000.

                              [Marketing Display]

No underwriter, dealer, salesman or
other person has been authorized to
give any information or to make any
representations other than those
contained in this Prospectus, and,
if given or made, such information
or representation must not be relied
upon as having been authorized by the
Company or the Underwriter. This
Prospectus does not constitute an                      AZUREL LTD.
offer or solicitation to any person        1,000,000 Shares of Common Stock and
in any jurisdiction where such offer       1,000,000 Redeemable Common Stock
or solicitation would be unlawful.               Purchase Warrants
Neither delivery of this Prospectus
nor any sale hereunder shall, under
any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.


                 TABLE OF CONTENTS
                                       Page
Prospectus Summary.....................
Risk Factors...........................
Dilution...............................
Capitalization.........................
Use of Proceeds........................
Dividend Policy........................
Summary of Financial
 Information...........................
Management's Discussion and
  Analysis of Financial
  Condition and Results
  of Operations.........................               PROSPECTUS
Business................................
Management..............................
Principal Stockholders..................

Certain Transactions....................  NETWORK 1 FINANCIAL SECURITIES, INC.

Description of Securities...............
Underwriting............................
Concurrent Registration of
 Securities.............................
Legal Matters...........................
Experts.................................
Additional Information..................            __________
Financial Statements....................


Until _______, 1997 (25 days after the
date of this Prospectus), all dealers
effecting transactions in the Company's
securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus with respect to their unsold allotments or subscriptions.

             [Alternate Page for Selling Securityholders' Prospectus]

                  SUBJECT TO COMPLETION, DATED , 1997

PROSPECTUS

                                   AZUREL LTD.
               1,478,747 Shares of Common Stock, $.001 par value
                555,500 Redeemable Common Stock Purchase Warrants


         This prospectus relates to 1,478,747 shares (the "Selling Securityholders' Shares") of Common Stock, $.001 par value per share (the "Common Stock") of Azurel Ltd. (the "Company"), which are being offered for sale by certain selling securityholders (the "Selling Shareholders"). This prospectus also relates to 555,500 Redeemable Warrants (the "Selling Securityholders' Warrants") and the 555,500 shares of Common Stock issuable upon exercise thereof (the "Selling Securityholders' Warrant Shares") which are being offered for sale by certain Selling Warrantholders (the "Selling Warrantholders"); the Selling Shareholders and Selling Warrantholders are referred to collectively as the "Selling Securityholders." (The Selling Shareholders' Shares and Selling Warrantholders Warrants are collectively referred to as the Securityholders' Securities).

          Each Redeemable Warrant expires on _______, 2002, five years after the date of this Prospectus (the "Expiration Date") and entitles the holder thereof, commencing one year from the date of this Prospectus, to purchase one share of Common Stock at an exercise price of $______ [120% of initial public offering price of Common Stock] (the "Exercise Price"), subject to adjustment in certain events. The Redeemable Warrants are redeemable by the Company, at a price of $.10 per Redeemable Warrant, at any time commencing one year after the date of this Prospectus and prior to the Expiration Date, on 30 days prior written notice to the Selling Warrantholders, provided that the closing bid price per share of the Common Stock if traded on the National Association of Securities Dealers Automated Quotation System SmallCap Market ("NASDAQ"), or the last sales price per share if listed on a national exchange, exceeds 150% of the Exercise Price for a period not less than 20 trading days in any 30 day trading period ending not more than 15 days prior to the date of any redemption notice. The Redeemable Warrants shall be exercisable until the close of the business day preceding the date fixed for redemption. See "Underwriting" and "Description of Securities Redeemable Warrants."

          The Selling Shareholders may not sell or otherwise dispose of any of the Selling Securityholders' Shares for a period of twenty-four (24) months after the Effective Date without the prior written consent of the Underwriter. as defined herein. The Selling Warrantholders may not sell or otherwise dispose of any of the Selling Securityholders' Warrants for a period of between three
(3) months and twenty-four (24) months after the Effective Date without the prior written consent of the Underwriter. See "Selling Securityholders and Plan of Distribution."

         The Company will not receive any of the proceeds from the sales of the Selling Securityholders' Securities by the Selling Securityholders although it will receive the exercise price of the Selling Securityholders' Warrants, if exercised. The Company is paying the expenses incurred in connection with the registration for sale of the Selling Securityholders' Securities. The Selling Securityholders' Securities may be offered from time to time by the Selling Securityholders, their pledgee and/or their donees (who will be identified in a prospectus supplement as appropriate), through ordinary brokerage transactions in the over-the-counter market, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices. No underwriting arrangements have been entered into by the Selling Securityholders. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholders, their pledgees and/or their pledgees and/or their donees, in connection with sales of the Selling Securityholders' Securities.

          THESE SECURITIES ARE SPECULATIVE SECURITIES INVOLVING A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT IN THE COMPANY. PURCHASERS SHOULD CAREFULLY CONSIDER THE MATTERS DISCUSSED UNDER "RISK FACTORS" AND "DILUTION" COMMENCING ON PAGES 15 AND 27, RESPECTIVELY, OF THIS PROSPECTUS.

         The Selling Securityholders, their pledges and/or their donees, may be deemed to be "Underwriters" as defined in the Securities Act of 1933, as amended (the "Securities Act"). If any broker-dealers are used by the Selling Securityholders, their pledgees and/or their donees, any commissions paid to broker-dealers and, if broker-dealers purchase any Selling Securityholders' Securities as principals, any profits received by such broker-dealers on the resale of the Selling Securityholders' Securities may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any profits realized by the Selling Securityholders, their pledgees and/or their donees, may be deemed to be underwriting commissions. All costs, expenses and fees in connection with the registration of the Selling Securityholders' Securities will be borne by the Company except for any commission paid to broker-dealers or other selling expenses.






         On the date of this Prospectus, a registration statement under the Securities Act with respect to a public offering underwritten by Network 1 Financial Securities, Inc. (the "Underwriter") of 1,000,000 shares of Common Stock and 1,000,000 Redeemable Warrants (without giving effect to the Underwriter's over-allotment option to purchase an additional 150,000 shares of Common Stock and/or 150,000 Redeemable Warrants (the "Over-Allotment Option") was declared effective by the Securities and Exchange Commission. In connection with the Offering of the Common Stock and Redeemable Warrants, the Company granted the Underwriter warrants to purchase 100,000 shares of Common Stock and/or 100,000 Redeemable Warrants (the "Underwriter's Warrant"). Prior to this Offering, no public market for the Securities has existed, and no assurance can be given that any market for such Securities will develop on completion off the Offering or, if developed, be sustained.


                           --------------------------




         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION ORANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSIONOR ANY STATE SECURITIES COMMISSION PASSED
UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

             The Date of this Prospectus is ________________, 1997

            [Alternate Page for Selling Securityholders' Prospectus]

                                  THE OFFERING


Securities Offered (1)              1,478,747 shares of Common Stock and 555,500
                                    Redeemable Warrants


Common Stock Outstanding Before     3,878,747
the Offering(2)


Common Stock Outstanding After the  5,058,747
Offering(2)(3)


Redeemable Warrants Outstanding     1,555,500
After the Offering(4)

Terms of the Redeemable Warrants    Each Redeemable Warrant is exercisable from
                                    one year after the date of this Prospectus to five years after the date of this Prospectus and entitles the holder thereof to purchase one share of Common Stock at an exercise price of $___, [120% of the initial public offering price per share of Common
                                    Stock] subject to adjustment in certain
                                    circumstances (the "Exercise Price"). The
                                    Redeemable Warrants are redeemable by the Company, in whole or in part, at any time commencing one year after the date of this Prospectus, at aprice of $.10 per Redeemable
                                    Warrant, provided that the closing bid price of the Common Stock on NASDAQ exceeds 150% of the Exercise Price for a period not less than 20 trading days in any 30 trading day period ending not more than 15 days prior to the day on which the Company gives notice of redemption. See "Description of
                                    Securities-Redeemable Warrants."

Use of Proceeds                     The Company intends to use the proceeds
                                    received from the exercise of the Redeemable
                                    Warrants, if any, for working capital.

Risk Factors                       The Securities involve a high degree of risk
                                   and immediate substantial dilution and should not be purchased by investors who cannot afford to lose their entire investment.
                                   Prospective investors should consider
                                   carefully the factors set forth under
                                   "Risk Factors" and "Dilution."

Proposed NASDAQ                    Common Stock - AZUR
Symbols (5)                        Redeemable Warrants - AZURW




(1) Does not include (i) 1,000,000 shares of Common Stock, and (ii) 1,000,000 shares of Common stock issuable upon exercise of Redeemable Warrants offered by the Company.

(2) Does not include (i) up to 750,000 shares of Common Stock reserved for issuance pursuant to stock options which may be granted pursuant to the Company's 1997 Stock Option Plan, (ii) 270,000 shares of Common Stock reserved for issuance pursuant to options and warrants issued in connection with financing and consulting agreements or (iii) 555,500 shares of Common Stock reserved for issuance pursuant to Redeemable Warrants being offered hereby. See "Management - Stock Option Plan" and "Certain Transactions."

(3) Does not include (i) up to an additional 150,000 shares of Common Stock and 150,000 Redeemable Warrants issuable upon exercise of the Underwriter's Over-Allotment Option; (ii) 150,000 shares of Common Stock issuable upon exercise of the Redeemable Warrants included in the Underwriter's Over-Allotment Option; (iii) 1,000,000 shares of Common Stock reserved for issuance upon the exercise of the Redeemable Warrants offered by the Company; (iv) up to 100,000 shares of Common Stock issuable upon exercise of the Underwriter's Warrants or (v) up to 100,000 shares of Common Stock issuable upon exercise of the Redeemable Warrants included in the Underwriter's Warrants. Includes (i) 1,000,000 shares of Common Stock offered by the Company and (ii) 180,000 shares of Common Stock issuable upon the closing of the Company's offering in connection with the acquisition of the companies comprising the Private Label Group. See "Description of Securities," "Underwriting," and "Certain Transactions."

(4) Does not include (i) 150,000 Redeemable Warrants issuable upon exercise of the Underwriter's Over-Allotment Option or (ii) 100,000 Redeemable Warrants issuable upon exercise of the Underwriter's Warrants. Includes 1,000,000 Redeemable Warrants offered by the Company. See "Underwriting."

(5) The proposed trading symbols do not imply that an active trading market will develop for the Common Stock or Redeemable Warrants upon the completion of this Offering or be sustained thereafter or that the Company's Securities will be approved for listing on NASDAQ or will continue to be listed, if approved. See "Risk Factors."

             [Alternate Page for Selling Securityholder Prospectus]


                SELLING SECURITYHOLDERS AND PLAN OF DISTRIBUTION

         The Company has issued an aggregate of 1,478,747 shares of Common Stock and 555,500 Redeemable Warrants to the Selling Securityholders that are being offered pursuant to this Prospectus. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources" and "Certain Transactions." The Selling Securityholders have advised the Company that sales of the shares of Common Stock and Redeemable Warrants may be effected form time-to-time by themselves, their pledgees and/or their donees, in transactions (which may include block transactions) in the over-the-counter market, in negotiated transactions, through the writing of options on the Common Stock and Redeemable Warrants, or a combination of such methods of sale or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, or at negotiated prices. The Selling Securityholders, their pledgees and/or their donees, may effect such transactions by selling Common Stock and Redeemable Warrants directly to purchasers or through broker-dealers that may act as agents or principals.
Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholder and/or the purchasers of shares of Common Stock for whom such broker-dealers may act as agents or to whom they sell as principals, or both.

         The Selling Securityholders, their pledgees and/or their donees, any broker-dealers that act in connection with the sale of the shares of Common Stock and Redeemable Warrants as principals may be deemed to be "Underwriters" within the meaning of Section 2(11) of the Securities Act and any commissions received by them and any profit on the resale of the shares of Common Stock and Redeemable Warrants as principals might be deemed to be underwriting discounts and commissions under the Securities Act. The Selling Securityholders' Securities being registered on behalf of the Selling Securityholders are restricted securities while held by the Selling Securityholders and the resale of such securities by the Selling Securityholders is subject to prospectus delivery and other requirements of the Act. The Selling Securityholders, their pledgees and/or their donees, may agree to indemnify any agent, dealer or broker-dealer who participates in transactions involving sale of the shares of Common Stock and Redeemable Warrants against certain liabilities, including liabilities arising under the Securities Act. The Company will not receive any proceeds from the sales of the Selling Securityholders' Shares by the Selling Securityholders except upon exercise of the Redeemable Warrants. Sales of the Selling Securityholders' Securities by the Selling Securityholders, or even the potential of such sales, would likely have an adverse effect on the market price of the Company's Securities.

         At the time a particular offer of the securities is made by or on behalf of the Selling Securityholders, to the extent required, a prospectus supplement will be distributed which will set forth the number of shares being offered and the terms of the Offering, including the name or names of any Underwriters, dealers or agents, the purchase price paid by any Underwriters for shares purchased from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public.

         Under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations thereto, any person engaged in distribution of Company securities offered by this prospectus may not simultaneously engage in market-making activities with respect to Company securities during the applicable "cooling off" period prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation, Rules 10b-6 and 10b-7, in connection with transactions in the shares, which provisions may limit the timing of purchases and sales of the Company's securities by the Selling Securityholders.


         The following table sets forth certain information with respect to persons for whom the Company is registering the Selling Securityholders' Shares for resale to the public. Beneficial ownership of the Selling Securityholders' Securities by such Selling Securityholders after the Offering will depend on the number of Selling Securityholders' Securities sold by each Selling Securityholder. The securities held by the Selling Securityholders are restricted securities while held by such Selling Securityholders and the resale of such securities by the Selling Securityholders is subject to prospectus delivery and other requirements of the Act. The Selling Securityholders' Securities offered by the Selling Securityholders are not being underwritten by the Underwriter.

             [Alternate Page for Selling Securityholders' Prospectus]


                                      Beneficial                                                       Beneficial
                                      Ownership                                                        Ownership
                                  Prior to Selling                                                    After Selling
                                  Securityholders'                        Amount                    Securityholders'
                                      Offering                      Being Registered                   Offering(1)
                           -------------------------------      -------------------------        ------------------------


                                             Redeemable                                                Redeemable
                                             Warrants                      Redeemable                  Warrants
Securityholder                   Shares    and/or options (2)  Shares      Warrants(1)      Shares   and/or options (2)  Percentage
--------------                   ------    --------------      ------      ---------        -------  ----------------    ----------
Margaret Amarante                     0           50,000            0        50,000              0             0             0
Vahik Babaian                    50,000                0       50,000             0              0             0             0
David Edward Blockstein          12,500                0       12,500             0              0             0             0
Bola Business Ltd.               25,000           50,000       25,000             0              0        50,000             *
Richard J. Brown                 12,500                0       12,500             0              0             0             0
Larry Bucsek                     25,000                0       25,000             0              0             0             0
Anthony Cirillo IRA               7,500                0        7,500             0              0             0             0
Anthony Cirillo                   5,000                0        5,000             0              0             0             0
David's Art, Inc.                25,000                0       25,000             0              0             0             0
John DeAngelis                        0           50,000            0        50,000              0             0             0
Drew Dellinger                   26,220                0       26,220             0              0             0             0
ETR & Associates, Inc.(3)        25,000          150,000       25,000             0              0       150,000             4%
Derek Ferguson                   25,000                0       25,000             0              0             0             0
Jeffrey P. & Jacalyn K. Flack    25,000                0       25,000             0              0             0             0
Mark Frankel                     25,000                0       25,000             0              0             0             0
Steven M. Frankel                25,000                0       25,000             0              0             0             0
Shelby Goldring                  10,358                0       10,358             0              0             0             0
Ronald I. Harris                 10,358                0       10,358             0              0             0             0
Angela James                          0           50,000            0        50,000              0             0             0
Fred Kassner                    250,000                0      250,000             0              0             0             0
William Kennedy                  62,500                0       62,500             0              0             0             0
Robert E. Lee(3)                      0           55,500            0        55,500              0             0             4%
Leona Financial Ventures, Inc.   25,000                0       25,000             0              0             0             0
Bruce Levenbrook                 10,358                0       10,358             0              0             0             0
Leventhal, Paget LLC             25,000                0       25,000             0              0             0             0
Ronald S. Mack IRA               10,321                0       10,321             0              0             0             0
Metco Investors LLC (3)         150,000           75,000      150,000        25,000              0        50,000             4%
Michalaur International (4)      18,750           50,000            0        50,000         18,750             0             *
Robert Molfetta                       0           25,000            0        25,000              0             0             0
Robert E. Murello                     0           50,000            0        50,000              0             0             0
Edward W. Pedersen (4)           15,625           50,000            0             0         15,625             0             *
Betty Presley                    26,216                0       26,216             0              0             0             0
Wayne Robbins                    26,220                0       26,220             0              0             0             0
Robert J. Roehrich               25,000                0       25,000             0              0             0             0
Alan J. Rubin                    25,000                0       25,000             0              0             0             0
David E. Ruggieri                50,000                0       50,000             0              0             0             0
John J. Scamardella                   0          100,000            0       100,000              0             0             0






Robert J. Stein                  12,500                  0     12,500             0              0             0             0
Tusany Investment &
Trade S.A. (4)                1,559,355             50,000    309,355        50,000      1,250,000             0          24.7%
Woodward Partners (3)            50,000                  0     50,000             0              0             0             4%
Wolfe Financial Group, Inc. DIP  73,750                  0     73,750             0              0             0             0
Louis D. Zachau                  13,091                  0     13,091             0              0             0             0

------------


 *   Less than 1%

(1) Assumes all of the Selling Securityholder Securities offered hereby are sold and no additional securities are acquired.

(2) Represent Redeemable Warrants acquired by the Selling Securityholder in exchange for warrants containing substantially idential terms pursuant to an exchange exempt from registration under Section 3(a)(9) of the Securities Act, or options granted to the Selling Securityholder.

(3) Mr. Robert E. Lee is the President of ETR & Associates, Inc. ("ETR"), the General Partner of Woodward Partners, LLC ("Woodward") and exercises investment power over the investments owned by Metco Investors, LLC ("Metco"). ETR, Woodward and Metco provide general management advisory services to the Company. The percentage ownership after the Selling Securityholders' Offering, includes securities owned by Mr. Lee, ETR, Woodward and Metco. See "Principal Stockholders" and "Certain Transactions."

(4) Such Selling Stockholder is one the founders of the Company. See "Certain Transactions."

[/FN]

             [Alternate Page for Selling Securityholder's Prospectus]


                                  LEGAL MATTERS

         The validity of the Securities offered hereby and certain other legal matters will be passed upon for the Company by Gersten, Savage, Kaplowitz, Fredericks & Curtin, LLP, New York, N.Y. Certain legal matters will be passed upon for the Underwriter by Snow Becker Krauss P.C., New York, N.Y. Gersten, Savage, Kaplowitz. Fredericks & Curtin, LLP has acted as counsel to th Underwriter in other transactions, and may so act in the future.


                                     EXPERTS

         The audited financial statements for the years ended December 31, 1994 and 1995 included in the Prospectus have been audited by Feldman Radin & Co., P.C., independent certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein, and are included in reliance upon such report and upon the authority of said firm as experts in accounting and auditing. The information for the interim periods ended June 30, 1995 and 1996 is unaudited but in the opinion of management, includes all adjustments considered necessary for the fair presentation of the results. All adjustments made in the interim financial statements are of a normal recurring nature. The unaudited results for the six months ended June 30, 1996 are not necessarily indicative of the results to be expected for the entire fiscal year.


                             ADDITIONAL INFORMATION

         The Company has filed with the Commission a Registration Statement on Form SB-2 in accordance with the provisions of the Securities Act, with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto. For further information, reference is made to the Registration Statement and to the exhibits filed therewith. Statements herein contained concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. The Registration Statement and the exhibits may be inspected without charge at the offices of the Commission and, upon payment to the Commission of prescribed fees and rates, copies of all or any part thereof may be obtained from the Commission's principal office at the Public Reference Section, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549.

         Except for material contracts or portions thereof accorded confidential treatment, all registration statements are available for public inspection (and copying at prescribed rates), during business hours, at the principal office of the Commission in Washington, D.C. Electronic registration statements filed through the Electronic Data Gathering, Analysis, and Retrieval system are publicly available through the Commission's Website (http://www.sec.gov).

No underwriter, dealer, salesman or
other person has been authorized to
give any information or to make any
representations other than those
contained in this Prospectus, and,
if given or made, such information or
representation must not be relied upon
as having been authorized by the
Company or the Underwriter. This                        AZUREL LTD.
Prospectus does not constitute an         1,478,747 Shares of Common Stock and
offer or solicitation to any person         555,500 Redeemable Common Stock
in any jurisdiction where such offer                Purchase Warrants
or solicitation would be unlawful.
Neither delivery of this Prospectus
nor any sale hereunder shall, under
any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

             TABLE OF CONTENTS
                                       Page
Prospectus Summary.....................
Risk Factors...........................
Dilution...............................
Capitalization.........................
Use of Proceeds........................
Dividend Policy........................
Summary of Financial
 Information...........................
Management's Discussion and
  Analysis of Financial
  Condition and Results
  of Operations........................                 PROSPECTUS
Business...............................
Management.............................
Principal Stockholders.................
Certain Transactions...................
Description of Securities..............
Underwriting...........................
Concurrent Registration of
 Securities............................
Legal Matters..........................
Experts................................           _____________ , 1997
Additional Information.................
Financial Statements...................

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law, among other things, and subject to certain conditions, authorizes the Company to indemnify its officers and directors against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such an officer or director. The Certificate of Incorporation and By-Laws of the Company provide for indemnification of its officers and directors to the full extent authorized by law.

         Reference is made to the Underwriting Agreement, the proposed form of which is filed as Exhibit 1.1, pursuant to which the Underwriter agrees to indemnify the directors and certain officers of the Registrant and certain other persons against certain civil liabilities.

         Under Delaware law, directors of the Company are not liable to the Company or its stockholders for monetary damages for breach of fiduciary duty, except for liability in connection with (i) a breach of duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) dividend payments or stock repurchased in violation of Delaware law or (iv) any transaction in which a director has derived an improper personal benefit.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


Item 25. Other Expenses of Issuance and Distribution

         The following is a statement of the expenses to be paid by the Company, after payment of commissions and expenses to the Underwriter, in connection with the issuance and distribution of the securities being registered:


SEC Registration Fee...................................................$7,500*
NASD Filing Fee.........................................................3,000*
NASDAQ Filing Fee......................................................10,000*
Printing and Engraving Expenses........................................50,000*
Legal Fees and Expenses (other than blue sky).........................120,000*
Accounting Fees and Expenses..........................................110,000*
Blue Sky Fees and Expenses.............................................35,000*
Transfer Agent and Registrar Fees and Expenses..........................4,500*
Miscellaneous..........................................................10,000*
         TOTAL.......................................................$350,000*
         *Estimated

Item 26. Recent Sales of Unregistered Securities

         During the past three years, the Company has issued securities to a limited number of persons, without registering the securities under the Securities Act. There were no underwriting discounts or commissions paid in connection with the issuance of any of said securities, except as noted.


         In reliance upon Section 4(2) of the Securities Act, which provides an exemption for a transaction not involving a public offering, in June and September 1995, the Company issued an aggregate of 2,175,000 shares of Common Stock to the twelve founders of the Company for $.001 per share: Gerard Semhon, Constantine Bezas, Joseph Truitt Bell, Van Christakos, Diane Papas, Tusany Investment & Trade, S.A., Edward Pedersen, Kenneth Lee, James G. Cooley, Michalaur International, Valerie A. Profitt and Leslie Bines.

         In 1995 and 1996, the Company issued an aggregate of 175,000 shares of Common Stock valued at $100,125 to the Consulting Group (25,000 shares to ETP, 50,000 shares to Woodward and 100,000 shares to Metco) in exchange for consulting services. The issuances were made in reliance upon Section 4(2) of the Securities Act, which provides an exemption for a transaction not involving a public offering.





         In July 1995, the Company granted ETR an option to purchase 150,000 shares of Common stock at $1.00 per share, which expires in July 2000, as additional consideration for a loan in the original principal amount of $28,750, which was subsequently repaid. The grant was made in reliance upon
Section 4(2) of the Securities Act, which provides an exemption for a transaction not involving a public offering.

         In September 1995, the Company issued Bola 25,000 shares of Common Stock, valued at $25, and granted Bola the option to purchase 50,000 shares of Common Stock at $1.00 per share, which expires in September 2002, as additional consideration for a loan. The issuance and grant were made in reliance upon
Section 4(2) of the Securities Act, which provides an exemption for a transaction not involving a public offering.

         In December 1995, the Company completed a $250,000 private placement of 10 units in reliance upon Rule 506 of Regulation D of the Securities Act, which provides a safe harbor under the Section 4(2) exemption for a transaction not involving a public offering. Each unit consisted of (i) the Company's 18 month 12% promissory note in the original principal amount of $50,000, and (ii) 25,000 shares of Common Stock. The Company received $210,000 of net proceeds after deducting expenses of $7,500 and commissions of $32,500 to the Underwriter for acting as placement agent. In connection with this private placement, the Company issued the securities described in the following table to 11 unaffiliated investors, each an "accredited investor" within the meaning of Regulation D of the Securities Act:



                                Dollar Amount of              Number of
Name                            Note Purchased                Shares Issued

Drew Dellinger                     $25,000                      12,500
Wayne Robbins                      $25,000                      12,500
Betty Presley                      $25,000                      12,500
William Kennedy                    $25,000                      12,500



                                      II-2




Louis D. Zachau                    $12,500                       6,250
Larry Bucsek                       $50,000                      25,000
Ronald I. Harris                   $10,000                       5,000
Shelby Goldring                    $10,000                       5,000
Bruce Levenbrook                   $10,000                       5,000
Wolf Financial Group Inc., DIP     $47,500                      23,750
Ronald S. Mack - IRA               $10,000                       5,000

         In February 1996, the Company completed a $250,000 private placement of 5 units in reliance upon Rule 506 of Regulation D of the Securities Act, which provides a safe harbor under the Section 4(2) exemption for a transaction not involving a public offering. Each unit consisted of (i) the Company's 18 month 12% promissory note in the original principal amount of $50,000, and (ii) 25,000 shares of Common Stock. The Company received $210,000 of net proceeds (after deducting expenses of $7,500 and commissions of $32,500 to the Underwriter for acting as the placement agent. In connection with this private placement, the Company issued the securities described in the following table to two affiliated and one unaffiliated investors, each an "accredited investor" within the meaning of Regulation D of the Securities Act:


                                           Dollar Amount     Number of
                                           of Note           Shares
Name                                       Purchased         Issued

Wolf Financial Group Inc., DIP              $100,000          50,000
Bola Business Ltd.                          $ 50,000          25,000
Tusany Investment & Trade, S.A.             $100,000          50,000

         In February 1996, the Company issued 10,000 shares of Common Stock in exchange for legal services rendered to the Company. The issuance was made in reliance upon Section 4(2) of the Securities Act, which provides an exemption for a transaction not involving a public offering.


         In March 1996, the Company issued Metco 25,000 shares of Common Stock and an option to purchase 50,000 shares of Common Stock at $1.25 per share, which expires in January 1999, in consideration for a loan. In March 1996, the Company issued an additional 25,000 shares of Common Stock to Metco as a penalty for the Company's late payment of a portion of a loan. These issuances were made in reliance upon Section 4(2) of the Securities Act, which provides an exemption for a transaction not involving a public offering.

         In July 1996, the Company completed a private placement of 978,747 shares of Common Stock at $2.00 per share in reliance upon Rule 506 of Regulation D of the Securities Act, which provides a safe harbor under the
Section 4(2) exemption for a transaction not involving a public offering.
The Company received $1,314,950 of net proceeds after deducting expenses of $11,050 and commissions of $174,000 to the Underwriter for acting as placement agent. As part of this private placement, certain noteholders of the Company converted $457,494 principal amount and interest into 278,747 shares of Common Stock. Of the aggregate debt converted, Tusany converted principal and interest due under a $50,000 promissory note issued in the February 1996 private placement into 52,383 shares of Common Stock and principal and interest due under a $200,000 promissory note issued in October 1995 into 106,972 shares of Common Stock. In connection with this private placement, the Company issued the securities described in the following table to 24 unaffiliated and one affiliated investor, each an "accredited investor" within the meaning of Regulation D of the Securities Act:

                                                            Number
                                                            of Shares
Name                                      Purchase Price    of Common Stock

Alan J. Rubin                               $50,000           25,000
Vahik Babaian                              $100,000           50,000
William M. Kennedy                         $100,000           50,000
David's Art, Inc. d/b/a Art Connection      $50,000           25,000
Derek C. Ferguson                           $50,000           25,000
Mark Frankel                                $50,000           25,000
Steven M. Frankel                           $50,000           25,000
Levanthal, Paget LLC                        $50,000           25,000
Fred Kassner                               $500,000          250,000
David E. Ruggieri                          $100,000           50,000
Jeffrey P. & Jacalyn K. Flack               $50,000           25,000
David Edward Blockstein                     $25,000           12,500
Robert J. Roehrich                          $50,000           25,000
Richard J. Brown                            $25,000           12,500
Robert J. Stein                             $25,000           12,500
Anthony and Maya Cirillo                    $25,000           12,500
Tusany Investment & Trade, S.A.            $518,710          259,355
Drew Dellinger                              $27,440           13,720
Wayne Robbins                               $27,440           13,720
Betty Presley                               $27,432           13,716
Louis Zachau                                $13,682            6,841
Ronald Harris                               $10,716            5,358
Shelby Goldring                             $10,716            5,358
Bruce Levenbrook                            $10,716            5,358
Ronald Mack-IRA                             $10,642            5,321

         In August 1996 the Company issued to V.A.N. Marketing Ltd. ("VAN") 5,000 shares of Common Stock, valued for accounting purposes at $21,250, and granted options to purchase 20,000 shares of the Company's Common Stock at $4.80 per share, expiring in July 1999 for services rendered under a brokerage and consulting agreement. The issuance was made in reliance upon Section 4(2) of the Securities Act, which provides an exemption for a transaction not involving a public offering.

         In October 1996, the Company issued 210,000 shares of Common Stock to Liam Development Ltd. upon conversion of a promissory note into shares of the
Company's Common Stock at $1.00 per share.   The issuance was made in reliance
upon Section 4(2) of the Securities Act, which provides an exemption for a transaction not involving a public offering.

         In October 1996, the Company completed a $300,000 private placement of 12 units in reliance upon Rule 506 of Regulation D of the Securities Act, which provides a safe harbor under the Section 4(2) exemption for a transaction not involving a public offering. Each unit consisted of (i) the Company's 12 month 10% promissory note in the original principal amount of $25,000, and (ii) a warrant to purchase up to 25,000 shares of Common Stock. The Company received net proceeds of $270,000 after deducting commissions of $30,000 to the Underwriter for acting as placement agent. In connection with this private placement, the Company issued the securities described in the following table to three affiliated and four unaffiliated investors, each an "accredited investor" within the meaning of Regulation D of the Securities
Act:

                                Dollar Amount        Number of
Name                            of Note Purchased    Warrants Issued

Michalaur International             $50,000            50,000
Robert E. Murello                   $50,000            50,000
Margaret Amarante                   $50,000            50,000
Angela James                        $50,000            50,000
Metco Investors LLC                 $25,000            25,000
Robert Molfetta                     $25,000            25,000
Tusany Investment & Trade,
 S.A.                               $50,000            50,000

         In November 1996, the Company issued Mr. Robert E. Lee warrants to purchase 55,500 shares of Common Stock at $4.80 per share, which expire in December 2000, as consideration for the extension of the maturity date of a loan made by Mr. Lee to the Company. The issuances made in reliance upon Section 4(2) of the Securities Act, which provides an exemption for a transaction not involving a public offering.

         In January 1997, the Company completed a $200,000 private placement of 8 units in reliance upon Rule 506 of Regulation D of the Securities Act, which provides a safe harbor under the Section 4(2) exemption for a transaction not involving a public offering. Each unit consisted of (i) the Company's 12 month 10% promissory note in the original principal amount of $25,000, and (ii) a warrant to purchase up to 25,000 shares of Common Stock. The Company received net proceeds of $180,000 after deducting commissions of $20,000 to the Underwriter for acting as placement agent. In connection with this private placement, the Company issued the securities described in the following table to one affiliated and two unaffiliated investors, each an "accredited investor" within the meaning of Regulation D of the Securities Act:


                                  Dollar Amount               Number of
     Name                       of Note Purchased           Warrants Issued

John DeAngelis                        $50,000                   50,000
Edward Pedersen                       $50,000                   50,000
John J. Scamardella                  $100,000                  100,000





Item 27.          List of Exhibits

Exhibit Number    Description of Exhibit

    1.1**         Form of Underwriting Agreement

    1.2**         Form of Financial Advisory and Investment Banking Agreement.

    3.1*          Certificate of Incorporation of the Registrant.

    3.2*          By-Laws of the Registrant.

    4.1**         Specimen Common Stock Certificate.

    4.2**         Specimen Redeemable Common Stock Purchase Warrant Certificate.

    4.3**         Form of Public Warrant Agreement.

    4.4** Form of Warrant Agreement between the Registrant and Network 1, including Form of Underwriter's Warrant Certificate.

    5.1**         Opinion of Gersten, Savage, Kaplowitz, Fredericks &
                  Curtin, LLP.

   10.1* Employment Agreement between the Registrant and Gerard Semhon dated October 28, 1996.

   10.2*          Employment Agreement between the Registrant and Michael J.
                  Assante dated August 22, 1996.

   10.3*** Lease for 509 Madison Avenue, New York, New York 10022 dated April 29, 1996.

   10.4*** Lease for 20-10 Maple Avenue, Fair Lawn, New Jersey dated April 11, 1991.

   10.5* License Agreement between the Registrant and Europe Craft Imports, Inc. dated May 15, 1996.

   10.6* Stock Purchase and Sale Agreement dated July 17, 1996 by and among Michael J. Assante, Azurel Ltd., Private Label Cosmetics, Inc., P.L.C. Specialties, Inc., International Cosmetic Group, Inc. and Fashion Laboratories, Inc.

   10.7* Agreement by and between Scent Overnight, Inc. and Scent 123, Inc. dated September 9, 1996.

   10.8**         Registrant's 1997 Stock Option Plan.

   10.9 Registrant's Promissory Note dated August 22, 1996 in the principal amount of $1,675,000 issued to Michael J. Assante.

   10.10          Registrants' Promissory Note dated  August  22,
                  1996 in the principal amount of $83,750 issued to Louis DiVita.

   10.11 Consulting Services Agreement dated August 12, 1993 between Louis DiVita and Private Label Cosmetics, Inc. PLC Specialties, Inc., Fashion Laboratories, Inc., Contemporary Cosmetic Group, Inc., International Cosmetic Group, Inc., D.A. Advertising Group International, Inc. and Intra-Africa Corporation.

   10.12          Security Agreement dated February 16, 1996 between
                  Finova Capital Corporation and the Private Label Group and Guaranty by Michael J. Assante and Denise Assante.

   21.1**         Subsidiaries of the Registrant.

   23.1           Consent of Independent Certified Public Accountants for the
                  Registrant.

   23.2** Consent of Gersten, Savage, Kaplowitz & Curtin, LLP counsel for Registrant (included in Exhibit 5.1).

   24.1*          Power of Attorney (Included with signature page).

   27.0           Financial Data Schedule

*    Previously filed.
**   To be filed by amendment.
***  Exempt from filing because Registrant received a harship exemption.


Item 28.          Undertakings

(a) The undersigned Registrant hereby undertakes:


   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

   (i) To include any prospectus required by Section 10(a) of the Securities Act of 1933;

   (ii) To reflect in the prospectus any facts or events which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

   (iii) To include any additional or changed material information with respect to the plan of distribution;

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) The undersigned Registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to any charter provision, by-law, contract, arrangements, statute or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(f) For purposes of determining any liability under the Securities Act, the Registered will treat the information omitted from the from of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h), under the Securities Act as part of this registration statement as of the time the Commission declared it effective.


For purposes of determining any liability under the Securities Act, the Registrant will treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and treat that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

         In accordance with the requirements to the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this amendment to the Registration Statement to be signed on its behalf by the undersigned, in the City of New York, State of New York on January 26, 1997.

                                       AZUREL LTD.


                                       By:/s/ Gerard Semhon
                                          Gerard Semhon, Chief Executive
                                          Officer and Chairman of the Board
                                          (Principal Executive Officer,
                                          Principal Financial and Accounting
                                          Officer)




         In accordance with the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                       Title                          Date


/s/ Gerard Semhon        Chief Executive Officer and            January 26, 1997
Gerard Semhon            Chairman of the Board (Principal
                         Executive Officer, Principal
                         Financial and Accounting Officer)

/s/ Constantine Bezas    President and Director                 January 26, 1997
Constantine Bezas

/s/ Joseph Truitt Bell   Executive Vice President and Director  January 26, 1997
Joseph Truitt Bell

/s/ Van Christakos       Secretary, Treasurer and Director      January 26, 1997
Van Christakos